UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. 1)

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

WPCS INTERNATIONAL INCORPORATED

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☐	No fee required
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:
Not applicable.
(2)	Aggregate number of securities to which transaction applies:
Not applicable.
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
Not applicable.
(4)	Proposed maximum aggregate value of transaction:
$1,400,000
(5)	Total fee paid:
$280
☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

WPCS INTERNATIONAL INCORPORATED

600 Eagleview Boulevard, Suite 300

Exton, Pennsylvania 19341

Telephone: (484) 359-7228

March 7, 2014

Dear Fellow Stockholders:

A special meeting (“Special Meeting”) of the stockholders of WPCS International Incorporated (the “Company”) will be held at 10:00 a.m., local time, on [*], 2014, at the offices of Sichenzia Ross Friedman Ference LLP at 61 Broadway, 32nd Floor, New York, New York 10006.

At the Special Meeting, you will be asked to consider and vote upon the following proposals:

1.	To authorize the sale (the “Stock Sale”) by the Company of all the issued and outstanding capital stock of The Pride Group (QLD) Pty Ltd (“Pride Group”), pursuant to the Securities Purchase Agreement by and between WPCS Australia Pty Ltd (“WPCS Australia”) and Turquino Equity LLC (the “Buyer” or “Turquino”), dated September 19, 2013 (the “Securities Purchase Agreement”), as more fully described in the enclosed proxy statement (the “Stock Sale Proposal”);

2.	To approve an amendment to the Certificate of Incorporation of the Company to increase the Company’s authorized shares of common stock from 14,285,714 to 75,000,000;

3.	To approve the potential issuance of more than 20% of the Company’s issued and outstanding common stock at a price that is less than the greater of book or market value in accordance with a securities purchase agreement between the Company and the investors named therein, dated December 17, 2013 (the “Private Placement”);

4.	To approve the WPCS International Incorporated 2014 Equity Incentive Plan, which has 3,500,000 shares of the Company’s common stock reserved for issuance thereunder; and

5.	To transact such other business as may properly come before the meeting and any postponements or adjournments thereof.

After careful consideration, our board of directors determined that the Stock Sale and the terms and conditions of the Securities Purchase Agreement are advisable to, and in the best interests of, the Company and its stockholders. Our board of directors recommends that you vote “FOR” the authorization of the Stock Sale Proposal. The enclosed Notice of Special Meeting and proxy statement explain the Stock Sale and provide specific information concerning the Special Meeting. Please read these materials (including the annexes) carefully.

Your vote is very important, regardless of the number of shares you own. The Stock Sale must be approved by the holders of a majority of the outstanding shares of the Company’s common stock present and voting at the Special Meeting. Only stockholders who owned shares of the Company’s common stock at the close of business on March 5, 2014, the record date for the Special Meeting, will be entitled to vote at the Special Meeting. To vote your shares, you may return your proxy card or attend the Special Meeting and vote in person. Even if you plan to attend the Special Meeting, we urge you to promptly submit a proxy for your shares by completing, signing, dating and returning the enclosed proxy card.

Please note that attendance at the Special Meeting will be limited to stockholders of record at the close of business on March 5, 2014, and to guests of the Company.

If your shares are registered in your name and you plan to attend the Special Meeting, please bring the enclosed ballot with you to the meeting.

If your shares are held by a broker, bank or other nominee and you plan to attend the meeting, please contact the person responsible for your account regarding your intention to attend the meeting so they will know how you intend to vote your shares at that time. Stockholders who do not expect to attend the special meeting in person may submit their ballot to the Management of the Company at One East Uwchlan Avenue, Suite 300, Exton, Pennsylvania 19341.

On behalf of your board of directors, thank you for your continued support.

/s/ Sebastian Giordano
Sebastian Giordano
Interim Chief Executive Officer

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WPCS INTERNATIONAL INCORPORATED

600 Eagleview Boulevard, Suite 300

Exton, Pennsylvania 19341

Telephone:  (484) 359-7228

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To the Stockholders of WPCS International Incorporated:

A special meeting (“Special Meeting”) of Stockholders of WPCS International Incorporated, a Delaware corporation (the “Company”), will be held at 10:00 a.m., local time, on [*], 2014, at the offices of Sichenzia Ross Friedman Ference LLP at 61 Broadway, 32nd Floor, New York, New York 10006, to consider and act upon the following matters:

1.	To authorize the sale (the “Stock Sale”) by the Company of all the issued and outstanding capital stock of The Pride Group (QLD) Pty Ltd (“Pride Group”), pursuant to the Securities Purchase Agreement by and between WPCS Australia Pty Ltd (“WPCS Australia”) and Turquino Equity LLC (the “Buyer” or “Turquino”), dated September 19, 2013 (the “Securities Purchase Agreement”), as more fully described in the enclosed proxy statement (the “Stock Sale Proposal”);

2.	To approve an amendment to the Certificate of Incorporation of the Company to increase the Company’s authorized shares of common stock from 14,285,714 to 75,000,000;

3.	To approve the potential issuance of more than 20% of the Company’s issued and outstanding common stock at a price that is less than the greater of book or market value in accordance with a securities purchase agreement between the Company and the investors named therein, dated December 17, 2013 (the “Private Placement”);

4.	To approve the WPCS International Incorporated 2014 Equity Incentive Plan, which has 3,500,000 shares of the Company’s common stock reserved for issuance thereunder; and

5.	To transact such other business as may properly come before the meeting and any postponements or adjournments thereof.

Only stockholders of record at the close of business on March 5, 2014, will be entitled to attend and vote at the meeting. A list of all stockholders entitled to vote at the Special Meeting, arranged in alphabetical order and showing the address of and number of shares held by each stockholder, will be available at the principal office of the Company during usual business hours, for examination by any stockholder for any purpose germane to the Special Meeting for 10 days prior to the date thereof.  The proxy materials will be furnished to stockholders on or about [*], 2014.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be held on [*], 2014:

The Proxy Statement is available at: ______________.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Sebastian Giordano
Sebastian Giordano
Interim Chief Executive Officer
[*], 2014

You are cordially invited to attend the Special Meeting in person.  Whether or not you expect to attend the Special Meeting, please complete, date, sign and return the enclosed proxy as instructed in these materials, as promptly as possible in order to ensure your representation at the Special Meeting.  A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience.  Even if you have voted by proxy, you may still vote in person if you attend the Special Meeting.  Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Special Meeting, you must obtain a proxy issued in your name from that record holder.

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Page

INTRODUCTION	5
SUMMARY TERM SHEET	6
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING	8
QUESTIONS AND ANSWERS ABOUT PROPOSAL NO 1: APPROVAL OF THE STOCK SALE	12
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	13
RISK FACTORS	14
PROPOSAL NO 1: APPROVAL OF THE STOCK SALE	16
General Description of the Stock Sale	16
Parties to the Stock Sale	16
Background of the Stock Sale	16
Reasons for the Stock Sale	17
Recommendation of Our Board of Directors	18
Activities of WPCS Following the Stock Sale	18
Use of Proceeds	22
U.S. Federal Income Tax Consequences of the Stock Sale	22
Accounting Treatment of the Stock Sale	22
Government Approvals	22
Appraisal Rights	22
Interests of Certain Persons in the Stock Sale	22
The Securities Purchase Agreement	23
Consummation of the Stock Sale	25
PROPOSAL NO 2: APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION TO INCREASE OUR AUTHORIZED SHARES OF COMMON STOCK FROM 14, 285,714 TO 75,000,000	26
Outstanding Shares and Purpose of the Proposal	26
Effects of the Increase in Authorized Common Stock	26
Possible Anti-Takeover Effects of Increase in Authorized Common Stock	26
PROPOSAL NO 3: APPROVAL OF POTENTIAL ISSUANCE OF MORE THAN 20% OF THE COMPANY’S ISSUED AND OUTSTANDING COMMON STOCK AT A PRICE THAT IS LESS THAN THE GREATER OF BOOK OR MARKET VALUE IN ACCORDANCE WITH A SECURITIES PURCHASE AGREEMENT BETWEEN THE COMPANY AND THE INVESTORS NAMED THEREIN, DATED DECEMBER 17, 2013	28
Terms of the Transaction	28
Why the Company Needs Shareholder Approval	28
Effect of Proposal on Current Shareholders	29
PROPOSAL NO 4: APPROVAL OF THE WPCS INTERNATIONAL INCORPORATED 2014 EQUITY INCENTIVE PLAN	30
Federal Income Tax Consequences	30
New Plan Benefits	31
Required Vote	31
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	32
STOCKHOLDER PROPOSALS AND NOMINATIONS	33
TRANSACTION OF OTHER BUSINESS	33
HOUSEHOLDING OF PROXY STATEMENT	33
WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE	34

ANNEX A — SECURITIES PURCHASE AGREEMENT

ANNEX B — WPCS INTERNATIONAL INCORPORATED UNAUDITED PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS FOR THE FISCAL YEAR ENDED APRIL 30, 2013 AND THE SIX MONTHS ENDED OCTOBER 31, 2013

ANNEX C — FORM OF CERTIFICATE OF AMENDMENT

ANNEX D — 2014 EQUITY INCENTIVE PLAN

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WPCS INTERNATIONAL INCORPORATED

600 Eagleview Boulevard, Suite 300

Exton, Pennsylvania 19341

Telephone:  (484) 359-7228

PROXY STATEMENT

SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON [*], [*], 2014

INTRODUCTION

This proxy statement is being furnished in connection with the solicitation of proxies by the board of directors of WPCS International Incorporated (hereinafter “we,” “us,” “our,” the “Company” or “WPCS”) for use at a Special Meeting of Stockholders to be held at 10:00 a.m., local time, on [*], 2014, at the offices of Sichenzia Ross Friedman Ference LLP at 61 Broadway, 32nd Floor, New York, New York 10006, and any postponements or adjournments thereof. This proxy statement was first made available to stockholders on or about [*], 2014.

At the Special Meeting, our stockholders will consider and act upon the following matters:

1.	To authorize the sale (the “Stock Sale”) by the Company of all the issued and outstanding capital stock of The Pride Group (QLD) Pty Ltd (“Pride Group”), pursuant to the Securities Purchase Agreement by and between WPCS Australia Pty Ltd (“WPCS Australia”) and Turquino Equity LLC (the “Buyer” or “Turquino”), dated September 19, 2013 (the “Securities Purchase Agreement”), as more fully described in the enclosed proxy statement (the “Stock Sale Proposal”);

2.	To approve an amendment to the Certificate of Incorporation of the Company to increase the Company’s authorized shares of common stock from 14,285,714 to 75,000,000;

3.	To approve the potential issuance of more than 20% of the Company’s issued and outstanding common stock at a price that is less than the greater of book or market value in accordance with a securities purchase agreement between the Company and the investors named therein, dated December 17, 2013 (the “Private Placement”);

4.	To approve the WPCS International Incorporated 2014 Equity Incentive Plan, which has 3,500,000 shares of the Company’s common stock reserved for issuance thereunder; and

5.	To transact such other business as may properly come before the meeting and any postponements or adjournments thereof.

Only stockholders of record as of March 5, 2014 (the “Record Date”) will be entitled to vote at the Special Meeting and any postponements or adjournments thereof. As of that date, [*] shares of our common stock, $0.001 par value, were outstanding and eligible to be voted. The holders of common stock are entitled to one vote per share on any proposal presented at the Special Meeting. Stockholders may vote in person or by proxy. Execution of a proxy will not in any way affect a stockholder’s right to attend the Special Meeting and vote in person. Any proxy may be revoked by a stockholder at any time before it is exercised by delivery of a written revocation or a later executed proxy to the Secretary of the Company or by attending the Special Meeting and voting in person.

The costs of preparing, assembling and mailing this proxy statement and the other material enclosed and all clerical and other expenses of solicitation will be paid by the Company. In addition to the solicitation of proxies by use of the mails, directors, officers and employees of the Company, without receiving additional compensation, may solicit proxies by personal interview, mail, e-mail, telephone, facsimile or other means of communication. The Company also will request brokerage houses and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of common stock held of record by such custodians and will reimburse such custodians for their expenses in forwarding soliciting materials.

These transactions have not been approved or disapproved by the SEC, and the SEC has not passed upon the fairness or merits of these transactions nor upon the accuracy or adequacy of the information contained in this proxy statement. Any representation to the contrary is unlawful.

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SUMMARY TERM SHEET

This summary highlights information included elsewhere in this proxy statement. This summary may not contain all of the information you should consider before voting on the Stock Sale Proposal presented in this proxy statement. You should read the entire proxy statement carefully, including the annexes attached hereto. For your convenience, we have included cross references to direct you to a more complete description of the topics described in this summary.

•	The Stock Sale . We have agreed to sell the Pride Group to Turquino, whose managing member is Andrew Hidalgo, our former Chairman and Chief Executive Officer, for $1.4 million (the “Purchase Price”), which Purchase Price is subject to adjustment based on the net tangible asset value (“NTAV”) of the Pride Group on the date of closing. In the event that the NTAV is less than AUD$1.4 million, we are required to pay Turquino an amount equal to the shortfall between the NTAV as of the closing date and AUD$1.4 million. At the closing, we will settle the Purchase Price with Turquino by applying the net after tax severance balance due Mr. Hidalgo under his separation agreement, dated July 24, 2013 by and between Andrew Hidalgo and the Company (the “Severance Agreement”), as partial payment towards the Purchase Price, and Turquino will pay cash for the difference between the Purchase Price and the net severance balance due. For additional information regarding the terms of the Securities Purchase Agreement, including additional detail regarding the terms of the prior settlement agreement, see “Proposal 1: The Stock Sale — The Securities Purchase Agreement” beginning on page 22.

•	Reasons for the Stock Sale. We believe the Stock Sale will enhance shareholder value as WPCS will sell an operation center that has been unprofitable, will eliminate the cash payment of our remaining accrued severance expense due to Mr. Hidalgo and allows WPCS to focus on its other operation centers and new line of business from its recently acquired BTX Trader LLC (“BTX Trader”). Our board of directors’ decision to enter into the Securities Purchase Agreement was based on a careful evaluation of (i) the Company’s strategic alternatives, including continuing to operate the Pride Group and seeking profitable growth opportunities related to that business, seeking buyers that might be willing to acquire the Pride Group, and evaluating capital transactions that would allow us to retain the Pride Group and reduce our operating costs; (ii) the board of directors’ determination that the Purchase Price offered by Turquino was a fair value for the Pride Group relative to other indications of value; (iii) the Company’s need for additional liquidity and financial flexibility; (iv) the future growth prospects of the Pride Group as part of the Company’s operations; and (v) the challenges and opportunities that would exist for the Company’s remaining operations following the Stock Sale, among other factors. See “Proposal No 1: The Stock Sale — Reasons for the Stock Sale” beginning on page 18.

•	Indemnification of Turquino. As set forth in the Securities Purchase Agreement, the Company has agreed to indemnify Turquino and certain of its related parties for any damages arising out of any inaccuracy of any of our representations or warranties in the Securities Purchase Agreement or any breach or non-fulfillment by us of any covenants, agreements or other obligations contained in the Securities Purchase Agreement. The representations, warranties, covenants and agreements made by WPCS Australia in the Seceurities Purchase Agreement, and WPCS Australia’s liability for any breach or inaccuracy thereof, expire twelve months following the closing date of the Stock Sale, except for representations and warranties regarding tax and securities law matters, which expire after the statute of limitations of such claims runs out. Our maximum aggregate liability under the Securities Purchase Agreement is limited to $100,000. See “Proposal No 1: The Stock Sale — The Securities Purchase Agreement — Indemnification of Turquino” beginning on page 22.

•	Use of Proceeds. The Company, and not the Company's stockholders, will receive all of the net proceeds from the Stock Sale. After payment of the Company’s payroll tax obligations related to the final settlement of Mr. Hidalgo’s separation agreement, the remaining net proceeds from the Stock Sale will be used primarily for working capital purposes. See “Proposal No 1: The Stock Sale — Use of Proceeds” beginning on page 21.

•	Conditions to the Stock Sale. Completion of the Stock Sale requires the approval of our stockholders as well as the satisfaction or waiver of customary conditions set forth in the Securities Purchase Agreement. See “Proposal No 1: The Stock Sale — The Securities Purchase Agreement — Conditions to the Stock Sale” beginning on page 23.

•	Termination of the Securities Purchase Agreement. The Securities Purchase Agreement may be terminated by us or Turquino in certain circumstances, in which case the Stock Sale will not be completed. See “Proposal No 1: The Stock Sale — The Securities Purchase Agreement — Termination of the Securities Purchase Agreement” beginning on page 24.

•	U.S. Federal Income Tax Consequences. Our U.S. stockholders will not realize any gain or loss for U.S. federal income tax purposes as a result of the Stock Sale. See “Proposal No 1: The Stock Sale — U.S. Federal Income Tax Consequences of the Stock Sale” beginning on page 21.

•	Appraisal Rights. Under the Delaware General Corporation Law, our stockholders are not entitled to appraisal rights in connection with the Stock Sale.

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•	Risk Factors. The Stock Sale involves a number of risks, including:

•	Following the sale of the Pride Group, we will need to restructure our business to enable us to successfully operate as a smaller company and to seek new sources of revenue and possible new strategic initiatives;

•	We have discretion in the use of the net proceeds from the Stock Sale and may not use them effectively;

•	The Purchase Price is subject to adjustment based on the NTAV of the Pride Group on the date of closing and we may be required to pay back a portion of the Purchase Price;

•	The announcement and pendency of the Stock Sale, whether or not consummated, may adversely affect our business;

•	We cannot be sure if or when the Stock Sale will be completed;

•	The Securities Purchase Agreement may expose us to contingent liabilities; and

•	Turquino is controlled by our former chief executive officer and director.

See “Risk Factors” beginning on page 15.

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QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why am I receiving these materials?

We have sent you these proxy materials because the Board of Directors of WPCS International Incorporated (sometimes referred to as the “Company,” “WPCS,” “we” or “us”) is soliciting your proxy to vote at a Special Meeting of Stockholders.  According to our records, you were a stockholder of the Company as of the end of business on March 5, 2014.

 You are invited to attend the Special Meeting to vote on the proposals described in this proxy statement.  However, you do not need to attend the meeting to vote your shares.  Instead, you may simply complete, sign and return the enclosed proxy card.

The Company intends to mail these proxy materials on or about [*], 2014 to all stockholders of record on March 5, 2014 (the “Record Date”) entitled to vote at the Special Meeting.

What is included in these materials?

These materials include:

•    this proxy statement for the Special Meeting; and

•   the Company’s annual report on Form 10-K for the fiscal year ended April 30, 2013, as filed with the SEC on July 29, 2013.

What is the proxy card?

The proxy card enables you to appoint Sebastian Giordano, our Iterm Chief Executive Officer, and Joseph Heater, our Chief Financial Officer, as your representative at the Special Meeting. By completing and returning a proxy card, you are authorizing these individuals to vote your shares at the Special Meeting in accordance with your instructions on the proxy card. This way, your shares will be voted whether or not you attend the Special Meeting.

When and where is the Special Meeting being held?

The Special Meeting will be held on [*], [*], 2014 commencing at 10:00 a.m., local time, at the offices of Sichenzia Ross Friedman Ference LLP at 61 Broadway, 32nd Floor, New York, New York 10006.

Can I view these proxy materials over the Internet?

Yes.  The Notice of Meeting, this Proxy Statement and accompanying proxy card and our Annual Report on Form 10-K for the year ended April 30, 2013 are available at  ______________________.

Who can vote at the Special Meeting?

Only stockholders of record at the close of business on March 5, 2014 will be entitled to vote at the Special Meeting.  On the Record Date, there were [*] shares of common stock outstanding and entitled to vote.

The Special Meeting will begin promptly at 10:00 a.m., local time.  Check-in will begin one-half hour prior to the meeting.  Please allow ample time for the check-in procedures.

Stockholder of Record: Shares Registered in Your Name

If on March 5, 2014 your shares were registered directly in your name with WPCS’s transfer agent, Interwest Transfer and Trust Company, then you are a stockholder of record.  As a stockholder of record, you may vote in person at the meeting or vote by proxy.  Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on March 5, 2014, your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, rather than in your name, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization.  The organization holding your account is considered to be the stockholder of record for purposes of voting at the Special Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account.  You are also invited to attend the Special Meeting.  However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

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What am I voting on?

The following matters are scheduled for a vote:

1.	To authorize the sale (the “Stock Sale”) by the Company of all the issued and outstanding capital stock of The Pride Group (QLD) Pty Ltd (“Pride Group”), pursuant to the Securities Purchase Agreement by and between WPCS Australia Pty Ltd (“WPCS Australia”) and Turquino Equity LLC (the “Buyer” or “Turquino”), dated September 19, 2013 (the “Securities Purchase Agreement”), as more fully described in the enclosed proxy statement (the “Stock Sale Proposal”);

2.	To approve an amendment to the Certificate of Incorporation of the Company to increase the Company’s authorized shares of common stock from 14,285,714 to 75,000,000;

3.	To approve the potential issuance of more than 20% of the Company’s issued and outstanding common stock at a price that is less than the greater of book or market value in accordance with a securities purchase agreement between the Company and the investors named therein, dated December 17, 2013 (the “Private Placement”);

4.	To approve the WPCS International Incorporated 2014 Equity Incentive Plan, which has 3,500,000 shares of the Company’s common stock reserved for issuance thereunder; and

5.	To act on such other matters as may properly come before the meeting or any adjournment there.

The Board of Directors is not currently aware of any other business that will be brought before the Special Meeting.

How do I vote?

For all matters to be voted on, you may vote “For” or “Against” or abstain from voting.  The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record as of the Record Date, you may vote in person at the Special Meeting or vote by proxy using the enclosed proxy card.  Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted.  You may still attend the meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the Special Meeting and we will give you a ballot when you arrive. You should be prepared to present photo identification for admittance. A list of stockholders eligible to vote at the Special Meeting will be available for inspection at the Special Meeting and for a period of ten days prior to the Special Meeting during regular business hours at our principal executive offices, which are located at 600 Eagleview Boulevard, Suite 300, Exton, Pennsylvania 19341.

•	To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your completed and signed proxy card to us before the Special Meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received voting instructions with these proxy materials from that organization rather than from us.   Simply complete and mail your voting instructions as directed by your broker or bank to ensure that your vote is counted.   Alternatively, you may be able to vote by telephone or over the Internet by following instructions provided by your broker or bank.  To vote in person at the Special Meeting, you must obtain a valid proxy from your broker, bank, or other agent.  Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of the Record Date.

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What is a quorum for purposes of conducting the Special Meeting?

The presence, in person or by proxy, of the holders of thirty-three and one-third percent (33.33%) of the issued and outstanding common stock, or [*] shares based on the number of shares of common stock that are currently issued and outstanding, entitled to vote at the meeting is necessary to constitute a quorum to transact business. If a quorum is not present or represented at the Special Meeting, the stockholders entitled to vote thereat, present in person or by proxy, may adjourn the Special Meeting from time to time without notice or other announcement until a quorum is present or represented.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “FOR” the approval of the Stock Sale Proposal, “FOR” approval of the increase in our authorized shares of common stock, “FOR” approval of the potential issuance of more than 20% of the Company’s issued and outstanding common stock at a price that is less than the greater of book or market value in accordance with a securities purchase agreement between the Company and the Investors named therein, dated December 17, 2013, “FOR” approval of the 2014 WPCS International Incorporated Equity Incentive Plan, and “FOR ” approval of any adjournment of the Special Meeting, if necessary or appropriate, to transact such other business as may properly come before the meeting and all adjournments and postponements thereof; and if any other matter is properly presented at the meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using his best judgment.

How does the Board of Directors recommend that I vote?

Our Board of Directors recommends that you vote your shares “FOR” the approval of the Stock Sale Proposal, “FOR” approval of the increase in our authorized shares of common stock, “FOR” approval of the potential issuance of more than 20% of the Company’s issued and outstanding common stock at a price that is less than the greater of book or market value in accordance with a securities purchase agreement between the Company and the Investors named therein, dated December 17, 2013, and “FOR” approval of the 2014 WPCS International Incorporated Equity Incentive Plan.  Unless you provide other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Company's Board of Directors as set forth in this Proxy Statement.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies.   In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication.   Directors and employees will not be paid any additional compensation for soliciting proxies but may be reimbursed for out-of-pocket expenses incurred in connection with the solicitation.  The Company has also engaged Innisfree M&A Incorporated to perform solicitation services in connection with the Annual Meeting, for a fee of $6,500, plus $5.00 per call with individual retail investors. The Company has agreed to indemnify Innisfree against certain liabilities arising out of or in connection with its engagement. We will also reimburse brokerage firms, banks and other agents for their reasonable out-of-pocket expenses incurred in forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts.   Please complete, sign and return each proxy card to ensure that all of your shares are voted.

I share the same address with another WPCS International Incorporated stockholder. Why has our household only received one set of proxy materials?

The SEC’s rules permit us to deliver a single set of proxy materials to one address shared by two or more of our stockholders. This practice, known as “householding,” is intended to reduce the Company’s printing and postage costs. We have delivered only one set of proxy materials to stockholders who hold their shares through a bank, broker or other holder of record and share a single address, unless we received contrary instructions from any stockholder at that address. However, any such street name holder residing at the same address who wishes to receive a separate copy of the proxy materials may make such a request by contacting the bank, broker or other holder of record, or Broadridge Financial Solutions, Inc. at (800) 542-1061 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717. Street name holders residing at the same address who would like to request householding of Company materials may do so by contacting the bank, broker or other holder of record or Broadridge at the phone number or address listed above.

Can I change my vote after submitting my proxy?

Yes.   You can revoke your proxy at any time before the final vote at the meeting.   If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

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•	You may submit another properly completed proxy card with a later date;

•	You may send a timely written notice that you are revoking your proxy to the Company at 600 Eagleview Boulevard, Suite 300, Exton, Pennsylvania 19341, Attn: Chief Financial Officer; or

•	You may attend the Special Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.”  Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares.   If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters.  Under the rules and interpretations of the New York Stock Exchange, “non-routine” matters include director elections (whether contested or uncontested) and matters involving a contest or a matter that may substantially affect the rights or privileges of shareholders.

All of our proposals are considered to be “non-routine” matters and as a result, brokers or nominees cannot vote your shares on these proposals in the absence of your direction.

How are votes counted?

Votes will be counted by the inspector of elections appointed for the meeting, who will separately count “For” and “Against” votes, abstentions and broker non-votes.  Abstentions will not have an effect on, or be counted towards the vote totals for, each of the other proposals.  As all of the proposals are non-routine, the Company expects that brokers or other nominees will not be entitled to vote without receiving instructions from the record holder of the applicable shares of common stock.  Accordingly, all proposals may result in broker non-votes, however, these will have no effect on or be counted towards the vote totals for, such other proposals.

How many votes are needed to approve each proposal?

The affirmative vote of the holders of a majority of the total outstanding shares as of the record date is necessary to approve the increase in authorized shares of common stock. Approval of all matters require the favorable vote of a majority of the votes cast on the applicable matter at the Special Meeting in person or by proxy.

Is my vote kept confidential?

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties, except:

  •   as necessary to meet applicable legal requirements;

  •   to allow for the tabulation and certification of votes; and

  •   to facilitate a successful proxy solicitation.

Occasionally, stockholders provide written comments on their proxy cards, which may be forwarded to the Company’s management and the Board.

How can I find out the results of the voting at the Special Meeting?

Preliminary voting results will be announced at the Special Meeting.   Final voting results will be discussed in a Form 8-K filed after the Special Meeting.

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Who can help answer my questions?

If you have any questions about the Special Meeting or how to vote your shares, please call Innisfree M&A Incorporated, at (877) 825-8730.

QUESTIONS AND ANSWERS ABOUT PROPOSAL NO 1: APPROVAL OF THE STOCK SALE

Q.	Why did the Company enter into the Securities Purchase Agreement?

A.	We believe the Stock Sale will enhance shareholder value as WPCS will sell an operation center that has been unprofitable, will eliminate the cash payment of our remaining accrued severance expense due to Mr. Hidalgo and allows WPCS to focus on its other operation centers and new line of business from its recently acquired BTX Trader. Our board of directors’ decision to enter into the Securities Purchase Agreement was based on a careful evaluation of (i) the Company’s strategic alternatives, including continuing to operate the Pride Group and seeking profitable growth opportunities related to that business, seeking buyers that might be willing to acquire the Pride Group, and evaluating capital transactions that would allow us to retain the Pride Group and reduce our operating costs; (ii) the board of directors’ determination that the Purchase Price offered by Turquino was a fair value for the Pride Group relative to other indications of value; (iii) the Company’s need for additional liquidity and financial flexibility; (iv) the future growth prospects of the Pride Group as part of the Company’s operations; and (v) the challenges and opportunities that would exist for the Company’s remaining operations following the Stock Sale, among other factors.

Q.	What will happen if the Stock Sale is authorized by our stockholders?

A.	If the Stock Sale is authorized by the requisite stockholder vote and the other conditions to the consummation of the Stock Sale are satisfied or waived, we will sell all the issued and outstanding capital stock of the Pride Group to Turquino for a total cash purchase price of up to $1.4 million. Following the Stock Sale, we intend to focus on our other operations, including our recently acquired BTX Trader subsidiary, and to seek new sources of revenue and possible new strategic initiatives. See “Proposal No 1: The Stock Sale – Activities of WPCS Following the Stock Sale” beginning on page 19.

Q.	What will happen if the Stock Sale is not authorized?

A.	Pursuant to the terms of the Securities Purchase Agreement, if we fail to obtain a stockholder vote in favor of the Stock Sale Proposal, the Stock Sale will not occur. If the Stock Sale is not approved, we are still obligated to pay the remaining amount owed to Mr. Hidalgo pursuant to the Severance Agreement.

Q.	What is the purchase price to be received by the Company?

A.	The total consideration to be received by the Company in the Stock Sale is $1.4 million, which Purchase Price is subject to adjustment based on the net tangible asset value (“NTAV”) of the Pride Group on the date of closing. In the event that the NTAV is less than AUD$1.4 million, we are required to pay Turquino an amount equal to the shortfall between the NTAV as of the closing date and AUD$1.4 million. At the closing, the Company will settle the Purchase Price with Turquino by applying the net after tax severance balance due Mr. Hidalgo under his Severance Agreement, as partial payment towards the Purchase Price, and Turquino will pay cash for the difference between the Purchase Price and the net severance balance due.

Q.	What are the material terms of the Securities Purchase Agreement?

A.	In addition to the consideration we will receive at the closing of the Stock Sale, the Securities Purchase Agreement contains other important terms and provisions, including:

•	We have agreed to indemnify Turquino and certain of its related parties for any damages arising out of any inaccuracy of any of our representations or warranties in the Securities Purchase Agreement or any breach or non-fulfillment by us of any covenants, agreements or other obligations contained in the Securities Purchase Agreement;

•	We have agreed to conduct our business in the ordinary course and are subject to certain other restrictions on the conduct of the Pride Group during the period between the signing of the Securities Purchase Agreement on September 19, 2013 and the close of the Stock Sale;

•	The obligations of Turquino and WPCS Australia to close the Stock Sale are subject to several closing conditions, including the authorization of the Stock Sale by our stockholders; and

•	The Securities Purchase Agreement may be terminated by us or Trquino in certain circumstances, in which case the Stock Sale will not be completed.

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Q.	If consummated, how will the proceeds from the Stock Sale be used?

A.	The Company, and not the Company's stockholders, will receive, at least initially, all of the net proceeds from the Stock Sale. After payment of the Company’s payroll tax obligations related to the final settlement of Mr. Hidalgo’s separation agreement, the remaining net proceeds from the Stock Sale will be used primarily for working capital purposes as described in “Proposal No 1: The Stock Sale — Use of Proceeds” beginning on page 21.

Q.	What does our board of directors recommend regarding the Stock Sale Proposal?

A.	Our board of directors has determined that the terms and conditions of the Securities Purchase Agreement and the transactions contemplated thereby, including the Stock Sale, are advisable to, and in the best interests of, the Company and its stockholders. This determination was made by a unanimous vote of all of the members of our board of directors. Our board of directors recommends that you vote “FOR” the Stock Sale Proposal.

Q.	Do I have appraisal rights in connection with the Stock Sale?

A.	The Company does not believe that the Stock Sale may be deemed to constitute a sale of substantially all of the assets of the Company within the meaning of the Delaware General Corporation Law, therefore, the Company’s stockholders are not entitled to appraisal rights.

Q.	Are there any risks to the Stock Sale?

A.	Yes. You should carefully read the section entitled “Risk Factors” beginning on page 15.

Q.	What are the U.S. federal income tax consequences of the Stock Sale to U.S. stockholders?

A.	Our U.S. stockholders will not realize any gain or loss for U.S. federal income tax purposes as a result of the Stock Sale. See “Proposal No 1: The Stock Sale — U.S. Federal Income Tax Consequences of the Stock Sale” beginning on page 21.

Q.	When is the closing of the Stock Sale expected to occur?

A.	If the Stock Sale is authorized by our stockholders and all conditions to completing the Stock Sale are satisfied or waived, the closing of the Stock Sale is expected to occur shortly after the Special Meeting.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

THIS PROXY STATEMENT CONTAINS FORWARD-LOOKING STATEMENTS THAT HAVE BEEN MADE PURSUANT TO PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. FORWARD-LOOKING STATEMENTS REPRESENT WPCS’ EXPECTATIONS OR BELIEFS CONCERNING FUTURE EVENTS, INCLUDING ANY STATEMENTS REGARDING: THE SATISFACTION OF CERTAIN CLOSING CONDITIONS SPECIFIED IN THE SECURITIES PURCHASE AGREEMENT, WPCS’ ABILITY TO SUCCESSFULLY CLOSE THE STOCK SALE AND THE TIMING OF SUCH CLOSING, THE DIVERSION OF MANAGEMENT’S FOCUS AND ATTENTION PENDING THE COMPLETION OF THE STOCK SALE, THE IMPACT OF THE ANNOUNCEMENT OF THE STOCK SALE ON THE TRADING PRICE OF OUR COMMON STOCK, OUR BUSINESS AND ON OUR RELATIONSHIPS WITH OUR CUSTOMERS, SUPPLIERS, PARTNERS AND EMPLOYEES, THE RECEIPT AND USE OF THE CASH CONSIDERATION TO BE RECEIVED BY WPCS UNDER THE STOCK PURCHASE AGREEMENT, THE SUFFICIENCY OF WPCS’ CASH BALANCES AND CASH USED IN OPERATIONS, FINANCING AND/OR INVESTING ACTIVITIES FOR WPCS’ FUTURE LIQUIDITY AND CAPITAL RESOURCE NEEDS. WITHOUT LIMITING THE FOREGOING, THE WORDS “BELIEVES,” “INTENDS,” “PROJECTS,” “PLANS,” “EXPECTS,” “ANTICIPATES” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. ACTUAL EVENTS OR RESULTS MAY DIFFER MATERIALLY FROM THESE PROJECTIONS. INFORMATION REGARDING THE RISKS, UNCERTAINTIES AND OTHER FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER FROM THE RESULTS IN THESE FORWARD-LOOKING STATEMENTS ARE DISCUSSED UNDER THE SECTION “RISK FACTORS” IN THIS PROXY STATEMENT. PLEASE CAREFULLY CONSIDER THESE FACTORS, AS WELL AS OTHER INFORMATION CONTAINED HEREIN AND IN OUR PERIODIC REPORTS AND DOCUMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”). THE FORWARD-LOOKING STATEMENTS INCLUDED IN THIS PROXY STATEMENT ARE MADE ONLY AS OF THE DATE OF THIS PROXY STATEMENT. WE DO NOT UNDERTAKE ANY OBLIGATION TO UPDATE OR SUPPLEMENT ANY FORWARD-LOOKING STATEMENTS TO REFLECT SUBSEQUENT EVENTS OR CIRCUMSTANCES, EXCEPT AS REQUIRED BY LAW.

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RISK FACTORS

There are a number of factors that our stockholders should consider when deciding whether to vote to approve the Stock Sale Proposal.

Risks Related to WPCS Following the Sale of the Pride Group

Following the sale of the Pride Group, we will need to restructure our business to enable us to successfully operate as a smaller company and to seek new sources of revenue and possible new strategic initiatives.  We may be unsuccessful in developing new business opportunities.

The Pride Group was responsible for approximately16% and 49% of the consolidated revenue and net loss in fiscal 2013, respectively and 18% and 1% of the consolidated revenue and net loss for the six months ended October 31, 2013, respectively. See the Company’s “Unaudited Pro Forma Consolidated Condensed Financial Statements,” excluding the Pride Group following the Stock Sale, in Annex B. It is likely that the Company will need to reduce spending in order to achieve profitability, and ultimately will need to find new strategic directions and find new sources of business revenue in order to meaningfully increase the size of its business. The Company recently announced the acquisition of BTX Trader, a Bitcoin trading platform that is currently in beta testing, but is speculative. The Company may seek to acquire additional new business opportunities, however, such opportunities may also be speculative in nature or have products/services that are still in development and the management team may not have the depth of experience required to be successful in those new markets.

We have discretion in the use of the net proceeds from the Stock Sale and may not use them effectively.

If the Stock Sale is consummated, the cash purchase price for the Pride Group will be paid directly to the Company.  Our management will have discretion in the application of the net proceeds from the Stock Sale and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business and cause the price of our common stock to decline. Pending their use, we may invest the net proceeds in a manner that does not produce income or that loses value.  After payment of the Company’s payroll tax obligations related to the final settlement of Mr. Hidalgo’s separation agreement, we currently intend to use the remaining net proceeds from the Stock Sale primarily for working capital purposes. Further, our outstanding agreements with holders of our secured convertible notes do not allow for dividends or share repurchases without written consent.

The Purchase Price is subject to adjustment based on the NTAV of the Pride Group on the date of closing and we may be required to pay back a portion of the Purchase Price.

Pursuant to the Securities Purchase Agreement, within 90 days after closing of the Stock Sale, Turquino will prepare a calculation of the NTAV of the Pride Group as of the closing date. Net tangible asset value is defined as total assets minus total liabilities minus intangible assets. In the event that the NTAV is less than AUD$1.4 million, we are required to pay Turquino an amount equal to the shortfall between the NTAV as of the closing date and AUD$1.4 million.

In addition, we have agreed to indemnify Turquino against any indemnification claims under the Securities Purchase Agreement.  If indemnification claims are asserted, we may be required to pay up to $100,000 to Turquino.

Risks Related to the Securities Purchase Agreement

The announcement and pendency of the Stock Sale, whether or not consummated, may adversely affect our business.

The announcement and pendency of the Stock Sale, whether or not consummated, may adversely affect the trading price of our common stock, our business or our relationships with customers, partners, suppliers and employees. In addition, pending the completion of the Stock Sale, our management’s focus and attention and employee resources may be diverted from operational matters during the pendency of the Stock Sale.

In the event that the Stock Sale is not completed, the announcement of the termination of the Securities Purchase Agreement may also adversely affect the trading price of our common stock, our business or our relationships with customers, partners, suppliers and employees.

We cannot be sure if or when the Stock Sale will be completed.

The consummation of the Stock Sale is subject to the satisfaction or waiver of various conditions, including the authorization of the Stock Sale by our stockholders. We cannot guarantee that the closing conditions set forth in the Securities Purchase Agreement will be satisfied. If we are unable to satisfy the closing conditions in Turquino’s favor or if other mutual closing conditions are not satisfied, Turquino will not be obligated to complete the Stock Sale.

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If the Stock Sale is not completed, our board of directors, in discharging its fiduciary obligations to our stockholders, will evaluate other strategic alternatives that may be available, which alternatives may not be as favorable to our stockholders as the Stock Sale.

The Securities Purchase Agreement may expose us to contingent liabilities.

We have agreed to indemnify Turquino for certain breaches of representations, warranties or covenants made by us in the Stock Purchase Agreement up to $100,000. Significant indemnification claims by Turquino could materially and adversely affect our business, financial condition and results of operations.

Turquino is controlled by our former chief executive officer and director.

The Managing Member of Turquino is Andrew Hidalgo, the founder and former chief executive officer and director of the Company. As Mr. Hidalgo was instrumental in the operations of the Company prior to his resignation, effective July 30, 2013 and his familiarity with our business and the operations of the Pride Group could result in the sale of an asset that is underperforming at a price lower than what could be obtained if we committed more resources toward. See “PROPOSAL NO 1: THE STOCK SALE — Interests of Certain Persons in the Stock Sale” beginning on page 21.

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PROPOSAL NO 1

APPROVAL OF THE STOCK SALE

The following discussion is a summary of the material terms of the Stock Sale. We encourage you to read carefully and in its entirety the Securities Purchase Agreement, which is attached to this proxy statement as Annex A, as it is the legal document that governs the Stock Sale.

General Description of the Stock Sale

If the Stock Sale is completed, Turquino would acquire all the issued and outstanding capital stock of the Pride Group for $1.4 million. At the closing, we will settle the Purchase Price with Turquino by applying the net after tax severance balance due Mr. Hidalgo under his Severance Agreement, as partial payment towards the Purchase Price, and Turquino will pay cash for the difference between the Purchase Price and the net severance balance due. Pursuant to the Securities Purchase Agreement, within 90 days after closing of the Stock Sale, Turquino will prepare a calculation of the NTAV of the Pride Group as of the closing date. In the event that the NTAV is less than AUD$1.4 million, we are required to pay Turquino an amount equal to the shortfall between the NTAV as of the closing date and AUD$1.4 million.

Parties to the Stock Sale

WPCS Australia Pty Ltd

c/o WPCS International Incorporated

600 Eagleview Boulevard

Suite 300

Exton, Pennsylvania, 19341

(484) 359-7228

WPCS Australia is a wholly-owned subsidiary of WPCS International Incorporated, which operates in two business segments including: (1) providing communications infrastructure contracting services to the public services, healthcare, energy and corporate enterprise markets worldwide; and (2) developing a Bitcoin trading platform. WPCS operates websites at www.wpcs.com and www.btxtrader.com.

WPCS’ common stock is traded on The NASDAQ Capital Market under the symbol “WPCS”. We file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K with the SEC. These reports, any amendments to these reports, proxy and information statements and certain other documents we file with the SEC are available through the SEC’s website at www.sec.gov or free of charge on our website as soon as reasonably practicable after we file the documents with the SEC. The public may also read and copy these reports and any other materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

Turquino Equity LLC

10 East Kentucky Avenue

Long Beach Township, NJ 08008

(610) 564-5574

Turquino is a newly formed, privately held, limited liability company established by Andrew Hidalgo for purposes of completing the Stock Sale.

Background of the Stock Sale

On November 4, 2009, the Company acquired the Pride Group. The purchase price was an amount up to AUD$4,000,000, of which, AUD$2,000,000 was paid upon closing and up to an additional AUD$2,000,000 was payable by the Company based upon the achievement of certain future results of operations targets over each of the next two years. The sellers were entitled to receive AUD$1,000,000 if Pride Group’s earnings before interest and taxes (“EBIT”) for the twelve month period ended October 31, 2010 equaled or exceeded AUD$1,200,000 (the “Target Amount”) and another AUD$1,000,000 if Pride Group’s EBIT for the twelve month period ended October 31, 2011 equaled or exceeded the Target Amount. In the event that Pride Group’s EBIT was less than the Target Amount for either measuring period, such AUD$1,000,000 payment was to be reduced by the percentage of the shortfall between the actual EBIT and the Target Amount. For the twelve months ended October 31, 2010 and 2011, Pride achieved the Target Amounts.

For the fiscal year ended April 30, 2011, the Pride Group generated revenue of approximately $10.0 million, and EBIT of $1.0 million. For the fiscal year ended April 30, 2012, the Pride Group generated revenue of approximately $11.3 million, and EBIT of $940,000. From April 2012 to October 2012, the Company engaged a business broker in Australia to find a buyer for the Pride Group. None of the marketing of the Pride Group resulted in an offer from any third party to acquire the Pride Group at any price, and the marketing effort was terminated in October 2012.

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For the fiscal year ended April 30, 2013, the Pride Group generated revenue of approximately $7.6 million and a loss before taxes of approximately $2.4 million. The loss before taxes included a non-cash goodwill impairment charge of approximately $1.9 million, as we determined that the carrying value of the Pride Group exceeded its fair value. This impairment charge was primarily driven by reduced revenue and the resulting operating loss in fiscal 2013 as compared to previous years, as a result of project delays or postponement of project awards at the state and local government level due to the political and economic climate in Australia at the time, which directly impacted the Pride Group’s operations and the industries it performed work in.

During 2013, the Company’s board and Mr. Hidalgo had discussions regarding the Company’s current operations and planned, future operations. Part of those discussions involved compensation to the executive team, including possible severance payments required. Mr. Hidalgo expressed an interest in working out a settlement agreement, whereby he would resign and agree to take his severance payment over a period of time rather than as a lump sum payment as required, and whereby he could apply any remaining severance payments against the purchase price for one or more subsidiaries that Mr. Hidalgo was considering purchasing from the Company. On July 24, 2013, Mr. Hidalgo and the Company entered into the Severance Agreement, which was effective July 30, 2013.

On July 31, 2013, the Company received a non-binding letter of intent from Mr. Hidalgo to acquire the Pride Group and WPCS International – Trenton, Inc. in exchange for $1.2 million, and an NTAV adjustment if the value of the Pride Group was below $1.4 million or above $1.8 million

On August 5, 2013, the WPCS board of directors met to discuss a number of items, including a review of the non-binding letter of intent received from Mr. Hidalgo on July 31, 2013. Management reviewed the key terms of the term sheet, provided preliminary financial analysis such as the estimated cash payment to be received after the severance payment due to Mr. Hidalgo and the financial results of the Pride Group’s operations. The board of directors authorized the Special Committee of the board of directors to move forward with the discussions and provided specific feedback on the provisions of the non-binding letter of intent received from Mr. Hidalgo July 31, 2013. After additional discussions, on August 8, 2013, the Company received a revised non-binding letter of intent from Mr. Hidalgo to acquire the Pride Group and WPCS International – Trenton, Inc. in exchange for $1.2 million and an NTAV adjustment if the value of the Pride Group was below $1.479 million.

After additional discussions, on August 19, 2013, the Company received a revised non-binding letter of intent from Mr. Hidalgo to acquire the Pride Group in exchange for $1.4 million and an NTAV adjustment if the value of the Pride Group was below $1.37 million.

After additional discussions, on August 21, 2013, the Company received a revised non-binding letter of intent from Mr. Hidalgo to acquire the Pride Group in exchange for $1.4 million and an NTAV adjustment if the value of the Pride Group was below $1.4 million or above $1.5 million. On August 21, 2013, the parties executed the non-binding letter of intent.

Between August 26, 2013 and September 19, 2013, Mr. Hidalgo concluded his due diligence review of the Pride Group and outside counsel to WPCS and Turquino prepared the drafts of the Securities Purchase Agreement.

On September 18, 2013, board of directors met to review the final documents related to the proposed Stock Sale. Management first summarized the key activities related to the transaction that had been completed over the last month including discussions with employees and final negotiation of the terms of the Securities Purchase Agreement. Considerable time was spent reviewing each of the significant terms of the Securities Purchase Agreement. Management concluded the presentation with a recommendation that the board vote to give management the authority to complete the transaction. The board then unanimously voted to give management the authority to complete the Stock Sale on terms not materially different from those reviewed with the board.

Reasons for the Stock Sale

The board of directors has determined that the sale of Pride Group in this transaction is in the best interests of the shareholders because it believes that the Purchase Price represents a full valuation of the Pride Group and that the Company will have a better chance of increasing shareholder value by selling the Pride Group in this transaction than it would if it retained the Pride Group and continued to operate it.  Specifically, the cash proceeds from the Stock Sale will provide the Company with needed financial liquidity and flexibility, which is important to the Company and its shareholders in order to continue to operate its remaining business while pursuing other initiatives intended to increase shareholder value.  In evaluating the terms under which Turquino offered to purchase the Pride Group, the board considered many factors. The most important factors considered were the following:

•	Value . The board of directors determined that the Purchase Price offered by Turquino was a fair value for the Pride Group relative to other indicators of value, considering the $1.4 million in cash to be paid at the closing and severance liability removed from the Company’s books and records. Other indicators of value included discussions with unrelated third parties over the recent past and market value of the business as reflected in the Company’s stock price;

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•	Prospects of the Pride Group as Part of Company’s Operations. Since the acquisition of the Pride Group in November 2009 for a purchase price of $4 million, the Pride Group generated positive EBIT for the fiscal years ended April 30, 2010, 2011, and 2012. However, in fiscal 2013, the Pride Group generated revenue of approximately $7.6 million and a loss before taxes of approximately $2.4 million. The loss before taxes included a non-cash goodwill impairment charge of approximately $1.9 million, as we determined that the carrying value of the Pride Group exceeded its fair value. This impairment charge was primarily driven by reduced revenue and the resulting operating loss in fiscal 2013 as compared to previous years, as a result of project delays or postponement of project awards at the state and local government level due to the political and economic climate in Australia at the time, which directly impacted the Pride Group’s operations and the industries it performed work in. If the Company were to continue to operate the Pride Group, the Company is concerned that revenues would continue to decline along with the potential value of the Pride Group. Given the foregoing and the fundamental trend of these operations, the board of directors has determined that the long-term interests of the shareholders are best served by using the proceeds from the Stock Sale to focus on the Company’s other businesses, while pursuing new strategic activities.

•	Strategy. During calendar year 2013, WPCS appointed three new members to its board of directors and appointed an interim Chief Executive Officer. As a result of these changes, WPCS’ immediate goals were to stabilize and turnaround core operations, reduce corporate overhead, and improve stockholders' equity. Part of that strategy has been to actively consider ways to monetize some or all of the Company’s assets and to pursue new strategic initiatives, such as potential business combinations, sale transactions or strategic partnerships. The recent acquisition of BTX Trader reflects implementation of that strategy. The proposed sale of the Pride Group is a continuation of that strategy. The board of directors believes that the Company has a better chance of enhancing shareholder value by using the proceeds from the Stock Sale to pursue strategic initiatives than by continuing to operate the Pride Group.

•	Remaining Operations. The board of directors carefully considered the challenges and opportunities that would exist for the Company’s remaining operations following the Stock Sale. As described under the caption “Activities of WPCS Following the Stock Sale”, subsequent to the sale of the Pride Group, we will continue operating as a going concern operating its two business segments: (1) providing communications infrastructure contracting services to the public services, healthcare, energy and corporate enterprise markets worldwide; and (2) developing a Bitcoin trading platform.

The above described businesses and prospects, together with estimated assets of approximately $16 million subsequent to the transaction, provide additional opportunities for the Company to continue to positively impact shareholder value subsequent to the Stock Sale. The Company’s liquidity would be significantly enhanced, its financial risk profile reduced and management’s ability to continue its strategy of enhancing shareholder value strengthened as a direct result of completing this proposed Stock Sale.

The foregoing discussion of the factors considered by our board of directors is not intended to be exhaustive, but rather includes material factors considered by the directors. Our board of directors also considered other factors, including those described in the section entitled “Risk Factors” in this proxy statement, in deciding to approve, and unanimously recommending that our stockholders approve, the Stock Sale. In reaching its decision and recommendation to our stockholders, our board of directors did not quantify or assign any relative weights to the factors considered and individual directors may have given different weights to different factors. In addition, our board of directors did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to its ultimate determination, but rather conducted an overall analysis of the factors described above.

Recommendation of Our Board of Directors

After careful consideration by the board of directors, the board unanimously approved the Securities Purchase Agreement, and unanimously determined that the terms of the Securities Purchase Agreement are advisable and are fair to and in the best interests of the Company and its stockholders. Accordingly, the board unanimously recommends that stockholders approve the transaction as described herein.

Activities of WPCS Following the Stock Sale

As further described under the caption “Reasons for the Stock Sale,” the board of directors believes that increasing shareholder value will be more likely achieved by selling the Pride Group in this transaction than by retaining the Pride Group and continuing to operate it.  Following the sale of the Pride Group, we will need to restructure our business to enable us to successfully operate as a smaller company and to seek new sources of revenue and possible new strategic initiatives.  The board of directors currently believes that the long-term interests of the shareholders is best served by the Company pursuing the activities described below and other strategic initiatives that the board of directors may subsequently determine are in the best interests of the shareholders.

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Communications Infrastructure Contracting Services

We offer our low voltage communications infrastructure contracting services to the public services, healthcare, energy and corporate enterprise markets through our Suisun City, Seattle and China Operations.

We provide an integrated approach to project coordination that creates cost-effective solutions.

Corporations, government entities, healthcare organizations and educational institutions depend on the reliability and accuracy of voice, data and video communications. However, the potential for this new technology cannot be realized without the right infrastructure to support the convergence of technology. In this regard, we create integrated building systems, including the installation of advanced structured cabling systems. We specialize in wireless technology or combination of various technologies to develop a cost effective network for a customer's wireless communication requirements. This includes Wi-Fi networks, point-to-point systems, cellular networks, in-building systems and two-way communication systems. We support the integration of telecommunications, life safety, security and HVAC in an environmentally safe manner and design for future growth by building in additional capacity for expansion as new capabilities are added.

Finally, we have expertise in the construction and maintenance of pipelines in our China Operations for natural gas and petroleum transmission. This includes experience in transmission infrastructure, horizontal directional drilling and rock trenching. In addition, we offer trenching services for power lines, telecommunications and water lines. Our services are performed with minimal ground disruption and environmental impact.

Bitcoin Trading Platform

BTX Trader was founded to focus on two product categories within the Bitcoin market; (i) trading systems; and (ii) exchanges.

BTX Trader’s current business strategy is to continue to implement advanced trading algorithms for bitcoin traders.  BTX Trader expects to generate revenue from the trading systems by offering users advanced Bitcoin trading algorithms and strategies that are not currently available.  The trading system is a cloud-hosted service that is in an early beta stage.  It incorporates some high-end features traders may be familiar with from other asset classes, including advanced charting, trading blotters, and consolidated level 2 order books.    BTX Trader believes it is currently the only product that offers trading integration against the five current largest Bitcoin exchanges, allowing users to see liquidity across all platforms, route orders to the best platforms, and identify possible arbitrage opportunities across platforms.  Additionally, it allows users to place synthetic stop loss orders against those exchanges, to hedge against Bitcoin price volatility which we believe is a feature not available on any other current software.

BTX Trader’s future strategy is to open a Bitcoin exchange to allow low-latency execution of trades in Bitcoin, where it expects to generate revenue on the inflows and outflows of Bitcoin trading.  BTX Trader’s goal is to launch an exchange in the near future.  BTX Trader’s model is to combine the best features of its competitors and provide features found nowhere else.  So, while other platforms may offer multi-exchange integration, BTX Trader intends to route to more exchanges, and allow synthetic stop-loss orders on top of them.  BTX Trader expects to initially launch in a jurisdiction where the regulations surrounding Bitcoin are clear, with a long-term strategy of moving into the United States, following a clearer understanding and development of the regulatory and compliance environment in the U.S.  The Company is committed to ensuring compliance in all jurisdictions that in may operate in Bitcoin exchange.

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Use of Proceeds

Currently, we expect that after payment of the Company’s payroll tax obligations related to the final settlement of Mr. Hidalgo’s separation agreement, the remaining net proceeds from the Stock Sale will be used primarily for working capital purposes.

U.S. Federal Income Tax Consequences of the Stock Sale

The following discussion is a general summary of the anticipated U.S. federal income tax consequences of the Stock Sale. The following discussion is based upon the Code, its legislative history, currently applicable and proposed Treasury regulations under the Code and published rulings and decisions, all as currently in effect as of the date of this proxy statement, and all of which are subject to change, possibly with retroactive effect. Tax considerations under state, local and non-U.S. laws, or federal laws other than those pertaining to income tax, are not addressed in this proxy statement. The following discussion has no binding effect on the Internal Revenue Service (the “IRS”) or the courts.

The proposed Stock Sale will be treated as a sale of a corporate asset in exchange for cash. The proposed Stock Sale is a taxable transaction for U.S. federal income tax purposes upon which we will recognize a gain or loss. The amount of gain or loss we recognize with respect to the sale of the stock of Pride Group will be measured by the difference between the amount realized by us on the sale of the stock and our tax basis for that stock. The determination of whether we will realize gain or loss on the Stock Sale is highly complex and is based in part upon facts that will not be known until the completion of the Stock Sale. Therefore, it is possible that the proposed Stock Sale will generate a U.S. federal income tax liability to WPCS, however, we believe our tax assets can be used to mitigate or eliminate any tax liabilities that may arise from this transaction.

The proposed Stock Sale is entirely a corporate action. Our U.S. stockholders will not realize any gain or loss for U.S. federal income tax purposes as a result of the Stock Sale.

Accounting Treatment of the Stock Sale

The sale of the Pride Group will be presented as a discontinued operation in the Company’s consolidated financial statements.

Government Approvals

We believe that the notification and waiting period requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) do not apply to the Stock Sale and that we will not be required to make any filings with the Department of Justice’s Antitrust Division or the Federal Trade Commission (“FTC”). However, the FTC and the Antitrust Division frequently scrutinize the legality under the antitrust laws of transactions such as the Stock Sale. At any time before or after the consummation of the Stock Sale, the FTC or the Antitrust Division could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the transaction or seeking the divestiture of substantial assets of Turquino, WPCS or their respective subsidiaries. Private parties, state attorneys general or foreign governmental entities may also bring legal action under antitrust laws under certain circumstances. Based upon an examination of information available relating to the businesses in which Turquino, WPCS and their respective subsidiaries are engaged, the parties believe that the Stock Sale will not violate the antitrust laws. Nevertheless, there can be no assurance that a challenge to the Stock Sale on antitrust grounds will not be made or, if such a challenge is made, what the result would be.

We believe we are not required to make any other material filings or obtain any material governmental consents or approvals before the consummation of the Stock Sale. If any approvals, consents or filings are required to consummate the Stock Sale, we will seek or make such consents, approvals or filings as promptly as possible.

Appraisal Rights

The Company does not believe that the Stock Sale may be deemed to constitute a sale of substantially all of the assets of the Company within the meaning of the Delaware General Corporation Law, therefore, the Company’s stockholders are not entitled to appraisal rights.

Interests of Certain Persons in the Stock Sale

The Managing Member of Turquino is Andrew Hidalgo, the founder and former chief executive officer and director of the Company. Mr. Hidalgo was significantly familiar with the operations of the Company, including the Pride Group, prior to his resignation, effective July 30, 2013. Our board of directors was aware of these interests and considered them and the nature of the related party transaction, among other matters, in approving the Securities Purchase Agreement.

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The Securities Purchase Agreement

Below and elsewhere in this proxy statement is a summary of the material terms of the Securities Purchase Agreement, a copy of which is attached to this proxy statement as Annex A and which we incorporate by reference into this proxy statement. We encourage you to carefully read the Securities Purchase Agreement in its entirety as the summaries contained herein may not contain all of the information about the Securities Purchase Agreement that is important to you. Certain terms defined in the Securities Purchase Agreement have the same meaning as the defined terms used below in this description.

The Securities Purchase Agreement has been included to provide you with information regarding its terms, and we recommend that you carefully read the Securities Purchase Agreement in its entirety. Except for its status as a contractual document that establishes and governs the legal relations among the parties thereto with respect to the Stock Sale, we do not intend for its text to be a source of factual, business or operational information about us. The Securities Purchase Agreement contains representations, warranties and covenants that are qualified and limited, including by information in the disclosure schedules referenced in the Securities Purchase Agreement that the parties delivered in connection with the execution of the Securities Purchase Agreement. Representations and warranties may be used as a tool to allocate risks between the respective parties to the Securities Purchase Agreement, including where the parties do not have complete knowledge of all facts, instead of establishing such matters as facts. Furthermore, the representations and warranties may be subject to different standards of materiality applicable to the contracting parties, which may differ from what may be viewed as material to stockholders. These representations may or may not have been accurate as of any specific date and do not purport to be accurate as of the date of this proxy statement. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the Securities Purchase Agreement and subsequent developments or new information qualifying a representation or warranty may have been included in this proxy statement. You should not rely on its representations, warranties or covenants as characterizations of the actual state of facts or condition of the Company or any of our affiliates.

The Stock Sale

Upon the terms and subject to the conditions of the Securities Purchase Agreement, including the satisfaction of the closing conditions, Turquino will acquired all the issued and outstanding capital stock of the Pride Group.

Consideration to be Received by WPCS and the NTAV Adjustment

The Purchase Price for the Stock Sale is $1.4 million. At the closing, we will settle the Purchase Price with Turquino by applying the net after tax severance balance due Mr. Hidalgo under his Severance Agreement, as partial payment towards the Purchase Price, and Turquino will pay cash for the difference between the Purchase Price and the net severance balance due. Pursuant to the Securities Purchase Agreement, within 90 days after closing of the Stock Sale, Turquino will prepare a calculation of the NTAV of the Pride Group as of the closing date. In the event that the NTAV is less than AUD$1.4 million, we are required to pay Turquino an amount equal to the shortfall between the NTAV as of the closing date and AUD$1.4 million.

Indemnification of Turquino

From and after the closing of the Stock Sale, we will indemnify Turquino of any of the foregoing in respect of, and hold Turquino harmless against, any damages arising, directly or indirectly as a result or arising out of:

•	any inaccuracy of any representation or warranty of WPCS Australia which is contained in the Securities Purchase Agreement; or
•	any breach or non-fulfillment by WPCS Australia of any covenants, agreements or other obligations contained in the Securities Purchase Agreement.

Our maximum aggregate liability under the Securities Purchase Agreement is limited to $100,000.

The representations, warranties, covenants and agreements made by WPCS Australia in the Securities Purchase Agreement, and our liability for any breach or inaccuracy thereof, expire twelve months following the closing date of the Stock Sale, except for representations and warranties regarding tax and securities law matters, which expire after the statute of limitations of such claims runs out.

Representations and Warranties

The Securities Purchase Agreement contains certain representations and warranties made by WPCS Australia regarding, among other things:

•	corporate organization and power, qualification and good standing of the Company;
•	capitalization of Pride Group and title to the shares representing ownership of Pride Group;

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•	the authorization, execution, delivery and enforceability of the Securities Purchase Agreement;
•	except as otherwise disclosed, the absence of conflicts with or defaults under our organizational documents, other contracts and applicable law;
•	necessary consents to consummate the Stock Sale;
•	financial information, including financial statements relating to Pride Group, the absence of changes since April 30, 2013 and the lack of undisclosed liabilities;
•	the absence of litigation;
•	the condition of the assets of Pride Group;
•	compliance with laws and regulations applicable to the operation of Pride Group;
•	tax matters, including the filing of tax returns;
•	labor and employment benefit matters, including status of benefit plans;
•	ownership, or lack thereof, of real property;
•	environmental matters;
•	status of existing contracts;
•	intellectual property;
•	brokers and finders; and
•	the accuracy of information contained in the Securities Purchase Agreement.

In addition, Turquino made representations and warranties to us regarding, among other things:

•	corporate organization and power, qualification and good standing of the Company;
•	the authorization, execution, delivery and enforceability of the Securities Purchase Agreement;
•	except as otherwise disclosed, the absence of conflicts with or defaults under our organizational documents, other contracts and applicable law;
•	necessary consents to consummate the Stock Sale;
•	investment intent in connection with the acquisition of the stock of Pride Group;
•	that Turquino is not aware or any misrepresentations or omissions by WPCS Australia;
•	brokers and finders;
•	solvency; and
•	the accuracy of information contained in the Securities Purchase Agreement.

Covenants Relating to the Conduct of the Business

We have agreed in the Securities Purchase Agreement that, between signing and closing of the Securities Purchase Agreement, WPCS Australia will:

•	provide Turquino with access to all personnel, property, books and records and other operational data;
•	not make any modifications to any Material or Contract except in the ordinary course of business and consistent with prior business practices; and
•	not enter into any compromise or settle any outstanding or pending litigation.

We may, however, do any of the above prohibited actions with Buyer’s prior written consent.

Expenses

Whether or not the Stock Sale is completed, each party will be required to pay its own costs and expenses (including legal fees and expenses) incurred by it in connection with the Securities Purchase Agreement and the Stock Sale.

Conditions to the Stock Sale

WPCS Australia and Turquino will not be obligated to complete the Stock Sale unless a number of conditions are satisfied or waived. These joint closing conditions include:

•	no order, stay, injunction or decree of any court of competent jurisdiction or of an arbitrator shall have been issued and be in effect restraining or prohibiting the consummation of the transactions contemplated in the Securities Purchase Agreement.

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In addition, the obligations of WPCS Australia to effect the Stock Sale are subject to the satisfaction or waiver of additional conditions, including:

•	each of the representations and warranties made by Turquino contained in the Securities Purchase Agreement shall be true as of the closing and as of the date the Securities Purchase Agreement was executed, in all material respects;
•	each of the covenants obligations of Turquino required by the Securities Purchase Agreement to be performed at or prior to the closing shall have been duly performed and complied with as of the closing;
•	approval of the stockholders of WPCS has been obtained; and
•	WPCS has obtained a fairness opinion that the Purchase Price being paid for the Pride Group is fair.

In addition, the obligation of Turquino to effect the Stock Sale is subject to the satisfaction or waiver of additional closing conditions, including:

•	each of the representations and warranties made by WPCS Australia contained in the Securities Purchase Agreement shall be true as of the closing and as of the date the Securities Purchase Agreement was executed, in all material respects;
•	each of the covenants obligations of WPCS Australia required by the Securities Purchase Agreement to be performed at or prior to the closing shall have been duly performed and complied with as of the closing;
•	no event shall have occurred with respect to the Pride Group, its business or properties that is reasonably expected to have a Company Material Adverse Effect as defined in Section 7.07(c) of the Securities Purchase Agreement; and
•	no claim has been made or asserted by any Person that they (a) are the holder or beneficial owner of, or have the right acquire any beneficial ownership of, any voting, equity or ownership interest in WPCS Australia or (b) are entitled to any portion of the Purchase Price.

Termination of the Securities Purchase Agreement

We may mutually agree with Turquino at any time to terminate the Securities Purchase Agreement, even after our stockholders have authorized the Stock Sale pursuant to the Securities Purchase Agreement.

The Securities Purchase Agreement may also be terminated under certain circumstances, including:

•	by us or Buyer if (a) stockholder approval is not obtained at this Special Meeting or (b) the Fairness Opinion is not obtained,
•	by Turquino, if there has been a material breach by us of any provision contained in the Securities Purchase Agreement and such breach has not been waived by Turquino or cured by us within 30 days of receipt of written notice of such breach;
•	by WPCS Australia, if there has been a material breach by us of any provision contained in the Securities Purchase Agreement and such breach has not been waived by WPCS Australia or cured by Turquino within 30 days of receipt of written notice of such breach; or
•	by us or Buyer if any closing condition of the other party becomes impossible.

Amendment and Waiver

WPCS Australia and Turquino may mutually amend or waive any provision of the Securities Purchase Agreement at any time. No amendment of any provision of the Securities Purchase Agreement will be valid unless it is in writing and signed by each of WPCS Australia and Turquino. No waiver will be valid unless it is in writing signed by the party waiving compliance.

Consummation of the Stock Sale

We expect to complete the Stock Sale as promptly as practicable after our stockholders authorize the Stock Sale Proposal.

RECOMMENDATION

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO AUTHORIZE THE STOCK SALE.

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PROPOSAL NO. 2

APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION TO INCREASE OUR AUTHORIZED SHARES OF COMMON STOCK FROM 14, 285,714 TO 75,000,000

Our Board of Directors has approved, subject to shareholder approval, an amendment to our Certificate of Incorporation to increase our authorized shares of common stock from 14,285,714 to 75,000,000. The increase in our authorized shares of common stock will become effective upon the filing of the amendment to our Certificate of Amendment with the Secretary of State of Delaware. If the amendment to increase our authorized shares of common stock is approved by shareholders at the 2014 Special Meeting, we intend to file the amendment to our Certificate of Incorporation as soon as practicable following the Special Meeting.

The form of Certificate of Amendment to be filed with the Secretary of State of the State of Delaware is set forth as Annex C to this proxy statement.

Outstanding Shares and Purpose of the Proposal

Our Certificate of Incorporation currently authorizes us to issue a maximum of 14,285,714 shares of common stock, par value $0.0001 per share, and 5,000,000 shares of preferred stock, $0.0001 par value per share. Our issued and outstanding securities, as of March 5, 2014, on a fully diluted basis, are as follows:

•    [*] shares of common stock;

•    $[*] in principal amount of convertible debentures convertible into [*] shares of common stock,

•    2,438 shares of Series E Convertible Preferred Stock, not including any dividends that are currently convertible or may be convertible in the future, convertible into approximately 696,572 shares of common stock,

•    Warrants to purchase [*] shares of common stock; and

•    Options to purchase [*] shares of common stock.

Thus, this increase is necessary to allow for the conversion of our outstanding convertible securities, as set forth above. In addition, the Board of Directors believes that the increase in authorized common shares will provide the Company greater flexibility with respect to the Company’s capital structure for purposes including additional equity financings and stock based acquisitions.

Effects of the Increase in Authorized Common Stock

The additional shares of common stock will have the same rights as the presently authorized shares, including the right to cast one vote per share of common stock. Although the authorization of additional shares will not, in itself, have any effect on the rights of any holder of our common stock, the future issuance of additional shares of common stock (other than by way of a stock split or dividend) would have the effect of diluting the voting rights and could have the effect of diluting earnings per share and book value per share of existing shareholders.

At present, other than in connection with the conversion of outstanding convertible securities, including those discussed in Proposal No. 3 (which conversion would be at the option of the respective holders), the Board of Directors has no plans to issue the additional shares of common stock authorized by the proposed amendment. However, it is possible that some of these additional shares could be used in the future for various other purposes without further shareholder approval, except as such approval may be required in particular cases by our charter documents, applicable law or the rules of any stock exchange or other system on which our securities may then be listed. These purposes may include: raising capital, providing equity incentives to employees, officers or directors, establishing strategic relationships with other companies, and expanding the Company’s business or product lines through the acquisition of other businesses or products.

Possible Anti-Takeover Effects of Increase in Authorized Common Stock

We could also use the additional shares of common stock that will become available for issuance to oppose a hostile takeover attempt or to delay or prevent changes in control or management of the Company. For example, it may be possible for the Board of Directors to delay or impede a takeover or transfer of control of the Company by causing such additional authorized shares to be issued to holders who might side with the Board of Directors in opposing a takeover bid that the Board of Directors determines is not in the best interests of the Company or its stockholders. The proposed increase in authorized shares of common stock therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts, the proposed increase in authorized shares of common stock may limit the opportunity for the Company’s stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The proposed increase in authorized shares of common stock may have the effect of permitting the Company’s current management, including the current Board of Directors, to retain its position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of the Company’s business. However, the Board of Directors is not aware of any attempt to take control of the Company and the Board of Directors has not approved the proposed increase in authorized shares of common stock with the intent that it be utilized as a type of anti-takeover device.

RECOMMENDATION OF THE BOARD FOR PROPOSAL NO. 2:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE OUR AUTHORIZED SHARES OF COMMON STOCK FROM 14, 285,714 TO 75,000,000.

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PROPOSAL NO. 3

APPROVAL OF POTENTIAL ISSUANCE OF MORE THAN 20% OF THE COMPANY’S ISSUED AND OUTSTANDING COMMON STOCK AT A PRICE THAT IS LESS THAN THE GREATER OF BOOK OR MARKET VALUE IN ACCORDANCE WITH A SECURITIES PURCHASE AGREEMENT BETWEEN THE COMPANY AND THE INVESTORS NAMED THEREIN, DATED DECEMBER 17, 2013.

Terms of the Transaction

On December 17, 2013, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain accredited investors (the “Investors”) pursuant to which, on December 17, 2013 (the “Closing Date”), the Company sold an aggregate of (i) 2,438 shares of its newly designated Series E Convertible Preferred Stock, $0.001 par value per share (the “Series E Preferred Stock”) and (ii) warrants (the “Warrants” and, collectively with the shares of Series E Preferred Stock, the “Securities”) to purchase an aggregate of 1,500,000 shares of the Company's common stock (the “Financing”).  As consideration for the purchase of the Securities, the Investors sold their collective interests in BTX Trader, LLC, a Delaware limited liability company (“BTX”) to the Company, which such interests constituted 100% of the outstanding membership interests of BTX, causing BTX to become a wholly owned subsidiary of the Company (the “Acquisition”). BTX is a technology-based startup seeking to conduct business in the emerging Bitcoin industry.

In connection with the Financing, (i) the Company entered into a registration rights agreement with the Investors (the "Registration Rights Agreement") and (ii) the Company entered into a voting agreement with its officers and directors to vote in favor of the Stockholder Approval (as hereinafter defined).

Each share of Series E Preferred Stock has a stated value of $1,000 and is convertible into shares of Common Stock equal to the stated value (and all accrued but unpaid dividends) divided by the conversion price of $3.50 per share (subject to adjustment in the event of stock splits and dividends).  The Series E Preferred Stock accrues dividends at a rate of 12% per annum, payable quarterly in arrears in cash or in kind, subject to certain conditions being met.  The Series E Preferred Stock contains a seven year “make-whole” provision such that if the Series E Preferred Stock is converted prior to the seventh anniversary of the date of original issuance, the holder will be entitled to receive the remaining amount of dividends that would accrued from the of the conversion until such seven year anniversary.  The Company is prohibited from effecting the conversion of the Series E Preferred Stock to the extent that, as a result of such conversion, the holder beneficially owns more than 9.99%, in the aggregate, of the issued and outstanding shares of the Company’s common stock calculated immediately after giving effect to the issuance of shares of common stock upon the conversion of the Series E Preferred Stock.

The Warrants have an initial exercise price of $5.00 per share (subject to adjustment in the event of stock splits and dividends)  and are exercisable on a “cashless” basis beginning six months after the date of issuance if there is not then an effective registration statement covering the resale of the shares of Common Stock underlying the Warrants.

Pursuant to the Purchase Agreement, the Company agreed to use its reasonable best efforts to obtain its stockholders’ approval at the next annual stockholder meeting or a special meeting of stockholders for (i) the increase of the number of shares of Common Stock authorized for issuance to 75,000,000 and (ii) the issuance of all of the securities issuable pursuant to the Purchase Agreement (“Stockholder Approval”). The Company agreed to seek to obtain Stockholder Approval by April 30, 2014. If, despite the Company’s reasonable best efforts Stockholder Approval is not obtained on or prior to April 30, 2014, the Company agreed to cause an additional annual stockholder meeting to be held annually at which Stockholder Approval will be sought (or if no Annual Meeting of stockholders of the Company is held in any given year, to seek such approval at a special meeting of stockholders of the Company in such given year) until such Stockholder Approval is obtained.

Neither the shares of Series E Preferred Stock nor the Warrants shall be convertible or exercisable, respectively, until Stockholder Approval is obtained.

Pursuant to the Registration Rights Agreement, the Company will agree to file a registration statement with the SEC, within 30 days following receipt of a request from a Buyer (or 45 days with respect to an underwritten offering), covering such shares of common stock issuable upon conversion of the Notes or exercise of the Warrants, as requested by the Buyers, and have such registration statement declared effective by the SEC within 90 days thereafter. The Company also agreed to notify the Buyers if the Company at any time proposes to register any of its securities under the Securities Act of 1933, as amended, and of such Buyers’ right to participate in such registration.

Accounting Treatment of BTX

BTX was not a business at the time of the acquisition. As such, the Company recorded this transaction as an acquisition of capitalized software (“BTX Software”).

The following unaudited pro forma financial information presents results of the Company as if the acquisition of the BTX Software had occurred on October 31, 2013:

Balance Sheet Data:	Historical WPCS	Acquisition of BTX Software - December 2013	Pro Forma Consolidated
Total assets	$18,415,830	$4,285,302	$22,701,132
Total liabilities	13,875,436	500,000	14,375,436
Total stockholders' equity	4,540,394	3,785,302	8,325,696
Book value per common share	$3.47	$-	$6.36

Share information:
Common	1,308,669	-	1,308,669
Preferred (1)	-	2,438	2,438
Total	1,308,669	2,438	1,311,107

Income Statement Data:	Historical WPCS	Acquisition of BTX Software - December 2013	Pro Forma Consolidated
Net loss	$(6,366,074)	$-	$(6,366,074)

Net loss per share, basic and diluted	$(5.60)	$-	$(5.60)

Weighted average number of shares outstanding,
Basic and diluted	1,136,750	-	1,136,750

(1) Convertible into 1,606,797 shares of common stock (including seven years of dividends)

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Why the Company Needs Shareholder Approval

We are seeking shareholder approval in order to comply with Rule 5635 of the NASDAQ Stock Market, such that we may have approved for listing on the Nasdaq Capital Market, the shares of common stock issuable upon conversion of the Notes and exercise of the Warrants in accordance with Rule 5635, and to satisfy our obligations under the Purchase Agreement, as described above.

Rule 5635 of the NASDAQ Stock Market requires shareholder approval of a transaction other than a public offering involving the sale, issuance or potential issuance by an issuer of common stock (or securities convertible into or exercisable for common stock) at a price that is less than the greater of book or market value of the stock if the number of shares of common stock to be issued is or may be equal to 20% or more of the common stock, or 20% or more of the voting power, outstanding before the issuance. As a result of the number of shares of preferred stock issued and the seven year “make-whole” provision relating to dividends, as described above, our entering into the Purchase Agreement may result in issuances or potential issuances of 20% or more of our outstanding common stock at a price that is less than the greater of book or market value.

Effect of Proposal on Current Shareholders

If this Proposal No. 3 is adopted, based on the Conversion Price and Exercise Price (and provided the Company has sufficient authorized shares of common stock to allow for such conversion or exercise), up to a maximum of 3,106,797 shares of common stock would be issuable upon conversion of the Series E Preferred Stock (including seven years of dividends) and exercise of the Warrants. Based on the number of shares of common stock outstanding as of December 17, 2013, such shares would represent 66.6% of our total outstanding shares (giving effect to such issuance). However, subsequent to December 17, 2013, the Company issued additional shares of common stock upon conversion of the secured convertible notes, issued December 5, 2012. As of March 5, 2014, the Company had [*] shares of common stock outstanding, and the 3,106,797 shares of common stock issuable upon conversion of the Series E Preferred Stock (including seven years of dividends) and exercise of the Warrants would represent [*]% of our total outstanding shares (giving effect to such issuance). The issuance of such shares may result in significant dilution to our shareholders, and afford them a smaller percentage interest in the voting power, liquidation value and aggregate book value of the Company. The sale or any resale of the common stock issued upon conversion of the Series E Preferred Stock and exercise of the Warrants could cause the market price of our common stock to decline.

Further Information.  The terms of the Purchase Agreement, the Series E Preferred Stock, the Warrants and the Registration Rights Agreement are complex and only briefly summarized above. For further information, please refer to the descriptions contained in the Company’s Current Report on Form 8-K filed with the SEC on December 17, 2013, and the transaction documents filed as exhibits to such report. The discussion herein is qualified in its entirety by reference to such filed transaction documents.

RECOMMENDATION OF THE BOARD FOR PROPOSAL NO. 3:

THE BOARD RECOMMENDS A VOTE FOR APPROVAL OF THE POTENTIAL ISSUANCE OF MORE THAN 20% OF THE COMPANY’S ISSUED AND OUTSTANDING COMMON STOCK AT A PRICE THAT IS LESS THAN THE GREATER OF BOOK OR MARKET VALUE IN ACCORDANCE WITH A SECURITIES PURCHASE AGREEMENT BETWEEN THE COMPANY AND THE INVESTORS NAMED THEREIN, DATED DECEMBER 17, 2013.

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PROPOSAL NO. 4

APPROVAL OF THE WPCS INTERNATIONAL INCORPORATED

2014 EQUITY INCENTIVE PLAN

The Board of Directors has approved, subject to shareholder approval at the Special Meeting, the WPCS International Incorporated’s 2014 Equity Incentive Plan (the "2014 Plan").

The following is a summary of principal features of the 2014 Plan. The summary, however, does not purport to be a complete description of all the provisions of the 2014 Plan. A copy of the Plan is attached hereto as Annex D.

The purpose of our 2014 Plan is to provide an incentive to attract and retain directors, officers, consultants, advisors and employees whose services are considered valuable, to encourage a sense of proprietorship and to stimulate an active interest of such persons into our development and financial success. The 2014 Plan permits the grant of the following types of incentive awards:

•      Incentive stock options;

•      Non-qualified stock options;

•      Shares of Common Stock; and

•      Restricted stock purchase offers.

The 2014 Plan has a term of 10 years, commencing on the date of the 2014 Plan was initially approved by the Board of Directors.

The 2014 Plan is administered by our Board of Directors or the Executive Committee of the Company's Board, or such other committee of the Board that is designated by the Board to administer the 2014 Plan, composed of not less than two members of the Board all of whom are disinterested persons, as contemplated by Rule 16b-3 under the Exchange Act. Our Executive Committee makes recommendations to the Board of Directors on grants from the 2014 Plan.

Subject to the terms of the 2014 Plan, the Board of Directors as administrator has the sole discretion to select the directors, officers, employees, consultants and advisors who will receive awards, determine the terms and conditions of the awards, and interpret the provisions of the 2014 Plan and outstanding awards. Our Board of Directors generally may amend or terminate the 2014 Plan at any time and for any reason, except that no amendment, suspension, or termination may impair the rights of any participant without his or her consent, and except that approval of our shareholders is required for any amendment which:

•      Increases the number of shares of Common Stock subject to the 2014 Plan;

•      Decreases the price at which grants may be granted;

•      Materially increases the benefits to participants; or

•      Changes the class of persons eligible to receive grants under the 2014 Plan.

Subject to the foregoing, our 2014 Plan’s administrator also has authority to amend outstanding awards prospectively or retrospectively, but no such amendment shall impair the rights of any participant without such participant’s consent.

The number of shares of our common stock reserved for issuance under the 2014 Plan is 3,500,000, subject to shareholder approval.  If any award under the 2014 Plan is cancelled prior to its exercise or vesting in full, or if the number of shares subject to an award is reduced for any reason, the shares of our stock that are no longer subject to such award will be returned to the available pool of shares reserved for issuance under the 2014 Plan, except where such reissuance is inconsistent with the provisions of Section 162(m) of the Internal Revenue Code of 1986, as amended from time to time (the “Code”).

Federal Income Tax Consequences

The following is a summary of the principal U.S. federal income tax consequences generally applicable to awards under the 2014 Plan. This summary does not purport to consider all of the possible U.S. federal tax consequences of the awards and is not intended to reflect the particular tax position of any award recipient. This summary is based upon the U.S. federal tax laws and regulations now in effect and as currently interpreted and does not take into account possible changes in such tax laws or such interpretations, any of which may be applied retroactively. Award recipients are strongly advised to consult their own tax advisors for additional information.

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Grant of an Option.  The grant of an option is not expected to result in any taxable income for the recipient as of the date of the grant, except that in the event non-statutory options are granted with an exercise price lower than the then-current fair market value of the common stock, the difference between the exercise price and the then-current fair market value may be treated as deferred compensation income recognized as of the date the non-statutory options are granted.

Exercise of Incentive Stock Option.  The holder of an incentive stock option generally will have no taxable income upon exercising the option (except that a tax liability may arise pursuant to the alternative minimum tax), and the Company will not be entitled to a tax deduction.

Exercise of Nonqualified Stock Option.  Generally, subject to Code Section 409A, upon exercising a nonqualified stock option, the award recipient must recognize ordinary income equal to the excess of the fair market value of the shares of common stock acquired on the date of exercise over the exercise price. The income will be treated as compensation income subject to payroll and withholding tax obligations. The Company would be entitled to a compensation deduction in the amount of income recognized by the award recipient.

Disposition of Shares Acquired Through an Option.  The tax consequence to a holder of an option upon a disposition of shares acquired through the exercise of an option will depend on how long the shares have been held and upon whether such shares were acquired by exercising an incentive stock option or by exercising a nonqualified stock option.

Generally, the disposition of shares which were acquired by exercise of an incentive stock option will be taxable as long-term capital gain or loss if the award recipient disposes of the shares more than two years after the option was granted and at least one year after exercising the option. If the award recipient fails to satisfy the holding period requirements for treatment as an incentive stock option, a disposition will result in any gain being treated as compensation income subject to ordinary tax rates. If the award recipient is still an employee of the Company at the time of the disposition, the amount of gain treated as compensation will also be subject to payroll and withholding taxes.

If an award recipient disposes of shares acquired through the exercise of a nonqualified option, any gain or loss will be treated as a capital gain or loss. To the extent such shares have been held for at least one year after exercise of the nonqualified option, the gain or loss will be treated as long-term capital gain or loss.

Generally, there will be no tax consequence to the Company in connection with the disposition of shares acquired under an option, except that the Company may be entitled to a tax deduction in the case of the disposition of shares acquired under an incentive stock option before the applicable incentive stock option holding periods set forth in the Code have been satisfied.

The grant by the Board of other stock-based awards may have varying tax consequences to award recipients. Grants made pursuant to the 2014 Plan may be subject to Code Section 409A and plan administration may have to conform to Code Section 409A. Failure to comply with Code Section 409A, if applicable, will result in acceleration of income and imposition of penalties and interest to award recipients.

Application of Section 16 of the Securities Exchange Act of 1934.   Special rules may apply in the case of individuals subject to Section 16 of the Exchange Act. In particular, unless a special election is made pursuant to the Code, shares received pursuant to the exercise of a stock option may be treated as restricted as to transferability and subject to a substantial risk of forfeiture for a period of up to six months after the date of exercise. Accordingly, the amount of any ordinary income recognized, and the amount of the Company's tax deduction, are determined as of the end of such period.

Delivery of Shares to Satisfy Tax Obligation.  Under the 2014 Plan, participants may deliver shares of common stock (either shares received upon the receipt or exercise of the award or shares previously owned by the holder of the option) to the Company to satisfy federal and state tax obligations unless the Board provides to the contrary in the award agreement.

New Plan Benefits

Future awards under the 2014 Plan to our non-employee directors, executive officers and employees are made at the discretion of the Board of Directors. At this time, therefore, the benefits that may be received by our executive officers and other employees cannot be determined, and we have not included a table reflecting such benefits and awards.

Required Vote

Approval of the 2014 Plan requires the receipt of the affirmative vote of the holders of a majority of the shares of the Company's common stock present in person or by proxy and voting at the Special Meeting.

RECOMMENDATION OF THE BOARD FOR PROPOSAL NO. 4:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE WPCS INTERNATIONAL INCORPORATED 2014 EQUITY INCENTIVE PLAN.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of February 28, 2014:

•	by each person who is known by us to beneficially own more than 5% of our common stock;
•	by each of our officers and directors; and
•	by all of our officers and directors as a group.

Name And Address Of Beneficial Owner (1)	Number of Shares Owned (2)		Percentage of Class (3)
Sebastian Giordano	2,857	(4)	*
Joseph Heater	17,143	(4)	*
Norm Dumbroff	17,691	(4)	*
Neil Hebenton	7,571	(4)	*
Kevin Coyle	8,571	(4)	*
Charles Benton	8,571	(4)	*
Edward Gildea	2,857	(4)	*
Harvey Kesner	12,000	(5)	*

All Officers and Directors as a Group (8 persons)	77,262	(4)	*

Hudson Bay Master Fund Ltd. (6)	1,452,052	(7)	9.99%
Iroquois Master Fund Ltd. (8)	1,341,769	(9)	9.99%
Barry Honig	1,481,334	(10)	9.99%
Divya Thakur	1,464,767	(11)	9.88%
Ilya Subkhankulov	732,273	(11)	5.20%

*	Less than 1%.

(1)	The address for each of our officers and directors is 600 Eagleview Boulevard, Suite 300, Exton, PA 19341.

(2)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of February 28, 2014 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.

(3)	Percentage based on 13,913,164 shares of common stock outstanding.

(4)	Includes the following number of shares of common stock which may be acquired by certain officers and directors through the exercise of stock options which were exercisable as of February 28, 2014 or become exercisable within 60 days of that date: Sebastian Giordano, 2,857 shares; Joseph Heater, 17,143 shares; Norm Dumbroff, 7,571 shares; Neil Hebenton, 7,571 shares; Kevin Coyle, 8,571 shares; Charles Benton, 8,571 shares; and all officers and directors as a group, 55,143 shares.

(5)	Includes 2,000 shares held by Auracana, LLC ("Auracana"). Mr. Kesner is the sole manager and member of Auracana and in such capacity has voting and dispositive power over shares held by Auracana.

(6)	Hudson Bay Capital Management LP, the investment manager of Hudson Bay Master Fund Ltd., has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP. Sander Gerber disclaims beneficial ownership over these securities.

(7)	Includes 1,181,394 shares of common stock issuable upon conversion and/or exercise of outstanding secured convertible notes, series E convertible preferred stock and common stock purchase warrants and represents the maximum beneficial ownership percentage pursuant to exercise limitations contained within secured convertible notes, series E convertible preferred stock and common stock purchase warrants owned by this beneficial owner.

(8)	Iroquois Capital Management LLC (“Iroquois Capital”) is the investment manager of Iroquois Master Fund Ltd. (“IMF”). Consequently, Iroquois Capital has voting control and investment discretion over securities held by IMF. As managing members of Iroquois Capital, Joshua Silverman and Richard Abbe make voting and investment decisions on behalf of Iroquois Capital in their capacity as investment managers to IMF. As a result of the foregoing, Mr. Silverman and Mr. Abbe may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange of 1934, as amended) of these securities held by IMF. Notwithstanding the foregoing, Mr. Silverman and Mr. Abbe disclaim such beneficial ownership.

(9)	Includes 77,466 shares of common stock issuable upon conversion and/or exercise of outstanding secured convertible notes, series E convertible preferred stock and common stock purchase warrants and represents the maximum beneficial ownership percentage pursuant to exercise limitations contained within secured convertible notes, series E convertible preferred stock and common stock purchase warrants owned by this beneficial owner.

(10)	Includes 6,824 shares owned by GRQ Consultants Inc. 401K (“GRQ”) and 1,474,510 shares of common stock issuable upon conversion and/or exercise of outstanding secured convertible notes, series E convertible preferred stock and common stock purchase warrants owned directly by Mr. Honig and GRQ and represents the maximum beneficial ownership percentage pursuant to exercise limitations contained within secured convertible notes, series E convertible preferred stock and common stock purchase warrants owned by this beneficial owner. Mr. Honig is the trustee of GRQ and is deemed to hold voting and dispositive power over shares held by such entity.

(11)	Represents shares of common stock issuable upon conversion of outstanding secured convertible notes.

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(10)	Includes 6,824 shares owned by GRQ Consultants Inc. 401K (“GRQ”) and 1,474,510 shares of common stock issuable upon conversion and/or exercise of outstanding secured convertible notes, series E convertible preferred stock and common stock purchase warrants owned directly by Mr. Honig and GRQ and represents the maximum beneficial ownership percentage pursuant to exercise limitations contained within secured convertible notes, series E convertible preferred stock and common stock purchase warrants owned by this beneficial owner. Mr. Honig is the trustee of GRQ and is deemed to hold voting and dispositive power over shares held by such entity.

(11)	Represents shares of common stock issuable upon conversion of outstanding secured convertible notes.

STOCKHOLDER PROPOSALS AND NOMINATIONS

The Special Meeting is in addition to, and not in lieu of, the 2014 Annual Meeting of Shareholders, which we expect to hold in April 2014.  Under the federal securities laws, the deadline for submitting shareholder proposals for inclusion in the Company’s proxy statement and form of proxy for the Company’s 2014 Annual Meeting of Shareholders was September 20, 2013. Proposals must be submitted to the Secretary of the Company at its offices, 600 Eagleview Boulevard, Suite 300, Exton, Pennsylvania 19341.

If a shareholder of the Company wishes to present a proposal before the 2014 Annual Meeting of Shareholders or wishes to nominate a candidate for election to the Company’s board of directors, such shareholder must also give written notice to the Secretary of the Company at the address noted above. The Secretary must receive such notice not less than 60 days nor more than 90 days prior to the 2014 Annual Meeting of Shareholders; provided that, in the event that less than 60 days’ notice or prior public disclosure of the date of the 2014 Annual Meeting of Shareholders is given or made, notice by the shareholder must be received not later than the close of business on the 10th day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever occurs first. If a shareholder gives notice of such a proposal or nomination after the applicable deadline, the shareholder will not be permitted to present the proposal or nomination to the shareholders for a vote at the meeting.

A shareholder’s notice to the Secretary must set forth as to each matter the shareholder proposes to bring before the annual meeting: (i) a description in reasonable detail of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Company’s books, of the shareholder proposing such business and of the beneficial owner, if any, on whose behalf the proposal is made, (iii) such information regarding each director nominee or each matter of business to be proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the U. S. Securities and Exchange Commission, or the SEC, had the nominee been nominated, or intended to be nominated, or the matter been proposed, or intended to be proposed by the Company’s Board of Directors; (iv) if applicable, the consent of each nominee to be named in the proxy statement and to serve as director of the Company if so elected; (v) the class and number of shares of the Company that are owned beneficially and of record by the shareholder proposing such business and by the beneficial owner, if any, on whose behalf the proposal is made, and (vi) any material interest of such shareholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made in such business. The shareholder can alternatively satisfy the notice requirement by submitting proposals in compliance with SEC requirements and inclusion of such proposal within a proxy statement prepared by us.

TRANSACTION OF OTHER BUSINESS

At the date of this proxy statement, the only business which the board intends to present or knows that others will present at the Special Meeting is as set forth above. If any other matter or matters are properly brought before the Special Meeting, or an adjournment or postponement thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

HOUSEHOLDING OF PROXY STATEMENT

The rules promulgated by the SEC permit companies, brokers, banks or other intermediaries to deliver a single copy of our proxy materials to households at which two or more stockholders reside (“Householding”). Stockholders sharing an address who have been previously notified by their broker, bank or other intermediary and have consented to Householding, either affirmatively or implicitly by not objecting to Householding, received only one copy of our proxy materials. A stockholder who wishes to participate in Householding in the future must contact his or her broker, bank or other intermediary directly to make such request. Alternatively, a stockholder who wishes to revoke his or her consent to Householding and receive separate proxy materials for each stockholder sharing the same address must contact his or her broker, bank or other intermediary to revoke such consent. Stockholders may also obtain a separate proxy statement or may receive a printed or an e-mail copy of this proxy statement without charge by sending a written request to WPCS International Incorporated, Attn: Corporate Secretary, 600 Eagleview Boulevard, Suite 300, Exton, Pennsylvania 19341 or by calling us at (484) 359-7228.  We will promptly deliver a copy of this proxy statement upon request. Householding does not apply to stockholders with shares registered directly in their name.

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WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that the Company files at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website at www.sec.gov, from which interested persons can electronically access the Company’s SEC filings.

The SEC allows us to “incorporate by reference” into this proxy statement documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement, and later information that we file with the SEC will update and supersede that information. This proxy statement incorporates by reference our (i) annual report on Form 10-K for the year ended April 30, 2013 and (ii) quarterly report on Form 10-Q for the quarter ended October 31, 2013 that we have previously filed with the SEC. The Form 10-K and Form 10-Q contain important information about us and our financial condition and a copy of each is being delivered together with this proxy statement.

Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of proxy statements and any of the documents incorporated by reference in this document or other information concerning us, without charge, by written request directed to the attention of our Corporate Secretary at WPCS International Incorporated 600 Eagleview Boulevard, Suite 300, Exton, Pennsylvania 19341 or from the SEC through the SEC’s website at the address provided above.  Documents incorporated by reference are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED [*], 2014. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

By Order of the Board of Directors,

/s/ SEBASTIAN GIORDANO
Sebastian Giordano
Interim Chief Executive Officer and Director

Exton, Pennsylvania
March 7, 2014

33

ANNEX A

SECURITIES PURCHASE AGREEMENT

by and between

WPCS AUSTRALIA PTY LTD

and

TURQUINO EQUITY LLC

dated as of September 19, 2013

- i -

(continued)

- ii -

(continued)

- iii -

securities PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of September 19, 2013, by and between WPCS Australia Pty Ltd, an Australian corporation (“Seller”), and Turquino Equity LLC, a Delaware limited liability company (“Purchaser”). Capitalized terms used but not otherwise defined herein shall have the meanings set forth in Section 7.07 hereof unless the context clearly provides otherwise.

WHEREAS, Seller owns all of the issued and outstanding capital stock of The Pride Group (QLD) Pty Ltd, an Australian corporation (the “Company”), which as of the date hereof consists of 97,939 shares of A Class Ordinary Shares (the “Shares”); and

WHEREAS, subject to the terms and conditions set forth herein, Purchaser desires to purchase from Seller all of the Shares and Seller desires to sell to Purchaser all of the Shares.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I

PURCHASE AND SALE OF SHARES; CLOSING

Section 1.01. Purchase and Sale of the Shares; Payment.

(a) On the terms and subject to the conditions of this Agreement, at the Closing, Seller shall sell, transfer and deliver to Purchaser, and Purchaser shall purchase from Seller, the Shares for an aggregate cash purchase price (the “Purchase Price”) of One Million Four Hundred Thousand Dollars ($1,400,000), subject to adjustment as set forth herein. An amount equal to Eight Hundred Fifteen Thousand One Hundred Ninety-Two Dollars and Fifty Cents ($815,192.50) (the “Net Severance Amount”), which represents the full net amount due to Andrew Hidalgo pursuant to the Severance Agreement, shall be credited against the Purchase Price and Purchaser shall send, by wire of immediately available funds, an amount equal to Five Hundred Eighty-Four Eight Hundred Seven Dollars and Fifty Cents ($584,807.50) (the “Cash Component”) pursuant to the written instruction to be delivered by the Seller to the Purchaser prior to the Closing Date. Notwithstanding the foregoing, in the event that the Closing occurs on a date that is not November 1, 2013, the Net Severance Amount and Cash Component will be adjusted accordingly to reflect the revised net amount due to Andrew Hidalgo pursuant to the Severance Agreement and the corresponding change to the Cash Component due at Closing.

(b) Within ninety (90) days after the Closing Date, the Purchaser shall cause to be prepared and delivered to Seller a calculation of the Company’s net tangible asset value as of the Closing Date. Net tangible asset value is defined as total assets minus total liabilities minus intangible assets (“NTAV”). The Seller shall have a period of sixty (60) days to review the NTAV calculation. In the event the Seller and the Purchaser are unable to agree upon the NTAV after good faith negotiations for a period of 20 days, the Seller and the Purchaser shall submit such dispute for resolution to CohnReznick LLP (the “Independent Accounting Firm”), which shall determine and report to the parties and such report shall be final, binding and conclusive on the parties hereto. If the Independent Accounting Firm determines that the NTAV is within five percent (5%), whether greater or less, below the NTAV determined by the Purchaser, then the parties shall equally share the cost of the Independent Accounting Firm. If the Independent Accounting Firm determines that the NTAV is more than five percent (5%) above the NTAV determined by the Purchaser, then the Seller shall pay the fees and expenses of the Independent Accounting Firm. If the Independent Accounting Firm determines that the NTAV is more than five percent (5%) below the NTAV determined by the Purchaser, then the Purchaser shall pay the fees and expenses of the Independent Accounting Firm. The parties shall cooperate with one another and provide reasonable access of all pertinent books and records to the other party. In the event the NTAV as of the Closing Date shall be less than AUD $1,400,000, the Seller shall be required to pay the Purchaser the amount of the shortfall. In the event the NTAV as of the Closing Date shall be greater than AUD $1,500,000, the Purchaser shall be required to pay the Seller the amount of such excess. Any payments required to be made pursuant to this Section shall be paid within five (5) days after determination of the NTAV.

(c) The purchase and sale of the Shares is referred to in this Agreement as the “Acquisition.”

Section 1.02. Closing Date. The closing of the Acquisition and the other transactions contemplated hereby (the “Closing”) shall take place at the offices of Sichenzia Ross Friedman Ference LLP, 61 Broadway, 32nd Floor, New York, New York 10006, at 10:00 a.m. on November 1, 2013 or on such other date as mutually agreed to by the parties (the “Closing Date”). The Closing shall be deemed to be effective as of 12:01 a.m. on the Closing Date.

Section 1.03. Transactions to be Effected at the Closing. At the Closing:

(a) Seller shall deliver to Purchaser:

(i) A cross-receipt in the form of Exhibit A hereto executed by Seller;

(ii) certificates representing the Shares, duly endorsed in blank or accompanied by stock powers duly endorsed in blank in proper form for transfer; and

(iii) with the exception to Stephen Mullane, a duly executed resignation, effective as at the Closing, of each director of the Company set forth on Section 1.03(a)(iii) of the Company Disclosure Letter.

(b) Purchaser shall deliver to Seller:

(i) A cross-receipt in the form of Exhibit A hereto executed by Purchaser;

(ii) The Purchase Price; and

(iii) an assignment and assumption agreement for each Lease set forth on Section 1.03(b)(iii) of the Company Disclosure Letter in a form mutually acceptable to Seller, Purchaser and the applicable landlord transferring any related guarantees or obligations of Seller to Purchaser, executed by Purchaser.

ARTICLE II

Representations and Warranties OF Seller

Except as set forth in (i) the WPCS SEC Documents filed during the period beginning on November 1, 2009 and ending on the date of this Agreement (the “Filed WPCS SEC Documents”), to the extent reasonably apparent from the disclosure therein, or (ii) the disclosure letter, dated the date of this Agreement and delivered by Seller to Purchaser prior to the execution of this Agreement, together with any supplements delivered by Seller to Purchaser at or prior to the Closing Date to reflect any necessary changes between the date of execution of this Agreement and the Closing Date (the “Company Disclosure Letter”), which Company Disclosure Letter identifies the Section (or, if applicable, subsection) to which such exception relates (it being understood that disclosure in one section shall also apply to other sections to the extent it is reasonably apparent from the face of the disclosure that such disclosure would also apply to such other sections), Seller hereby represents and warrants to Purchaser as of the date hereof as follows:

Section 2.01. Organization.

(a) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, each of the Seller and the Company (i) has been duly organized and is validly existing in good standing (to the extent such concept is applicable) under the Laws of its jurisdiction of organization, with all requisite corporate power and authority to own its properties and conduct its business as currently conducted and (ii) is duly qualified as a foreign corporation for the transaction of business, and is in good standing (to the extent such concept is applicable) under the Laws of each other jurisdiction in which it owns or leases properties, or conducts any business so as to require such qualification.

(b) Neither the Seller nor the Company is in breach or violation of any of its certificate of incorporation, bylaws or other Organizational Documents, except for any breach or violation that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Prior to the Closing Date, Seller will deliver or make available to Purchaser true and complete copies of the Company’s certificate of incorporation, bylaws or other Organizational Documents, each as amended to date.

Section 2.02. Capitalization. The Shares are all of the issued and outstanding equity interests in the Company. All of the Shares have been duly authorized and validly issued, are fully paid and nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof, and are owned of record and beneficially by Seller. All of the Shares were issued in compliance with applicable Laws. None of the Shares were issued in violation of any agreement, arrangement or commitment to which Seller or the Company is a party or is subject to or in violation of any preemptive or similar rights of any Person. There are no outstanding or authorized options, warrants or other rights of any kind relating to the sale, issuance or voting of any Shares or any securities convertible into or evidencing the right to purchase any Shares. The Company does not own any shares of capital stock of or equity interests in (including any securities exercisable or exchangeable for or convertible into capital stock of or other voting or equity interests in) any other Person.

Section 2.03. Authority; Execution and Delivery; Enforceability. Seller has full power and authority to execute this Agreement and to consummate the Acquisition and the other transactions contemplated hereby. The execution and delivery by Seller of this Agreement and the consummation by Seller of the Acquisition and the other transactions contemplated hereby have been duly authorized by all necessary corporate action, except for WPCS Shareholder Approval. Seller has duly executed and delivered this Agreement and, assuming that this Agreement is the valid and binding agreement of Purchaser, this Agreement constitutes a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other Laws affecting creditors’ rights generally, and to general principles of equity.

Section 2.04. Title to Shares. Except as set forth on Section 2.04 of the Company Disclosure Letter, Seller has good and valid title to the Shares, free and clear of all Liens other than Permitted Liens. Upon Seller’s receipt of the Purchase Price, good and valid title to the Shares will pass to Purchaser, free and clear of all Liens, other than those arising from acts of Purchaser and other than Permitted Liens.

Section 2.05. No Conflicts; Consents.

(a) Except as set forth in Section 2.05(a) of the Company Disclosure Letter, the execution and delivery by Seller of this Agreement do not, and the performance of this Agreement, including the consummation of the Acquisition and the other transactions contemplated hereby and compliance by Seller with the terms hereof will not, (1) conflict with, constitute or result in any violation or breach of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of the Company under, any provision of (i) the certificate of incorporation, bylaws or other Organizational Documents of Seller or the Company, (ii) any Material Contract to which the Company is a party or by which any of its properties or assets is bound, or (iii) any Law applicable to the Company or its properties or assets, other than in each case any such items that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect, or (2) result in the creation or imposition of any Lien other than Permitted Liens on any properties or assets of the Company.

(b) Except as set forth on Section 2.05(b) of the Company Disclosure Letter, no notice to, or Consent of, any Person, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by Seller or the Company in connection with Seller’s execution, delivery and performance of this Agreement or Seller’s consummation of the Acquisition or the other transactions contemplated hereby except for such Consents, registrations, declarations or filings which, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

Section 2.06. Financial Information. The (i) consolidated financial statements of Seller and its consolidated Subsidiaries included or incorporated by reference in the WPCS 2013 10-K, and (ii) the unaudited July 31, 2013 financial statements of the Company included in Section 2.06 of the Company Disclosure Letter, are based on the books and records of the Company, and fairly present in all material respects the consolidated financial position of Seller as they relate to the Company, as of the dates indicated therein and the consolidated results of their operations and cash flows for the periods specified therein, and, except as stated therein, such financial statements were prepared in conformity with GAAP applied on a consistent basis.

Section 2.07. Absence of Changes. Since April 30, 2013 until the date hereof, no event or circumstance has occurred that, individually, or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect.

Section 2.08. No Undisclosed Liabilities. Except as and to the extent disclosed in the Filed WPCS SEC Documents, the Company has not had any liabilities or obligations of any nature, whether or not accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due and whether or not required to be disclosed, reserved against or otherwise provided for which is required by GAAP to be set forth on a consolidated balance sheet of WPCS and its consolidated Subsidiaries or in the notes thereto, other than liabilities or obligations (i) in the amounts reflected on or reserved against in WPCS’ consolidated balance sheet as of April 30, 2013 including in WPCS’ financial statements or (ii) that are incurred in the ordinary course of business since April 30, 2013.

Section 2.09. Litigation. There is no pending, or to Seller’s Knowledge, threatened in writing action, claim, suit, proceeding or investigation against the Company, or to which any property, assets or rights of the Company is subject, nor is the Company subject to any Order that remains outstanding or unsatisfied, in each case, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

Section 2.10. Condition of Assets. The buildings, plants, structures, furniture, fixtures, machinery, equipment, vehicles and other items of tangible personal property of the Company are operational and in a condition adequate and sufficient for use in the Company’s business as it has been conducted to date and as it shall be conducted in the future by Purchaser, ordinary wear and tear excepted.

Section 2.11. Compliance with Laws; Permits.

(a) The Company has all permits, licenses, franchises, authorizations, Orders and approvals of, and has made all filings, applications and registrations with, all Governmental Entities that are required in order to permit it to own, lease or license their properties, assets and rights, and to carry on their business as presently conducted, except where the failure to have such permits, licenses, franchises, authorizations, Orders and approvals or the failure to make such filings, applications and registrations would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. All such permits, licenses, certificates of authority, Orders and approvals are in full force and effect and, to Seller’s Knowledge, no suspension or cancellation of any of them is threatened in writing, and all such filings, applications and registrations are current, except where such absence, suspension or cancellation would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(b) The Company is in compliance with all applicable Laws, except where the failure to so comply would not result in a Company Material Adverse Effect. This Section 2.10(b) does not relate to matters with respect to the compliance of the financial statements with the Securities Act, the Exchange Act or SOX (which are the subject of Section 2.06), Taxes (which are the subject of Section 2.11), Company Benefit Plans (which are the subject of Section 2.12) and environmental matters (which are the subject of Section 2.14).

Section 2.12. Tax Matters. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) there has been filed by or on behalf of the Company all material Tax Returns required to be filed by the applicable Company, (ii) all Taxes of the Company (whether or not shown on such Tax Returns) have been or will be paid in a timely fashion or, where payment is not yet due, have been adequately provided for in the financial statements of the Company in accordance with GAAP, and (iii) no audit or other proceeding by any Governmental Entity is pending with respect to any Taxes due from the Company, except with respect to matters for which adequate reserves have been established in accordance with GAAP. Notwithstanding the above, Seller agrees to fully indemnify Purchaser in any amount for any Tax payments Purchaser ultimately has to make with respect to any time period prior to the date hereof as a result of findings by a Governmental Entity that Seller has violated applicable Law.

Section 2.13. Labor and Employee Benefit Matters.

(a) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) the Company is in compliance in all material respects with all applicable Laws respecting employment and employment practices, terms and conditions of employment and wages and hours, (ii) there is no unfair labor practice complaint against the Company pending before any Governmental Entity, (iii) there is no labor strike, dispute, slowdown or stoppage actually pending or, to the Knowledge of the Seller, threatened against the Company, (iv) there are no unpaid dues, assessments, fines or other expenses regarding the Company relating to any union violation, audit and/or issue, and (v) except as set forth on Section 2.12(a)(v) of the Company Disclosure Letter, there are no collective bargaining or other labor union Contracts to which the Company is a party or by which the Company is bound.

(b) Section 2.12(b) of the Company Disclosure Letter sets forth a list as of the date of this Agreement of each material Employee Program sponsored, maintained, or contributed to by the Company in which present or former employees of the Company participate or for which the Company has any material liability (collectively, the “Benefit Plans”). Except as set forth in Section 2.12(b) of the Company Disclosure Letter, no Benefit Plan is a (pension or non-pension) employee benefit plan to which more than one employer contributes and which is maintained pursuant to one or more collective bargaining agreements.

(c) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Benefit Plans are in compliance with all applicable requirements of applicable Laws and have been administered in accordance with their terms and such Laws.

(d) There are no pending or, to the Knowledge of the Seller, threatened, claims with respect to any Benefit Plans, other than ordinary and usual claims for benefits by participants and beneficiaries, that would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

Section 2.14. Real Property. The Company does not own any real property. Section 2.13 of the Company Disclosure Letter sets forth a complete and correct list in all material respects of the real property leased by the Company (the “Leased Real Property,” and the leases, together with any amendments and modifications thereto, pursuant to which such real property is leased, the “Leases”), which list sets forth each Lease and the address, landlord and tenant for each Lease. The Company is not a lessor, sublessor or grantor under any lease, sublease or other instrument granting to any other Person any right to the possession, lease, occupancy or enjoyment of any Leased Real Property. To Seller’s Knowledge, the Company has valid leasehold interest in all of the Leased Real Property, subject to no Liens other than Permitted Liens. The Company is in compliance with the terms of all leases relating to the Leased Real Property to which it is a party, except such compliance which has not had or would not reasonable be expect to have, individually or in the aggregate, a Company Material Adverse Effect. To Seller’s Knowledge, all such material Leases relating to the Leased Real Property are in full force and effect, and the Company enjoys peaceful and undisturbed possession under all such applicable leases.

Section 2.15. Environmental.

(a) The Company is in compliance with all applicable Environmental Laws and has obtained and is in compliance with all applicable permits, licenses and authorizations required under applicable Environmental Laws, except, in each case, as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(b) The Company has not received a notice in writing of violation or notification in writing of liability or potential liability arising out of any Environmental Law, and there is no Litigation or claim pending or, to Seller’s Knowledge, overtly threatened in writing under any Environmental Law, except in each case, with respect to any violation or liability that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(c) Except for matters that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, no Release of Hazardous Substances has occurred at, on, above, under or from any real property currently or formerly owned, leased, operated or used by the Company that has resulted or would reasonably be expected to result in a material investigation or remedial action.

Section 2.16. Contracts. Each written contract to which the Company is a party or by which it is bound, which is material to the business of such Company (each a “Material Contract”), is valid and binding on the Company in accordance with its terms and is in full force and effect, except to the extent that the invalidity or non-binding nature of any Material Contract would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, and none of the Company or, to the Seller’s Knowledge, any other party thereto is in breach or of default under (or received any written notice alleging to be in breach of or default under) of any such Material Contract, or has provided or received any written notice of any intention to terminate, any Material Contract, except for defaults which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

Section 2.17. Intellectual Property.

(a) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Company owns, or possess sufficient and legally enforceable licenses or other rights to use, any and all Intellectual Property necessary for the conduct of the businesses and operations of the Company as currently conducted.

(b) To Seller’s Knowledge, the conduct of the business of the Company does not infringe, conflict with or otherwise violate any Intellectual Property of any Person, and the Company has not received written notice or has knowledge of any such infringement, conflict or other violation, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

Section 2.18. Brokers and Finders. Neither the Company nor its Affiliates have retained any agent, broker, investment banker, financial advisor or other firm or Person that is or will be entitled to any brokers’ or finder’s fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement.

Section 2.19. Disclosure. No representation or warranty of Seller or the Company in this Agreement and no statement in the Company Disclosure Letter contains any material untrue statement or omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading. No notice given pursuant to Section 7.06 will contain any untrue statement or omit to state a material fact necessary to make the statements therein or in this Agreement, in light of the circumstances in which they were made, not misleading. To the Seller’s Knowledge, there is no fact that has specific application to the Company (other than general economic or industry conditions) that could have a Company Material Adverse Effect on the financial or other condition, results of operations, assets, liabilities, equity, business or prospects of the Company that has not been set forth in this Agreement.

Section 2.20. Disclaimer of Other Representations and Warranties. Except as otherwise expressly set forth in this Article II, Seller makes no other representations or warranties and expressly disclaims any other representations or warranties of any kind or nature, express or implied, as to the condition, value or quality of the business of the Company or the assets of the Company, and Seller specifically disclaims any implied representation or warranty of merchantability, usage, suitability or fitness for any particular purpose with respect to the assets of the Company, or any part thereof.

ARTICLE III

Representations and Warranties of Purchaser

Purchaser hereby represents and warrants to Seller as follows as of the date hereof:

Section 3.01. Organization.

(a) Purchaser has been duly incorporated and is validly existing as a limited liability company in good standing under the Laws of the State of Delaware, with all requisite corporate power and authority to own its properties and conduct its business as currently conducted, and, except as would not, individually or in the aggregate, reasonably be expected to have a Purchaser Material Adverse Effect, is duly qualified as a foreign limited liability company for the transaction of business, and is in good standing (to the extent such concept is applicable) under the Laws of each other jurisdiction in which it owns or leases properties, or conducts any business so as to require such qualification.

(b) Purchaser is not in breach or violation of its articles of incorporation, bylaws, or other Organizational Documents.

Section 3.02. Authority; Execution and Delivery; Enforceability. Purchaser has full power and authority to execute this Agreement and to consummate the Acquisition and the other transactions contemplated hereby. The execution and delivery by Purchaser of this Agreement and the consummation by Purchaser of the Acquisition and the other transactions contemplated hereby have been duly authorized by all necessary corporate action. Purchaser has duly executed and delivered this Agreement and, assuming that this Agreement is the valid and binding agreement of Seller, this Agreement constitutes a legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other Laws affecting creditors’ rights generally, and to general principles of equity.

Section 3.03. No Conflicts; Consents.

(a) The execution and delivery by Purchaser of this Agreement do not, and the consummation of the Acquisition and the other transactions contemplated hereby and compliance by Purchaser with the terms hereof will not, (i) have a Purchaser Material Adverse Effect or (ii) conflict with, constitute or result in any violation or breach of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Purchaser under, any provision of (A) its articles of incorporation, bylaws, other governing instrument or comparable Organizational Documents of Purchaser, (B) any contract to which Purchaser is a party or by which any of its properties or assets is bound, (C) any Law applicable to Purchaser or its properties or assets, other than, in the case of clauses (B) and (C) above, any such items that, individually or in the aggregate, have not had and would not reasonably be expected to have a Purchaser Material Adverse Effect.

(b) No Consent of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by Purchaser in connection with the execution, delivery and performance of this Agreement or the consummation of the Acquisition or the other transactions contemplated hereby.

Section 3.04. Investment Representation. Purchaser acknowledges that Seller has made (or caused to be made) available to Purchaser and its representatives the opportunity to ask questions of the officers and management of the Company as well as access to the documents, information and records of the Company, and Purchaser confirms that it has made an independent investigation, analysis and evaluation of the Company and its assets, liabilities, business and financial condition. Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the Company and the merits and risks of an investment in the Shares. Purchaser is acquiring the Shares for its own account and for investment and not with a view toward or for sale in connection with any distribution (as such term in used in Section 2(a)(11) of the Securities Act) thereof in violation of the Securities Act. Purchaser is an “accredited investor” (as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act) and understands that the Shares have not been registered under the Securities Act or registered or qualified under any applicable state securities laws. Purchaser understands and agrees that the Shares may not be sold, transferred, offered for sale or otherwise disposed of without registration under the Securities Act, except pursuant to an exemption from such registration available under the Securities Act, and without compliance with state, local and foreign securities laws, in each case, to the extent applicable.

Section 3.05. No Knowledge of Misrepresentation or Omission. To the Knowledge of the Purchaser, the representations and warranties of Seller made in this Agreement are true and correct. Purchaser does not have any actual knowledge of any material errors in, or material omissions from, any Section of the Company Disclosure Letter.

Section 3.06. Brokers and Finders. Neither Purchaser nor its Affiliates has retained any agent, broker, investment banker, financial advisor or other firm or Person that is or will be entitled to any brokers’ or finder’s fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement.

Section 3.07. Solvency. Assuming Seller’s representations and warranties contained in Article II are true and correct immediately after giving effect to the transactions contemplated by this Agreement and Seller has complied with its covenants hereunder, as of the Closing Date, the Company shall be able to pay its debts as they become due and shall own property which has a fair saleable value greater than the amounts required to pay its debts (including a reasonable estimate of the amount of all contingent liabilities). Assuming Seller’s representations and warranties contained in Article II are true and correct immediately after giving effect to the transactions contemplated by this Agreement and Seller has complied with its covenants hereunder, as of the Closing Date, the Company shall have adequate capital to carry on its businesses. No transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of the Company.

Section 3.08. Certain Purchaser Acknowledgments.

(a) Purchaser acknowledges that neither Seller nor the Company, nor any other Person acting on behalf of Seller or the Company or any of their Affiliates has made any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding Seller or the Company or their respective businesses or assets, except as expressly set forth in Article II. Purchaser further agrees that neither Seller nor any other Person shall have or be subject to any liability to Purchaser or any other Person resulting from the distribution to Purchaser, or Purchaser’s use of, any such information and any information, document or material made available to Purchaser or Purchaser’s representatives in certain “data rooms,” management presentations or any other form in expectation of the transactions contemplated by this Agreement.

(b) In connection with Purchaser’s investigation of the Company, Purchaser or Purchaser’s representatives have received from or on behalf of Seller and the Company certain projections, including projected statements of operating revenues and income from operations of the Company and certain business plan information. Purchaser acknowledges that there are uncertainties inherent in attempting to make such estimates, projections and other forecasts and plans, that Purchaser is familiar with such uncertainties, that Purchaser is taking full responsibility for making its own evaluation of the adequacy and accuracy of all estimates, projections and other forecasts and plans so furnished to it (including the reasonableness of the assumptions underlying such estimates, projections and forecasts), and that Purchaser shall have no claim against Seller or any other Person with respect thereto. Accordingly, neither Seller nor any other Person makes any representations or warranties whatsoever with respect to such estimates, projections and other forecasts and plans (including the reasonableness of the assumptions underlying such estimates, projections and forecasts).

ARTICLE IV

Covenants

Section 4.01. Access and Investigation. Between the date of this Agreement and the Closing Date and upon reasonable advance notice from Purchaser, Seller will, and will cause the Company and its representatives to, (a) afford Purchaser and its representatives and prospective lenders and their representatives full and free access to the Company’s personnel, properties (including subsurface testing), Contracts, books and records, and other documents and data, (b) furnish such Persons with copies of all such Contracts, books and records, and other documents and data as Purchaser may reasonably request, and (c) furnish such Persons with such additional financial, operating and other data and information as Purchaser may reasonably request.

Section 4.02. Negative Covenant. Except as otherwise expressly permitted by this Agreement, between the date of this Agreement and the Closing Date, Seller will not, and will not cause or permit the Company to, without the prior consent of Purchaser, (a) make any modifications to any Material Contract or Permit except in the ordinary course of business and consistent with past business practices, or (b) enter into any compromise or settlement of any pending or threatened Litigation.

Section 4.03. Required Approvals. As promptly as practicable after the date of this Agreement, Seller will, and will cause the Company to, (i) submit this Agreement to the shareholders of WPCS for their approval of the Agreement, the Acquisition and all the transactions contemplated hereby, (ii) obtain such consents set forth on Section 2.05(b) of the Company Disclosure Letter (each a “Material Consent”) and (iii) obtain a fairness opinion that the Purchase Price being paid by Purchaser to Seller for the Company is fair (the “Fairness Opinion”). Between the date of this Agreement and the Closing Date, Seller will, and will cause the Company to cooperate with Purchaser with respect to all filings that Purchaser elects to make or that Purchaser is required by Law to make in connection with the Acquisition.

Section 4.04. Confidentiality. Purchaser acknowledges that the information being provided to it in connection with the Acquisition and the consummation of the other transactions contemplated by this Agreement is subject to the terms of that certain confidentiality agreement between Purchaser and Seller, dated as of September 3, 2013 (the “Confidentiality Agreement”), the terms of which are incorporated in this Agreement by reference. Effective upon, and only upon, the Closing, the Confidentiality Agreement shall terminate with respect to information relating solely to the Company; provided, however, that Purchaser acknowledges that any and all other information provided to it by Seller, Seller’s Affiliates or Seller’s representatives concerning Seller and its Affiliates shall remain subject to the terms and conditions of the Confidentiality Agreement after the Closing Date.

Section 4.05. Retention of Books and Records. For a period of seven (7) years following the Closing, Purchaser shall retain the books and records of the Company, and upon reasonable notice, afford the officers, employees, agents and representatives of Seller reasonable access (including the right to make photocopies, at the expense of Seller), during normal business hours, to such books and records.

Section 4.06. Certain Consents and Waivers. Notwithstanding the items disclosed in Section 2.05(b) of the Company Disclosure Letter, Purchaser acknowledges that only the Material Consents shall have been obtained prior to the Closing Date and certain consents and waivers other than the Material Consents with respect to the transactions contemplated by this Agreement may be required from parties to the Contracts, Governmental Entities or other Persons and that such consents and waivers have not been obtained. Except for the Material Consents, Seller shall not have any liability to Purchaser or the Company arising out of or relating to the failure to obtain any consents or waivers that may be required in connection with the transactions contemplated by this Agreement or because of the termination of any Contract or revocation, suspension or termination of any Permit as a result thereof.

Section 4.07. Expenses; Transfer Taxes.

(a) Except as otherwise set forth in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such expense, including all costs and expenses incurred pursuant to this Section 4.04.

(b) Notwithstanding anything to the contrary contained herein, Purchaser shall pay the amount of any documentary, sales, use, real property transfer, real property gains, registration, value-added, transfer, stamp, recording and other similar Taxes, fees, and costs together with any interest thereon, penalties, fines, costs, fees, additions to tax or additional amounts with respect thereto incurred in connection with this Agreement and the transactions contemplated hereby. Each Party shall use commercially reasonable efforts to avail itself of any available exemptions from any Taxes, and to cooperate with the other Parties in providing any information and documentation that may be necessary to obtain such exemptions.

Section 4.08. Post-Closing Cooperation. Seller and Purchaser shall cooperate with each other, and shall cause their Affiliates and their officers, employees, agents, auditors and representatives to cooperate with each other, for a reasonable period after the Closing to ensure the orderly transition of the Company from Seller to Purchaser and to minimize any disruption to the Company and the other respective businesses of Seller and Purchaser that may result from the transactions contemplated by this Agreement. After the Closing, upon reasonable written notice, Seller and Purchaser shall furnish or cause to be furnished to each other and their Affiliates and their respective employees, counsel, auditors and representatives access, during normal business hours, to such information and assistance relating to the Company (to the extent within the control of such Party) as is reasonably necessary for financial reporting and accounting matters.

Section 4.09. Publicity. No public release or announcement concerning the Acquisition and the other transactions contemplated by this Agreement shall be issued by any Party following the Closing Date without the prior consent of the other Parties (which consent shall not be unreasonably withheld), except as such release or announcement may be required by Law or the rules or regulations of any securities exchange, in which case the Party required to make the release or announcement shall allow the other Party reasonable time to comment on such release or announcement in advance of such issuance.

Section 4.10. Further Assurances. From time to time, as and when requested by any Party, each Party shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions, as such other Party may reasonably deem necessary or desirable to complete the Acquisition and to consummate the transactions contemplated by this Agreement.

Section 4.11. Survival and Right to Indemnification.

(a) All of Seller’s representations, warranties, covenants, and/or obligations in this Agreement, and any other certificate or document delivered pursuant to this Agreement will survive the Closing and the consummation of the transactions contemplated herein for a one year period from the Closing; however, that representations and warranties with respect to tax and securities law matters shall survive for the applicable statute of limitations.

(b) Seller will indemnify and hold harmless Purchaser and its employees, officers, directors and shareholders (collectively, the “Turquino Indemnified Persons”) and will pay to the Turquino Indemnified Persons the amount of any damages arising, directly or indirectly, from any breach in any respect of any representation, warranty, covenant and /or obligation made by Seller in this Agreement or in any other certificate or document delivered pursuant to this Agreement; provided, however, that in no event shall Seller’s liability under this Agreement or in connection with any certificate or document delivered pursuant to this Agreement exceed an aggregate amount of One Hundred Thousand Dollars ($100,000).

Section 4.12. Employment and Indemnification Agreement Assumptions. Purchaser hereby agrees to assume the obligations of WPCS under the existing employment agreement with Matthew Hidalgo and the existing indemnification agreements between WPCS and each of Stephen Mullane and Mark Eaton.

ARTICLE V

CONDITIONS TO CLOSE

Section 5.01. Conditions to Obligations of Purchaser. The obligations of Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or Purchaser’s waiver, at or prior to the Closing, of each of the following conditions:

(a) All of Seller’s and Company’s representations and warranties in this Agreement (considered both collectively and individually) must have been accurate in all material respects as of the date of this Agreement, and must be accurate in all material respects as of the Closing Date as if then made;

(b) All of the covenants and obligations that the Seller is required to perform or to comply with under this Agreement on or before the Closing Date (considered both collectively and individually) must have been duly performed and complied with in all material respects at Purchaser’s reasonable satisfaction;

(c) Since the date of this Agreement, no event or circumstance shall have occurred that, individually, or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect;

(d) There must not have been made or threatened by any Person who is not a party to this Agreement any claim asserting that such Person (a) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any stock of or any other voting, equity or ownership interest in the Company, or (b) is entitled to all or any portion of the Purchase Price; and

(e) There must not be in effect any Law or Order that (a) prohibits the Acquisition or consummation of the transactions contemplated under this Agreement and (b) has been adopted or issued, or has otherwise become effective, since the date of this Agreement.

Section 5.02. Conditions to Obligations of Seller. The obligations of Seller to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or Seller’s waiver, at or prior to the Closing, of each of the following conditions:

(a) All of Purchaser’s representations and warranties in this Agreement (considered both collectively and individually) must have been accurate in all material respects as of the date of this Agreement and must be accurate in all material respects as of the Closing Date as if then made;

(b) All of the covenants and obligations that Purchaser is required to perform or to comply with under this Agreement on or before the Closing Date (considered both collectively and individually) must have been duly performed and complied with in all material respects at Seller’s reasonable satisfaction;

(c) WPCS Shareholder Approval has been obtained,

(d) The Fairness Opinion has been obtained, and

(e) There must not be in effect any Law or Order that (a) prohibits the Acquisition or consummation of the transactions contemplated under this Agreement and (b) has been adopted or issued, or has otherwise become effective, since the date of this Agreement.

ARTICLE VI

TERMINATION

Section 6.01. Termination Events. Subject to Section 6.02, this Agreement may, by notice given before or at the Closing, be terminated:

(a) by mutual consent of Purchaser and Seller;

(b) by Purchaser or Seller if (i) WPCS Shareholder Approval is not obtained at a shareholder meeting duly called where such proposal is submitted to the vote of the shareholders of WPCS or (ii) the Fairness Opinion is not obtained;

(c) by Purchaser if Seller has committed a material breach of any provision of this Agreement, Purchaser has not waived such material breach and Seller has not cure such material breach within 30 days of receipt of written notice (with specificity) of such;

(d) by Seller if Purchaser has committed a material breach of any provision of this Agreement, Seller has not waived such material breach and Purchaser has not cure such material breach within 30 days of receipt of written notice (with specificity) of such;

(e) by Purchaser if the satisfaction of any condition in Section 5.01 is or becomes impossible (other than through the failure of Purchaser to comply with its obligations under this Agreement) and Purchaser has not waived such condition; or

(f) by Seller if the satisfaction of any condition in Section 5.02 is or becomes impossible (other than through the failure of Seller to comply with its obligations under this Agreement) and Seller has not waived such condition.

Section 6.02. Effect of Termination. Each Party’s right of termination under Section 6.01 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of such right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 6.01, all obligations of the Parties under this Agreement will terminate, except that the obligations in Sections 7.09, 7.10, 7.11, 7.12, and 7.13 will survive; provided, however, that if this Agreement is terminated by a Party because of the breach of the Agreement by another Party or because one or more of the conditions to the terminating Party’s obligations under this Agreement is not satisfied as a result of any other Party’s failure to comply with its obligations under this Agreement, the terminating Party’s right to pursue all legal remedies, including the right to an immediate refund of any amounts paid to the other Party under this Agreement, will survive such termination unimpaired.

ARTICLE VII

General Provisions

Section 7.01. Statutes. Except as otherwise provided in this Agreement, any reference in this Agreement to a statute refers to such statute and all rules and regulations made under it, as it or they may have been amended or re-enacted.

Section 7.02. Non-Business Days. Whenever payments are to be made or an action is to be taken on a day which is not a Business Day, such payment shall be made or such action shall be taken on or not later than the next succeeding Business Day.

Section 7.03. Amendments; Waivers. This Agreement may only be amended, supplemented or otherwise modified by written agreement signed by Seller and Purchaser. By an instrument in writing, Purchaser or Seller may waive compliance by the other with any term or provision of this Agreement that such other Party was or is obligated to comply with or perform. No waiver by a party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent occurrence. No failure or delay by a party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

Section 7.04. Assignment. This Agreement and the rights and obligations under this Agreement shall not be assignable or transferable by any Party (including by operation of law in connection with a merger or consolidation of such Party) without the prior written consent of the other Party, such consent not to be unreasonably withheld. Any attempted assignment in violation of this Section 5.04 shall be void.

Section 7.05. No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 7.06. Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt), (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested), (c) on the date sent by facsimile (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient, or (d) on the third (3rd) Business Day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 5.06):

If to Purchaser, to:	Turquino Equity LLC 10 East Kentucky Avenue Long Beach Township, NJ 08008 Phone: (610) 564-5574 Attention: Andrew Hidalgo, Managing Partner

with a copy (which will not constitute notice) to:	Miller, Canfield, Paddock, and Stone, P.L.C. 500 Fifth Avenue, 43rd Floor New York, New York 10110 Fax no: (212) 704-4410 Phone: (212) 704-4414 Attention: Gurinder J. Singh

If to Seller, to:	WPCS Australia Pty Ltd c/o WPCS International Incorporated One East Uwchlan Avenue Suite 301 Exton, Pennsylvania, 19341 Facsimile: (610) 903-0401 Attention: Chief Executive Officer

with a copy (which will not constitute notice) to:	Sichenzia Ross Friedman Ference LLP 61 Broadway, 32nd Floor New York, New York 10006 Facsimile: (212) 930-9725 Attention: Thomas A. Rose

or to such other Persons, addresses or facsimile numbers as may be designated in writing by the Person entitled to receive such communication as provided above.

Section 7.07. Interpretation; Exhibits and Sections; Certain Definitions.

(a) The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section or Exhibit, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” A reference in this Agreement to $ or dollars is to U.S. dollars, except any reference to AUD $ refers to Australian dollars. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to “this Agreement” shall include all Exhibits hereto and the Company Disclosure Letter.

(b) The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(c) For all purposes of this Agreement:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by or is under common control with, such Person. For the purposes of this definition, “control” (including, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by Contract or otherwise.

“Business Day” means any day, other than Saturday, Sunday or any day on which banking institutions located in New York City are authorized or required by Law or other governmental action to close.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company Material Adverse Effect” means any event, change, development, effect or occurrence (an “Effect”) that, individually or together with any other Effect, is materially adverse to the business, assets, liabilities, results of operations or condition (financial or otherwise) of the Company, taken as a whole; provided, however, that in determining whether a Company Material Adverse Effect has occurred, there shall be excluded any Effect to the extent resulting from the following: (a) any Effect affecting the businesses or industries in which the Company operates (including general pricing changes), (b) any change in general economic or business conditions, including changes in the financial, securities or credit markets (including changes in interest rates and currency rates), or changes in such conditions in any area in which the Company operates, (c) any change in global or national political conditions, (d) the negotiation, execution, announcement, pendency or performance of this Agreement and the transactions contemplated by this Agreement, (e) any failure, in and of itself, of the Company to meet any estimates, expectations, forecasts or projections, including revenues, earnings or other measures of financial performance, for any period; provided, however, that the facts and circumstances underlying any such failure may, except as may be provided in subsections (a), (b), (c), (d), (f), (g), (h), (i) or (j) of this definition, be considered in determining whether a Company Material Adverse Effect has occurred, (f) any change in GAAP or other accounting standards or any change in any Laws or interpretations thereof, in each case, after the date of this Agreement, (g) any act of God or any change that is the result of any outbreak or escalation of acts of war, material armed hostilities or other material international or national calamity, acts of terrorism or natural disasters, (h) any loss of or adverse change in the business relationship between the Company, on the one hand, and Purchaser or any of its Affiliates, on the other hand, (i) any fees, expenses or change of control payments incurred in connection with this Agreement and the transactions contemplated by this Agreement or (j) any action expressly required or permitted by this Agreement, including actions required to be taken by this Agreement upon the specific request of Purchaser, or the failure to take any actions due to the restrictions set forth in this Agreement; except, with respect to clauses (a), (b), (c), (f) or (g), so long as such changes do not have a disproportionate adverse impact on the Company, taken as a whole, relative to other businesses of similar size operating in the same industry in which the Company operates.

“Consent” means any consent, approval, authorization, permit, clearances, exemption and notice.

“Contracts” means any contracts, agreements, licenses, notes, bonds, mortgages, deeds, undertakings, indentures, leases or other binding instruments or binding commitments, whether written or oral.

“Employee Program” means (a) all employee share or benefit plans within the meaning of Division 13 of the Income Tax Assessment Act 1997 (Cth), including, but not limited to multiple employer welfare arrangements, plans to which more than one unaffiliated employer contributes, and employee benefit plans (such as foreign or excess benefit plans) which do not qualify under the aforementioned Division 13; and (b) all share and stock option plans, bonus or incentive award plans, severance pay policies or agreements, deferred compensation agreements, supplemental income arrangements, vacation plans, and all other employee benefit plans, agreements, and arrangements not described in (a) above.

“Environmental Law” means any Law regulating or relating to the protection of human health, safety, natural resources or the environment.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“GAAP” means generally accepted accounting principles in the United States in effect from time to time.

“Governmental Entity” means any international, national, federal, state, provincial or local governmental, regulatory or administrative authority, agency, commission, court, tribunal, arbitral body, self-regulated entity or similar body, whether domestic or foreign.

“Hazardous Substance” shall mean (a) any material, substance, chemical, waste, product, derivative, compound, mixture, solid, liquid, mineral or gas, in each case, whether naturally occurring or manmade, that is hazardous, acutely hazardous, toxic, or words of similar import or regulatory effect under Environmental Laws, and (b) any petroleum or petroleum-derived products, radon, radioactive materials or wastes, asbestos in any form, lead or lead-containing materials, urea formaldehyde foam insulation and polychlorinated biphenyls.

“Intellectual Property” means all intellectual property and other similar proprietary rights in any jurisdiction, whether owned or held for use under license, whether registered or unregistered, including such rights in and to: (a) patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof, continuing patent applications, reexaminations, and extensions thereof, any counterparts claiming priority therefrom, utility models, patents of importation/confirmation, certificates of invention, certificates of registration and like rights (“Patents”); inventions, invention disclosures, discoveries and improvements, whether or not patentable; (b) copyrights and all other similar rights throughout the world; (c) design rights; (d) trade names, logos, trademarks and service marks, trade dress, certification marks and the goodwill associated with the foregoing; (e) trade secrets (including, those trade secrets defined in the Uniform Trade Secrets Act or under similar foreign statutory and common law), business, technical and know-how information, databases, data collections and other confidential and proprietary information and all rights therein; (f) software, including data files, source code, object code, application programming interfaces, architecture, documentation, files, records, schematics, computerized databases and other software-related specifications and documentation; and (g) Internet domain names; and in each case of (a) to (g) above, including any registrations of, applications to register, and renewals and extensions of, any of the foregoing with or by any Governmental Entity in any jurisdiction.

“Laws” means any domestic or foreign laws, common law, statutes, ordinances, rules, regulations, codes, Orders or legally enforceable requirements enacted, issued, adopted, promulgated, enforced, ordered or applied by any Governmental Entity.

“Liens” means, with respect to any property or asset, all pledges, liens, mortgages, charges, encumbrances, hypothecations, options, rights of first refusal, rights of first offer and security interests of any kind or nature whatsoever.

“Litigation” means any action, cause of action, claim, cease and desist letter, demand, suit, arbitration proceeding, citation, summons, subpoena or investigation or proceeding of any nature, civil, criminal, regulatory or otherwise, at law or in equity.

“Order” means order, writ, assessment, decision, injunction, decree, ruling or judgment of a Governmental Entity.

“Organizational Documents” means the articles of incorporation, certificate of incorporation, charter, bylaws, articles of formation, certificate of formation, regulations, operating agreement, certificate of limited partnership, partnership agreement, and all other similar documents, instruments or certificates executed, adopted, or filed in connection with the creation, formation, or organization of a Person, including any amendments thereto.

“Party” means any of Purchaser or Seller, and “Parties” means both of them collectively.

“Permitted Liens” means (a) statutory Liens for current Taxes or other governmental charges or assessments not yet due and payable or the amount or validity of which is being contested in good faith (provided appropriate reserves required pursuant to GAAP have been made in respect thereof), (b) mechanics’, carriers’, workers’, repairers’ and similar statutory Liens arising or incurred in the ordinary course of business for amounts which are not delinquent or which are being contested by appropriate proceedings (provided appropriate reserves required pursuant to GAAP have been made in respect thereof), (c) zoning, entitlement, building and other land use regulations imposed by Governmental Entities having jurisdiction over such Person’s owned or leased real property, which are not violated by the current use and operation of such real property, (d) covenants, conditions, restrictions, easements and other similar non-monetary matters of record affecting title to such Person’s owned or leased real property, which do not materially impair the occupancy or use of such real property for the purposes for which it is currently used in connection with such Person’s businesses, (e) any right of way or easement related to public roads and highways, and (f) Liens arising under workers’ compensation, unemployment insurance, social security, retirement and similar legislation.

“Permits” means any material certificates, licenses, permits, authorizations and approvals required by Law in connection with the operation of the business of either Company as presently conducted.

“Person” means any individual, corporation, limited or general partnership, limited liability company, limited liability partnership, trust, association, joint venture, Governmental Entity and other entity and group (which term will include a “group” as such term is defined in Section 13(d)(3) of the Exchange Act).

“Purchaser Material Adverse Effect” means a material adverse effect on the ability of Purchaser to perform its obligations under this Agreement or on the ability of Purchaser to consummate the Acquisition and the other transactions contemplated hereby.

“Purchaser’s Knowledge” or “Knowledge of the Purchaser” means the actual knowledge of the managing member of Purchaser.

“Release” means any releasing, disposing, discharging, injecting, spilling, leaking, leaching, pumping, dumping, emitting, escaping, emptying, seeping, dispersal, migration, transporting, placing and the like, including without limitation, the moving of any materials through, into or upon, any land, soil, surface water, groundwater or air, or otherwise entering into the indoor or outdoor environment.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Seller’s Knowledge” or “Knowledge of the Seller” means the actual knowledge of the directors of Seller.

“Subsidiary” means, when used with respect to any party, any corporation or other organization, whether incorporated or unincorporated, a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its subsidiaries, or by such party and one or more of its subsidiaries.

“Taxes” means all federal, state, local, foreign and other income, gross receipts, sales, use, production, ad valorem, transfer, franchise, registration, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, estimated, excise, severance, environmental, stamp, occupation, premium, property (real or personal), real property gains, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.

“Tax Returns” means any return, declaration, report, claim for refund, information return or statement or other document required to be filed with or provided to any taxing authority in respect of Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“WPCS” means WPCS International Incorporated, a Delaware corporation and the parent company of the Seller.

“WPCS 2013 10-K” means WPCS’ Annual Report on Form 10-K for the fiscal year ended April 30, 2013 filed with the SEC.

“WPCS SEC Documents” means all forms, statements, reports and documents, together with any required amendments thereto, that WPCS was required to file or furnish with the SEC pursuant to the Securities Act and the Exchange Act.

“WPCS Shareholder Approval” means the consent from the shareholders of WPCS approving the Agreement, the Acquisition and all the transactions contemplated hereby at a duly called meeting of WPCS’ shareholders.

(d) Index of Defined Terms.

Defined Term	Section	Page
Agreement	Preamble	1
Acquisition	1.01(c)	2
Benefit Plans	2.12(b)	6
Closing	1.02	2
Closing Date	1.02	2
Company	Preamble	1
Company Disclosure Letter	Article II	3
Confidentiality Agreement	4.01	11
Effect	Definition of “Company Material Adverse Effect”	15
Filed WPCS SEC Documents	Article II	3
Independent Accounting Firm	1.01(b)	1
Leased Real Property	2.13	7
Leases	2.13	7
Material Contract	2.16	8
NTAV	1.01(b)	1
Purchase Price	1.01(a)	1
Purchaser	Preamble	1
Shares	Preamble	1
Seller	Preamble	1
Turquino Indemnified Persons	4.08(b)	13

Section 7.08. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the Parties and delivered to the other Parties. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

Section 7.09. Entire Agreement; Survival. This Agreement (including the Exhibits to this Agreement), the Company Disclosure Letter and the Confidentiality Agreement constitute the entire agreement among the Parties with respect to the subject matter of this Agreement and supersede all other prior agreements and understandings, both written and oral, among the parties to this Agreement with respect to the subject matter of this Agreement. In the event of any inconsistency between the statements in the body of this Agreement, the Confidentiality Agreement and the Company Disclosure Letter (other than an exception expressly set forth as such in the Company Disclosure Letter), the statements in the body of this Agreement will control. The Confidentiality Agreement will survive the Closing Date in accordance with its terms.

Section 7.10. Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 7.11. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than those of the State of Delaware.

Section 7.12. Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.12.

Section 7.13. Consent to Jurisdiction. Each Party hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court for the Southern District of New York, or, if (and only if) such court lacks subject matter jurisdiction, the Federal court of the United States of America sitting in New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the agreements delivered in connection herewith or the transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto, and each of the parties hereby irrevocably and unconditionally (a) agrees not to commence any such action or proceeding except in the United States District Court for the Southern District of New York, or, if (and only if) such court lacks subject matter jurisdiction, the Federal court of the United States of America sitting in New York, and any appellate court from any thereof, (b) agrees that any claim in respect of any such action or proceeding may be heard and determined in the United States District Court for the Southern District of New York, or, if (and only if) such court lacks subject matter jurisdiction, the Federal court of the United States of America sitting in New York, and any appellate court from any thereof, (c) waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any such action or proceeding in the United States District Court for the Southern District of New York, or, if (and only if) such court lacks subject matter jurisdiction, the Federal court of the United States of America sitting in New York, and any appellate court from any thereof and (d) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in the United States District Court for the Southern District of New York, or, if (and only if) such court lacks subject matter jurisdiction, the Federal court of the United States of America sitting in New York, and any appellate court from any thereof. Each Party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 5.13. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by Law.

[signature page follows]

IN WITNESS WHEREOF, Seller and Purchaser have duly executed this Agreement as of the date first written above.

WPCS AUSTRALIA PTY LTD

By:	/s/ JOSEPH HEATER
Name: Joseph Heater
Title: Director

TURQUINO EQUITY LLC

By:	/s/ ANDREW HIDALGO
Name: Andrew Hidalgo
Title: Managing Member

Signature Page to Securities Purchase Agreement

ANNEX B

WPCS INTERNATIONAL INCORPORATED AND SUBSIDIARIES

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

	As Reported	Pro Forma		Pro Forma
ASSETS	October 31, 2013	Adjustments		Oct 31, 2013
	(unaudited)
CURRENT ASSETS:

Cash and cash equivalents	$1,755,372	$(257,166	)(1)	$1,496,929
		584,808	(2)
		(586,085	)(3)
Restricted cash				-
Accounts receivable, net of allowance of $1,382,778 and $1,427,308 at October 31, 2013 and April 30, 2013, respectively	10,392,475	(1,292,564	)(1)	9,099,911
Costs and estimated earnings in excess of billings on uncompleted contracts	1,339,087	(189,678	)(1)	1,149,409
Deferred contract costs	1,745,324	-		1,745,324
Prepaid expenses and other current assets	341,907	(103,945	)(1)	237,962
Prepaid income taxes	2,185	-		2,185
Total current assets	15,576,350	(1,844,630)		13,731,720
				-
PROPERTY AND EQUIPMENT, net	2,576,561	(205,970	)(1)	2,370,591
				-
OTHER INTANGIBLE ASSETS, net	183,411	(183,411	)(1)	-
				-
OTHER ASSETS	79,508	(16,161	)(1)	63,347

Total assets	$18,415,830	$(2,250,172)		$16,165,658

LIABILITIES AND DEFICIT

CURRENT LIABILITIES:

Current portion of loans payable	$46,773	-		$46,773
Senior secured convertible notes, net of debt discount	-	-		-
Derivative liability - senior secured convertible note	-	-		-
Accounts payable and accrued expenses	4,984,732	(668,319	)(1)	4,296,385
		(20,028	)(3)
Accrued severance expense	1,381,249	(1,381,249	)(2)	-
Billings in excess of costs and estimated earnings on uncompleted contracts	2,030,478	(32,111	)(1)	1,998,367
Deferred revenue	420,550	-		420,550
Other payable	1,533,757	-		1,533,757
Short-term bank loan	3,283,860	-		3,283,860
Income taxes payable	46,816	-		46,816
Total current liabilities	13,728,215	(2,101,707)		11,626,508

Loans payable, net of current portion	147,222	-		147,222
Total liabilities	13,875,437	(2,101,707)		11,773,730

COMMITMENTS AND CONTINGENCIES

EQUITY:

WPCS DEFICIT:
Preferred stock - $0.0001 par value, 5,000,000 shares authorized, none issued	-	-		-
Common stock - $0.0001 par value, 14,285,714 shares authorized, 1,269,929 and 994,187 shares issued and outstanding at October 31, 2013 and April 30, 2013, respectively	131	-		131
Additional paid-in capital	62,803,147	-	(2)	62,803,147
Accumulated deficit	(60,420,464)	758,382	(1)	(59,662,082)
Accumulated other comprehensive income on foreign currency translation	1,294,816	(906,847	)(1)	387,969

Total WPCS deficit	3,677,630	(148,465)		3,529,165
				-
Noncontrolling interest	862,763	-		862,763
Total deficit	4,540,393	(148,465)		4,391,928
				-
Total liabilities and deficit	$18,415,830	$(2,250,172)		$16,165,658

(1)	To eliminate the assets and liabilities of The Pride Group in connection with the Stock Sale to Turquino.

(2)	To settle the purchase price with Turquino by applying the net after tax severance balance due Mr. Hidalgo of $815,192 as partial payment towards the purchase price of $1,400,000, and Turquino paying cash for the difference between the Purchase Price and the severance balance due, or $584,808.

(3)	To pay the Company's employer and employee payroll tax obligations in connection with the final settlement of Mr. Hidalgo's separation agreement.

WPCS INTERNATIONAL INCORPORATED AND SUBSIDIARIES

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

	As Reported	Pro Forma		Pro Forma
ASSETS	April 30, 2013	Adjustments		April 30, 2013

CURRENT ASSETS:

Cash and cash equivalents	$1,410,223	(494,471	)(1)	$2,315,752
		1,400,000	(2)

Restricted cash	1,869,178	-		1,869,178
Accounts receivable, net of allowance of $1,382,778 and $1,427,308 at October 31, 2013 and April 30, 2013, respectively	8,363,089	(1,277,120	)(1)	7,085,969
Costs and estimated earnings in excess of billings on uncompleted contracts	1,148,855	(69,488	)(1)	1,079,367
Deferred contract costs	1,597,894	-		1,597,894
Prepaid expenses and other current assets	204,492	(64,370	)(1)	140,122
Prepaid income taxes	2,185			2,185
Total current assets	14,595,916	(505,449)		14,090,467
				-
PROPERTY AND EQUIPMENT, net	3,053,455	(298,721	)(1)	2,754,734
				-
OTHER INTANGIBLE ASSETS, net	250,632	(234,404	)(1)	16,228
				-
OTHER ASSETS	244,963	(17,704	)(1)	227,259

Total assets	$18,144,966	$(1,056,278)		$17,088,688
LIABILITIES AND DEFICIT

CURRENT LIABILITIES:

Current portion of loans payable	$43,942	-		$43,942
Senior secured convertible notes, net of debt discount	1,111,111	-		1,111,111
Derivative liability - senior secured convertible note	3,088,756	-		3,088,756
Accounts payable and accrued expenses	4,764,487	(683,141	)(1)	4,081,346

Accrued severance expense	-			-
Billings in excess of costs and estimated earnings on uncompleted contracts	1,642,501	(23,194	)(1)	1,619,307
Deferred revenue	113,503	-		113,503
Other payable	1,743,986	-		1,743,986
Short-term bank loan	2,432,205	-		2,432,205
Income taxes payable	139,557	-		139,557
Total current liabilities	15,080,048	(706,335)		14,373,713

Loans payable, net of current portion	133,838	-		133,838
Derivative liability - warrants	3,858,508	-		3,858,508
Total liabilities	19,072,394	(706,335)		18,366,059

COMMITMENTS AND CONTINGENCIES

EQUITY:

WPCS DEFICIT:
Preferred stock - $0.0001 par value, 5,000,000 shares authorized, none issued	-			-
Common stock - $0.0001 par value, 14,285,714 shares authorized, 1,269,929 and 994,187 shares issued and outstanding at October 31, 2013 and April 30, 2013, respectively	99	-		99
Additional paid-in capital	50,844,183	-	(2)	50,844,183
Accumulated deficit	(54,054,389)	710,922	(1)	(53,343,467)
Accumulated other comprehensive income on foreign currency translation	1,433,541	(1,060,865	)(1)	372,676

Total WPCS deficit	(1,776,566)	(349,943)		(2,126,509)
				-
Noncontrolling interest	849,138			849,138
Total deficit	(927,428)	(349,943)		(1,277,371)
				-
Total liabilities and deficit	$18,144,966	$(1,056,278)		$17,088,688

(1)	To eliminate the assets and liabilities of The Pride Group in connection with the Stock Sale to Turquino.

(2)	To sell the capital stock of The Pride Group to Turquino for a purchase price of $1,400,000 in cash. Note that as of April 30, 2013, no separation agreement had been entered into with Mr. Hidalgo, so the pro forma assumption includes the full purchase price in cash as of April 30, 2013.

WPCS INTERNATIONAL INCORPORATED AND SUBSIDIARIES

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

	Six Months Ended October 31, 2013
		Pro Forma
	As Reported	Adjustments		Pro Forma

REVENUE	$15,187,127	-		15,187,127

COSTS AND EXPENSES:
Cost of revenue	11,346,996	-		11,346,996
Selling, general and administrative expenses	3,837,815	-		3,837,815
Severance expense	1,474,277	-		1,474,277
Depreciation and amortization	457,952	-		457,952

	17,117,040	-		17,117,040

OPERATING LOSS	(1,929,913)	-		(1,929,913)

OTHER EXPENSE:
Interest expense	3,540,942	-		3,540,942
Change in fair value of derivative liability	833,750	-		833,750

Loss from continuing operations before income tax provision	(6,304,605)	-		(6,304,605)

Income tax provision	18,288	-		18,288

LOSS FROM CONTINUING OPERATIONS	(6,322,893)	-		(6,322,893)

Discontinued operations

(Loss) income from operations	(39,747)	39,747	(1)	-
Gain from disposal	-	718,635	(2)	718,635

(Loss) income from discontinued operations	(39,747)	758,382		718,635

CONSOLIDATED NET (LOSS) INCOME	(6,362,640)	758,382		(5,604,258)

Net income attributable to noncontrolling interest	3,434	-		3,434

NET (LOSS) INCOME ATTRIBUTABLE TO WPCS	$(6,366,074)	$758,382		$(5,607,692)

Basic and diluted net (loss) income per common share attributable to WPCS:
Loss from continuing operations attributable to WPCS	$(5.57)	$0.00		$(5.57)
(Loss) income from discontinued operations attributable to WPCS	$(0.03)	$0.67		$0.63
Basic and diluted net (loss) income per common share attributable to WPCS	$(5.60)	$0.67		$(4.93)

Basic and diluted weighted average number of common shares outstanding	1,136,750	1,136,750		1,136,750

(1)	To eliminate The Pride Group operating loss in connection with the Stock Sale to Turquino.

(2)	To record the gain on the sale of The Pride Group to Turquino.

ANNEX C

Certificate of Amendment

of
Certificate of Incorporation

of
WPCS International Corporation

Under Section 242 of the Delaware General Corporation Law

WPCS International Corporation, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”) hereby certifies as follows:

1. The certificate of incorporation of the Corporation is hereby amended by replacing Article Fourth, in its entirety, with the following:

“ARTICLE 4: The Corporation is authorized to issue two classes of stock. One class of stock shall be common stock, par value $0.0001. The second class of stock shall be Preferred Stock, par value $0.0001. The Preferred Stock, or any series thereof, shall have such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as shall be expressed in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors and may be made dependent upon facts ascertainable outside such resolution or resolutions of the Board of Directors, provided that the matter in which such facts shall operate upon such designations, preferences, rights and qualifications; limitations or restrictions of such class or series of stock is clearly and expressly set forth in the resolution or resolutions providing for the issuance of such stock by the Board of Directors.

The total number of shares of stock of each class which the Corporation shall have authority to issue and the par value of each share of each class of stock are as follows:

Class	Par Value	Authorized Shares
Common	$0.0001	75,000,000
Preferred	$0.0001	5,000,000

Totals:		80,000,000

2. The foregoing amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation law of the State of Delaware by the vote of a majority of each class of outstanding stock of the Corporation entitled to vote thereon.

IN WITNESS WHEREOF, I have signed this Certificate this ____ day of __________, 2014.

Sebastian Giordano Interim Chief Executive Officer

ANNEX D

WPCS INTERNATIONAL INCORPORATED

2014 EQUITY INCENTIVE PLAN

1.	PURPOSE OF PLAN

1.1 The purpose of this 2014 Equity Incentive Plan (this “Plan”) of WPCS International Incorporated, a Delaware corporation (the “Corporation”), is to promote the success of the Corporation and to increase stockholder value by providing an additional means through the grant of awards to attract, motivate, retain and reward selected employees and other eligible persons.

2.	ELIGIBILITY

2.1 The Administrator (as such term is defined in Section 3.1) may grant awards under this Plan only to those persons that the Administrator determines to be Eligible Persons. An “Eligible Person” is any person who is either: (a) an officer (whether or not a director) or employee of the Corporation or one of its Subsidiaries; (b) a director of the Corporation or one of its Subsidiaries; or (c) a consultant who renders bona fide services (other than services in connection with the offering or sale of securities of the Corporation or one of its Subsidiaries in a capital-raising transaction or as a market maker or promoter of securities of the Corporation or one of its Subsidiaries) to the Corporation or one of its Subsidiaries and who is selected to participate in this Plan by the Administrator; provided, however, that a person who is otherwise an Eligible Person under clause (c) above may participate in this Plan only if such participation would not adversely affect either the Corporation’s eligibility to use Form S-8 to register under the Securities Act of 1933, as amended (the “Securities Act”), the offering and sale of shares issuable under this Plan by the Corporation, or the Corporation’s compliance with any other applicable laws. An Eligible Person who has been granted an award (a “participant”) may, if otherwise eligible, be granted additional awards if the Administrator shall so determine. As used herein, “Subsidiary” means any corporation or other entity a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation; and “Board” means the Board of Directors of the Corporation.

3.	PLAN ADMINISTRATION

3.1 The Administrator. This Plan shall be administered by and all awards under this Plan shall be authorized by the Administrator. The “Administrator” means the Board or one or more committees appointed by the Board or another committee (within its delegated authority) to administer all or certain aspects of this Plan. Any such committee shall be comprised solely of one or more directors or such number of directors as may be required under applicable law. A committee may delegate some or all of its authority to another committee so constituted. The Board or a committee comprised solely of directors may also delegate, to the extent permitted by Section 157 of the Delaware General Corporation Law and any other applicable law, to one or more officers of the Corporation, its powers under this Plan (a) to designate Eligible Persons who will receive grants of awards under this Plan, and (b) to determine the number of shares subject to, and the other terms and conditions of, such awards. The Board may delegate different levels of authority to different committees with administrative and grant authority under this Plan. Unless otherwise provided in the bylaws of the Corporation or the applicable charter of any Administrator: (a) a majority of the members of the acting Administrator shall constitute a quorum, and (b) the affirmative vote of a majority of the members present assuming the presence of a quorum or the unanimous written consent of the members of the Administrator shall constitute due authorization of an action by the acting Administrator.

With respect to awards intended to satisfy the requirements for performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), this Plan shall be administered by a committee consisting solely of two or more outside directors (as this requirement is applied under Section 162(m) of the Code); provided, however, that the failure to satisfy such requirement shall not affect the validity of the action of any committee otherwise duly authorized and acting in the matter. Award grants, and transactions in or involving awards, intended to be exempt under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must be duly and timely authorized by the Board or a committee consisting solely of two or more non-employee directors (as this requirement is applied under Rule 16b-3 promulgated under the Exchange Act). To the extent required by any applicable stock exchange, this Plan shall be administered by a committee composed entirely of independent directors (within the meaning of the applicable stock exchange). Awards granted to non-employee directors shall not be subject to the discretion of any officer or employee of the Corporation and shall be administered exclusively by a committee consisting solely of independent directors.

3.2 Powers of the Administrator. Subject to the express provisions of this Plan, the Administrator is authorized and empowered to do all things necessary or desirable in connection with the authorization of awards and the administration of this Plan (in the case of a committee or delegation to one or more officers, within the authority delegated to that committee or person(s)), including, without limitation, the authority to:

(a) determine eligibility and, from among those persons determined to be eligible, the particular Eligible Persons who will receive awards under this Plan;

(b) grant awards to Eligible Persons, determine the price at which securities will be offered or awarded and the number of securities to be offered or awarded to any of such persons, determine the other specific terms and conditions of such awards consistent with the express limits of this Plan, establish the installments (if any) in which such awards shall become exercisable or shall vest (which may include, without limitation, performance and/or time-based schedules), or determine that no delayed exercisability or vesting is required, establish any applicable performance targets, and establish the events of termination or reversion of such awards;

(c) approve the forms of award agreements (which need not be identical either as to type of award or among participants);

(d) construe and interpret this Plan and any agreements defining the rights and obligations of the Corporation, its Subsidiaries, and participants under this Plan, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan or the awards granted under this Plan;

(e) cancel, modify, or waive the Corporation’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consent under Section 8.6.5;

(f) accelerate or extend the vesting or exercisability or extend the term of any or all such outstanding awards (in the case of options or stock appreciation rights, within the maximum ten-year term of such awards) in such circumstances as the Administrator may deem appropriate (including, without limitation, in connection with a termination of employment or services or other events of a personal nature) subject to any required consent under Section 8.6.5;

(g) adjust the number of shares of Common Stock subject to any award, adjust the price of any or all outstanding awards or otherwise change previously imposed terms and conditions, in such circumstances as the Administrator may deem appropriate, in each case subject to compliance with applicable stock exchange requirements, Sections 4 and 8.6 and the applicable requirements of Code Section 162(m) and treasury regulations thereunder with respect to awards that are intended to satisfy the requirements for performance-based compensation under Section 162(m), and provided that in no case (except due to an adjustment contemplated by Section 7 or any repricing that may be approved by stockholders) shall such an adjustment constitute a repricing (by amendment, cancellation and regrant, exchange or other means) of the per share exercise or base price of any stock option or stock appreciation right or other award granted under this Plan, and further provided that any adjustment or change in terms made pursuant to this Section 3.2(g) shall be made in a manner that, in the good faith determination of the Administrator will not likely result in the imposition of additional taxes or interest under Section 409A of the Code;

(h) determine the date of grant of an award, which may be a designated date after but not before the date of the Administrator’s action (unless otherwise designated by the Administrator, the date of grant of an award shall be the date upon which the Administrator took the action granting an award);

(i) determine whether, and the extent to which, adjustments are required pursuant to Section 7 hereof and authorize the termination, conversion, substitution, acceleration or succession of awards upon the occurrence of an event of the type described in Section 7;

(j) acquire or settle (subject to Sections 7 and 8.6) rights under awards in cash, stock of equivalent value, or other consideration; and

(k) determine the Fair Market Value (as defined in Section 5.6) of the Common Stock or awards under this Plan from time to time and/or the manner in which such value will be determined.

3.3 Binding Determinations. Any action taken by, or inaction of, the Corporation, any Subsidiary, or the Administrator relating or pursuant to this Plan and within its authority hereunder or under applicable law shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. Neither the Board, the Administrator, nor any Board committee, nor any member thereof or person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan (or any award made under this Plan), and all such persons shall be entitled to indemnification and reimbursement by the Corporation in respect of any claim, loss, damage or expense (including, without limitation, legal fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage that may be in effect from time to time.

3.4 Reliance on Experts. In making any determination or in taking or not taking any action under this Plan, the Administrator may obtain and may rely upon the advice of experts, including professional advisors to the Corporation. The Administrator shall not be liable for any such action or determination taken or made or omitted in good faith based upon such advice.

3.5 Delegation of Non-Discretionary Functions. In addition to the ability to delegate certain grant authority to officers of the Corporation as set forth in Section 3.1, the Administrator may also delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Corporation or any of its Subsidiaries or to third parties.

4.	SHARES OF COMMON STOCK SUBJECT TO THE PLAN; SHARE LIMIT

4.1 Shares Available. Subject to the provisions of Section 7.1, the capital stock available for issuance under this Plan shall be shares of the Corporation’s authorized but unissued Common Stock. For purposes of this Plan, “Common Stock” shall mean the common stock of the Corporation and such other securities or property as may become the subject of awards under this Plan, or may become subject to such awards, pursuant to an adjustment made under Section 7.1.

4.2 Share Limit. The maximum number of shares of Common Stock that may be delivered pursuant to awards granted to Eligible Persons under this Plan may not exceed 3,500,000 shares of Common Stock (the “Share Limit”).

The foregoing Share Limit is subject to adjustment as contemplated by Section 4.3, Section 7.1, and Section 8.10.

4.3 Awards Settled in Cash, Reissue of Awards and Shares. The Administrator may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments in accordance with this Section 4.3. Shares shall be counted against those reserved to the extent such shares have been delivered and are no longer subject to a substantial risk of forfeiture. Accordingly, (i) to the extent that an award under the Plan, in whole or in part, is canceled, expired, forfeited, settled in cash, settled by delivery of fewer shares than the number of shares underlying the award, or otherwise terminated without delivery of shares to the participant, the shares retained by or returned to the Corporation will not be deemed to have been delivered under the Plan and will be deemed to remain or to become available under this Plan; and (ii) shares that are withheld from such an award or separately surrendered by the participant in payment of the exercise price or taxes relating to such an award shall be deemed to constitute shares not delivered and will be deemed to remain or to become available under the Plan. The foregoing adjustments to the Share Limit of this Plan are subject to any applicable limitations under Section 162(m) of the Code with respect to awards intended as performance-based compensation thereunder.

4.4 Reservation of Shares; No Fractional Shares. The Corporation shall at all times reserve a number of shares of Common Stock sufficient to cover the Corporation’s obligations and contingent obligations to deliver shares with respect to awards then outstanding under this Plan (exclusive of any dividend equivalent obligations to the extent the Corporation has the right to settle such rights in cash). No fractional shares shall be delivered under this Plan. The Administrator may pay cash in lieu of any fractional shares in settlements of awards under this Plan.

5.	AWARDS

5.1 Type and Form of Awards. The Administrator shall determine the type or types of award(s) to be made to each selected Eligible Person. Awards may be granted singly, in combination or in tandem. Awards also may be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for grants or rights under any other employee or compensation plan of the Corporation or one of its Subsidiaries. The types of awards that may be granted under this Plan are:

5.1.1 Stock Options. A stock option is the grant of a right to purchase a specified number of shares of Common Stock during a specified period as determined by the Administrator. An option may be intended as an incentive stock option within the meaning of Section 422 of the Code (an “ISO”) or a nonqualified stock option (an option not intended to be an ISO). The award agreement for an option will indicate if the option is intended as an ISO; otherwise it will be deemed to be a nonqualified stock option. The maximum term of each option (ISO or nonqualified) shall be ten (10) years. The per share exercise price for each option shall be not less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of the option. When an option is exercised, the exercise price for the shares to be purchased shall be paid in full in cash or such other method permitted by the Administrator consistent with Section 5.5.

5.1.2 Additional Rules Applicable to ISOs. To the extent that the aggregate Fair Market Value (determined at the time of grant of the applicable option) of stock with respect to which ISOs first become exercisable by a participant in any calendar year exceeds $100,000, taking into account both Common Stock subject to ISOs under this Plan and stock subject to ISOs under all other plans of the Corporation or one of its Subsidiaries (or any parent or predecessor corporation to the extent required by and within the meaning of Section 422 of the Code and the regulations promulgated thereunder), such options shall be treated as nonqualified stock options. In reducing the number of options treated as ISOs to meet the $100,000 limit, the most recently granted options shall be reduced first. To the extent a reduction of simultaneously granted options is necessary to meet the $100,000 limit, the Administrator may, in the manner and to the extent permitted by law, designate which shares of Common Stock are to be treated as shares acquired pursuant to the exercise of an ISO. ISOs may only be granted to employees of the Corporation or one of its subsidiaries (for this purpose, the term “subsidiary” is used as defined in Section 424(f) of the Code, which generally requires an unbroken chain of ownership of at least 50% of the total combined voting power of all classes of stock of each subsidiary in the chain beginning with the Corporation and ending with the subsidiary in question). There shall be imposed in any award agreement relating to ISOs such other terms and conditions as from time to time are required in order that the option be an “incentive stock option” as that term is defined in Section 422 of the Code. No ISO may be granted to any person who, at the time the option is granted, owns (or is deemed to own under Section 424(d) of the Code) shares of outstanding Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation, unless the exercise price of such option is at least 110% of the Fair Market Value of the stock subject to the option and such option by its terms is not exercisable after the expiration of five years from the date such option is granted.

       5.1.3 Stock Appreciation Rights. A stock appreciation right or “SAR” is a right to receive a payment, in cash and/or Common Stock, equal to the number of shares of Common Stock being exercised multiplied by the excess of (i) the Fair Market Value of a share of Common Stock on the date the SAR is exercised, over (ii) the Fair Market Value of a share of Common Stock on the date the SAR was granted as specified in the applicable award agreement (the “base price”). The maximum term of a SAR shall be ten (10) years.

5.1.4 Restricted Shares.

(a) Restrictions. Restricted shares are shares of Common Stock subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Administrator may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Administrator may determine at the date of grant or thereafter. Except to the extent restricted under the terms of this Plan and the applicable award agreement relating to the restricted stock, a participant granted restricted stock shall have all of the rights of a shareholder, including the right to vote the restricted stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Administrator).

(b) Certificates for Shares. Restricted shares granted under this Plan may be evidenced in such manner as the Administrator shall determine. If certificates representing restricted stock are registered in the name of the participant, the Administrator may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such restricted stock, that the Corporation retain physical possession of the certificates, and that the participant deliver a stock power to the Corporation, endorsed in blank, relating to the restricted stock. The Administrator may require that restricted shares are held in escrow until all restrictions lapse

(c) Dividends and Splits. As a condition to the grant of an award of restricted stock, subject to applicable law, the Administrator may require or permit a participant to elect that any cash dividends paid on a share of restricted stock be automatically reinvested in additional shares of restricted stock or applied to the purchase of additional awards under this Plan. Unless otherwise determined by the Administrator, stock distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the restricted stock with respect to which such stock or other property has been distributed.

5.1.5 Restricted Share Units.

(a) Grant of Restricted Share Units. A restricted share unit, or “RSU”, represents the right to receive from the Corporation on the respective scheduled vesting or payment date for such RSU, one Common Share. An award of RSUs may be subject to the attainment of specified performance goals or targets, forfeitability provisions and such other terms and conditions as the Administrator may determine, subject to the provisions of this Plan. At the time an award of RSUs is made, the Administrator shall establish a period of time during which the restricted share units shall vest and the timing for settlement of the RSU.

(b) Dividend Equivalent Accounts. Subject to the terms and conditions of the Plan and the applicable award agreement, as well as any procedures established by the Administrator, prior to the expiration of the applicable vesting period of an RSU, the Administrator may determine to pay dividend equivalent rights with respect to RSUs, in which case, the Corporation shall establish an account for the participant and reflect in that account any securities, cash or other property comprising any dividend or property distribution with respect to the shares of Common Stock underlying each RSU. Each amount or other property credited to any such account shall be subject to the same vesting conditions as the RSU to which it relates. The participant shall have the right to be paid the amounts or other property credited to such account upon vesting of the subject RSU.

(c) Rights as a Shareholder. Subject to the restrictions imposed under the terms and conditions of this Plan and the applicable award agreement, each participant receiving RSUs shall have no rights as a shareholder with respect to such RSUs until such time as shares of Common Stock are issued to the participant. No shares of Common Stock shall be issued at the time a RSU is granted, and the Company will not be required to set aside a fund for the payment of any such award. Except as otherwise provided in the applicable award agreement, shares of Common Stock issuable under an RSU shall be treated as issued on the first date that the holder of the RSU is no longer subject to a substantial risk of forfeiture as determined for purposes of Section 409A of the Code, and the holder shall be the owner of such shares of Common Stock on such date. An award agreement may provide that issuance of shares of Common Stock under an RSU may be deferred beyond the first date that the RSU is no longer subject to a substantial risk of forfeiture, provided that such deferral is structured in a manner that is intended to comply with the requirements of Section 409A of the Code.

5.1.6 Cash Awards. The Administrator may, from time to time, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant cash bonuses (including without limitation, discretionary awards, awards based on objective or subjective performance criteria, awards subject to other vesting criteria or awards granted consistent with Section 5.2 below). Cash awards shall be awarded in such amount and at such times during the term of the Plan as the Administrator shall determine.

5.1.7 Other Awards. The other types of awards that may be granted under this Plan include: (a) stock bonuses, performance stock, performance units, dividend equivalents, or similar rights to purchase or acquire shares, whether at a fixed or variable price or ratio related to the Common Stock (subject to the requirements of Section 5.1.1 and in compliance with applicable laws), upon the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or any combination thereof; or (b) any similar securities with a value derived from the value of or related to the Common Stock and/or returns thereon.

5.2 Section 162(m) Performance-Based Awards. Without limiting the generality of the foregoing, any of the types of awards listed in Sections 5.1.4 through 5.1.7 above may be, and options and SARs granted with an exercise or base price not less than the Fair Market Value of a share of Common Stock at the date of grant (“Qualifying Options” and “Qualifying SARs,” respectively) typically will be, granted as awards intended to satisfy the requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code (“Performance-Based Awards”). The grant, vesting, exercisability or payment of Performance-Based Awards may depend (or, in the case of Qualifying Options or Qualifying SARs, may also depend) on the degree of achievement of one or more performance goals relative to a pre-established targeted level or levels using the Business Criteria provided for below for the Corporation on a consolidated basis or for one or more of the Corporation’s subsidiaries, segments, divisions or business units, or any combination of the foregoing. Such criteria may be evaluated on an absolute basis or relative to prior periods, industry peers, or stock market indices. Any Qualifying Option or Qualifying SAR shall be subject to the requirements of Section 5.2.1 and 5.2.3 in order for such award to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code. Any other Performance-Based Award shall be subject to all of the following provisions of this Section 5.2.

5.2.1 Class; Administrator. The eligible class of persons for Performance-Based Awards under this Section 5.2 shall be officers and employees of the Corporation or one of its Subsidiaries. The Administrator approving Performance-Based Awards or making any certification required pursuant to Section 5.2.4 must be constituted as provided in Section 3.1 for awards that are intended as performance-based compensation under Section 162(m) of the Code.

5.2.2 Performance Goals. The specific performance goals for Performance-Based Awards (other than Qualifying Options and Qualifying SARs) shall be, on an absolute or relative basis, established based on such business criteria as selected by the Administrator in its sole discretion (“Business Criteria”), including the following: (1) earnings per share, (2) cash flow (which means cash and cash equivalents derived from either (i) net cash flow from operations or (ii) net cash flow from operations, financing and investing activities), (3) total stockholder return, (4) price per share of Common Stock, (5) gross revenue, (6) revenue growth, (7) operating income (before or after taxes), (8) net earnings (before or after interest, taxes, depreciation and/or amortization), (9) return on equity, (10) capital employed, or on assets or on net investment, (11) cost containment or reduction, (12) cash cost per ounce of production, (13) operating margin, (14) debt reduction, (15) resource amounts, (16) production or production growth, (17) resource replacement or resource growth, (18) successful completion of financings, or (19) any combination of the foregoing. To qualify awards as performance-based under Section 162(m), the applicable Business Criterion (or Business Criteria, as the case may be) and specific performance goal or goals (“targets”) must be established and approved by the Administrator during the first 90 days of the performance period (and, in the case of performance periods of less than one year, in no event after 25% or more of the performance period has elapsed) and while performance relating to such target(s) remains substantially uncertain within the meaning of Section 162(m) of the Code. Performance targets shall be adjusted to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, accounting changes or other extraordinary events not foreseen at the time the targets were set unless the Administrator provides otherwise at the time of establishing the targets; provided that the Administrator may not make any adjustment to the extent it would adversely affect the qualification of any compensation payable under such performance targets as “performance-based compensation” under Section 162(m) of Code. The applicable performance measurement period may not be less than 3 months nor more than 10 years.

5.2.3 Form of Payment. Grants or awards intended to qualify under this Section 5.2 may be paid in cash or shares of Common Stock or any combination thereof.

5.2.4 Certification of Payment. Before any Performance-Based Award under this Section 5.2 (other than Qualifying Options and Qualifying SARs) is paid and to the extent required to qualify the award as performance-based compensation within the meaning of Section 162(m) of the Code, the Administrator must certify in writing that the performance target(s) and any other material terms of the Performance-Based Award were in fact timely satisfied.

5.2.5 Reservation of Discretion. The Administrator will have the discretion to determine the restrictions or other limitations of the individual awards granted under this Section 5.2 including the authority to reduce awards, payouts or vesting or to pay no awards, in its sole discretion, if the Administrator preserves such authority at the time of grant by language to this effect in its authorizing resolutions or otherwise.

5.2.6 Expiration of Grant Authority. As required pursuant to Section 162(m) of the Code and the regulations promulgated thereunder, the Administrator’s authority to grant new awards that are intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code (other than Qualifying Options and Qualifying SARs) shall terminate upon the first meeting of the Corporation’s stockholders that occurs in the fifth year following the year in which the Corporation’s stockholders first approve this Plan (the “162(m) Term”).

5.2.7 Compensation Limitations. The maximum aggregate number of shares of Common Stock that may be issued to any Eligible Person during the term of this Plan pursuant to Qualifying Options and Qualifying SARs may not exceed 3,500,000 shares of Common Stock. The maximum aggregate number of shares of Common Stock that may be issued to any Eligible Person pursuant to Performance-Based Awards granted during the 162(m) Term (other than cash awards granted pursuant to Section 5.1.6 and Qualifying Options or Qualifying SARs) may not exceed 2,625,000 shares of Common Stock. The maximum amount that may be paid to any Eligible Person pursuant to Performance-Based Awards granted pursuant to Sections 5.1.6 (cash awards) during the 162(m) Term may not exceed $1,000,000.

5.3 Award Agreements. Each award shall be evidenced by a written or electronic award agreement in the form approved by the Administrator and, if required by the Administrator, executed by the recipient of the award. The Administrator may authorize any officer of the Corporation (other than the particular award recipient) to execute any or all award agreements on behalf of the Corporation (electronically or otherwise). The award agreement shall set forth the material terms and conditions of the award as established by the Administrator consistent with the express limitations of this Plan.

5.4 Deferrals and Settlements. Payment of awards may be in the form of cash, Common Stock, other awards or combinations thereof as the Administrator shall determine, and with such restrictions as it may impose. The Administrator may also require or permit participants to elect to defer the issuance of shares of Common Stock or the settlement of awards in cash under such rules and procedures as it may establish under this Plan. The Administrator may also provide that deferred settlements include the payment or crediting of interest or other earnings on the deferral amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares. All mandatory or elective deferrals of the issuance of shares of Common Stock or the settlement of cash awards shall be structured in a manner that is intended to comply with the requirements of Section 409A of the Code.

5.5 Consideration for Common Stock or Awards. The purchase price for any award granted under this Plan or the Common Stock to be delivered pursuant to an award, as applicable, may be paid by means of any lawful consideration as determined by the Administrator and subject to compliance with applicable laws, including, without limitation, one or a combination of the following methods:

●	services rendered by the recipient of such award;

●	cash, check payable to the order of the Corporation, or electronic funds transfer;

●	notice and third party payment in such manner as may be authorized by the Administrator;

●	the delivery of previously owned shares of Common Stock that are fully vested and unencumbered;

●	by a reduction in the number of shares otherwise deliverable pursuant to the award; or

●	subject to such procedures as the Administrator may adopt, pursuant to a “cashless exercise” with a third party who provides financing for the purposes of (or who otherwise facilitates) the purchase or exercise of awards.

In the event that the Administrator allows a participant to exercise an award by delivering shares of Common Stock previously owned by such participant and unless otherwise expressly provided by the Administrator, any shares delivered which were initially acquired by the participant from the Corporation (upon exercise of a stock option or otherwise) must have been owned by the participant at least six months as of the date of delivery (or such other period as may be required by the Administrator in order to avoid adverse accounting treatment). Shares of Common Stock used to satisfy the exercise price of an option shall be valued at their Fair Market Value on the date of exercise. The Corporation will not be obligated to deliver any shares unless and until it receives full payment of the exercise or purchase price therefor and any related withholding obligations under Section 8.5 and any other conditions to exercise or purchase, as established from time to time by the Administrator, have been satisfied. Unless otherwise expressly provided in the applicable award agreement, the Administrator may at any time eliminate or limit a participant’s ability to pay the purchase or exercise price of any award by any method other than cash payment to the Corporation.

5.6 Definition of Fair Market Value. For purposes of this Plan “Fair Market Value” shall mean, unless otherwise determined or provided by the Administrator in the circumstances, the closing price for a share of Common Stock on the trading day immediately before the grant date, as furnished by the NASDAQ Stock Market or other principal stock exchange on which the Common Stock is then listed for the date in question, or if the Common Stock is no longer listed on a principal stock exchange, then by the Over-the-Counter Bulletin Board or OTC Markets. If the Common Stock is no longer listed on the NASDAQ Capital Market or listed on a principal stock exchange or is no longer actively traded on the Over-the-Counter Bulletin Board or OTC Markets as of the applicable date, the Fair Market Value of the Common Stock shall be the value as reasonably determined by the Administrator for purposes of the award in the circumstances.

5.7 Transfer Restrictions.

5.7.1 Limitations on Exercise and Transfer. Unless otherwise expressly provided in (or pursuant to) this Section 5.7, by applicable law and by the award agreement, as the same may be amended, (a) all awards are non-transferable and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; (b) awards shall be exercised only by the participant; and (c) amounts payable or shares issuable pursuant to any award shall be delivered only to (or for the account of) the participant.

5.7.2 Exceptions. The Administrator may permit awards to be exercised by and paid to, or otherwise transferred to, other persons or entities pursuant to such conditions and procedures, including limitations on subsequent transfers, as the Administrator may, in its sole discretion, establish in writing (provided that any such transfers of ISOs shall be limited to the extent permitted under the federal tax laws governing ISOs). Any permitted transfer shall be subject to compliance with applicable federal and state securities laws.

5.7.3 Further Exceptions to Limits on Transfer. The exercise and transfer restrictions in Section 5.7.1 shall not apply to:

(a) transfers to the Corporation,

(b) the designation of a beneficiary to receive benefits in the event of the participant’s death or, if the participant has died, transfers to or exercise by the participant’s beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution,

(c) subject to any applicable limitations on ISOs, transfers to a family member (or former family member) pursuant to a domestic relations order if approved or ratified by the Administrator,

(d) subject to any applicable limitations on ISOs, if the participant has suffered a disability, permitted transfers or exercises on behalf of the participant by his or her legal representative, or

(e) the authorization by the Administrator of “cashless exercise” procedures with third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of awards consistent with applicable laws and the express authorization of the Administrator.

5.8 International Awards. One or more awards may be granted to Eligible Persons who provide services to the Corporation or one of its Subsidiaries outside of the United States. Any awards granted to such persons may, if deemed necessary or advisable by the Administrator, be granted pursuant to the terms and conditions of any applicable sub-plans, if any, appended to this Plan and approved by the Administrator.

5.9 Vesting. Subject to Section 5.1.2 hereof, awards shall vest at such time or times and subject to such terms and conditions as shall be determined by the Administrator at the time of grant; provided, however, that in the absence of any award vesting periods designated by the Administrator at the time of grant in the applicable award agreement, awards shall vest as to one-third of the total number of shares subject to the award on each of the first, second and third anniversaries of the date of grant.

6.	EFFECT OF TERMINATION OF SERVICE ON AWARDS

6.1 Termination of Employment.

6.1.1 The Administrator shall establish the effect of a termination of employment or service on the rights and benefits under each award under this Plan and in so doing may make distinctions based upon, inter alia, the cause of termination and type of award. If the participant is not an employee of the Corporation or one of its Subsidiaries and provides other services to the Corporation or one of its Subsidiaries, the Administrator shall be the sole judge for purposes of this Plan (unless a contract or the award agreement otherwise provides) of whether the participant continues to render services to the Corporation or one of its Subsidiaries and the date, if any, upon which such services shall be deemed to have terminated.

6.1.2 For awards of stock options or SARs, unless the award agreement provides otherwise, the exercise period of such options or SARs shall expire: (1) three months after the last day that the participant is employed by or provides services to the Corporation or a Subsidiary (provided; however, that in the event of the participant’s death during this period, those persons entitled to exercise the option or SAR pursuant to the laws of descent and distribution shall have one year following the date of death within which to exercise such option or SAR); (2) in the case of a participant whose termination of employment is due to death or disability (as defined in the applicable award agreement), 12 months after the last day that the participant is employed by or provides services to the Corporation or a Subsidiary; and (3) immediately upon a participant’s termination for “cause”. The Administrator will, in its absolute discretion, determine the effect of all matters and questions relating to a termination of employment, including, but not by way of limitation, the question of whether a leave of absence constitutes a termination of employment and whether a participant’s termination is for “cause.”

If not defined in the applicable award agreement, “Cause” shall mean:

(i) conviction of a felony or a crime involving fraud or moral turpitude; or

(ii) theft, material act of dishonesty or fraud, intentional falsification of any employment or Company records, or commission of any criminal act which impairs participant’s ability to perform appropriate employment duties for the Corporation; or

(iii) intentional or reckless conduct or gross negligence materially harmful to the Company or the successor to the Corporation after a Change in Control , including violation of a non-competition or confidentiality agreement; or

(iv) willful failure to follow lawful instructions of the person or body to which participant reports; or

(v) gross negligence or willful misconduct in the performance of participant’s assigned duties. Cause shall not include mere unsatisfactory performance in the achievement of participant’s job objectives.

6.1.3 For awards of restricted shares, unless the award agreement provides otherwise, restricted shares that are subject to restrictions at the time that a participant whose employment or service is terminated shall be forfeited and reacquired by the Corporation; provided that, the Administrator may provide, by rule or regulation or in any award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to restricted shares shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Administrator may in other cases waive in whole or in part the forfeiture of restricted shares. Similar rules shall apply in respect of RSUs.

6.2 Events Not Deemed Terminations of Service. Unless the express policy of the Corporation or one of its Subsidiaries, or the Administrator, otherwise provides, the employment relationship shall not be considered terminated in the case of (a) sick leave, (b) military leave, or (c) any other leave of absence authorized by the Corporation or one of its Subsidiaries, or the Administrator; provided that unless reemployment upon the expiration of such leave is guaranteed by contract or law, such leave is for a period of not more than 3 months. In the case of any employee of the Corporation or one of its Subsidiaries on an approved leave of absence, continued vesting of the award while on leave from the employ of the Corporation or one of its Subsidiaries may be suspended until the employee returns to service, unless the Administrator otherwise provides or applicable law otherwise requires. In no event shall an award be exercised after the expiration of the term set forth in the award agreement.

6.3 Effect of Change of Subsidiary Status. For purposes of this Plan and any award, if an entity ceases to be a Subsidiary of the Corporation, a termination of employment or service shall be deemed to have occurred with respect to each Eligible Person in respect of such Subsidiary who does not continue as an Eligible Person in respect of another entity within the Corporation or another Subsidiary that continues as such after giving effect to the transaction or other event giving rise to the change in status.

7. ADJUSTMENTS; ACCELERATION

7.1 Adjustments. Upon or in contemplation of any of the following events described in this Section 7.1,: any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split (“stock split”); any merger, arrangement, combination, consolidation, or other reorganization; any spin-off, split-up, or similar extraordinary dividend distribution in respect of the Common Stock (whether in the form of securities or property); any exchange of Common Stock or other securities of the Corporation, or any similar, unusual or extraordinary corporate transaction in respect of the Common Stock; then the Administrator shall in such manner, to such extent and at such time as it deems appropriate and equitable in the circumstances (but subject to compliance with applicable laws and stock exchange requirements) proportionately adjust any or all of (1) the number and type of shares of Common Stock (or other securities) that thereafter may be made the subject of awards (including the number of shares provided for in this Plan), (2) the number, amount and type of shares of Common Stock (or other securities or property) subject to any or all outstanding awards, (3) the grant, purchase, or exercise price (which term includes the base price of any SAR or similar right) of any or all outstanding awards, (4) the securities, cash or other property deliverable upon exercise or payment of any outstanding awards, and (5) the 162(m) compensation limitations set forth in Section 5.2.7 and (subject to Section 8.8.3(a)) the performance standards applicable to any outstanding awards (provided that no adjustment shall be allowed to the extent inconsistent with the requirements of Code section 162(m)). Any adjustment made pursuant to this Section 7.1 shall be made in a manner that, in the good faith determination of the Administrator, will not likely result in the imposition of additional taxes or interest under Section 409A of the Code. With respect to any award of an ISO, the Administrator may make such an adjustment that causes the option to cease to qualify as an ISO without the consent of the affected participant.

7.2 Change in Control. Upon a Change in Control, each then-outstanding option and SAR shall automatically become fully vested, all restricted shares then outstanding shall automatically fully vest free of restrictions, and each other award granted under this Plan that is then outstanding shall automatically become vested and payable to the holder of such award unless the Administrator has made appropriate provision for the substitution, assumption, exchange or other continuation of the award pursuant to the Change in Control. Notwithstanding the foregoing, the Administrator, in its sole and absolute discretion, may choose (in an award agreement or otherwise) to provide for full or partial accelerated vesting of any award upon a Change In Control (or upon any other event or other circumstance related to the Change in Control, such as an involuntary termination of employment occurring after such Change in Control, as the Administrator may determine), irrespective of whether such any such award has been substituted, assumed, exchanged or otherwise continued pursuant to the Change in Control.

For purposes of this Plan, “Change in Control” shall be deemed to have occurred if:

(i) a tender offer (or series of related offers) shall be made and consummated for the ownership of 50% or more of the outstanding voting securities of the Corporation, unless as a result of such tender offer more than 50% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the stockholders of the Corporation (as of the time immediately prior to the commencement of such offer), any employee benefit plan of the Corporation or its Subsidiaries, and their affiliates;

(ii) the Corporation shall be merged or consolidated with another entity, unless as a result of such merger or consolidation more than 50% of the outstanding voting securities of the surviving or resulting entity shall be owned in the aggregate by the stockholders of the Corporation (as of the time immediately prior to such transaction), any employee benefit plan of the Corporation or its Subsidiaries, and their affiliates;

(iii) the Corporation shall sell substantially all of its assets to another entity that is not wholly owned by the Corporation, unless as a result of such sale more than 50% of such assets shall be owned in the aggregate by the stockholders of the Corporation (as of the time immediately prior to such transaction), any employee benefit plan of the Corporation or its Subsidiaries and their affiliates; or

(iv) a Person (as defined below) shall acquire 50% or more of the outstanding voting securities of the Corporation (whether directly, indirectly, beneficially or of record), unless as a result of such acquisition more than 50% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the stockholders of the Corporation (as of the time immediately prior to the first acquisition of such securities by such Person), any employee benefit plan of the Corporation or its Subsidiaries, and their affiliates.

For purposes of this Section 5(c), ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3(d)(I)(i) (as in effect on the date hereof) under the Exchange Act. In addition, for such purposes, “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof; provided, however, that a Person shall not include (A) the Company or any of its Subsidiaries; (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Subsidiaries; (C) an underwriter temporarily holding securities pursuant to an offering of such securities; or (D) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company.

Notwithstanding the foregoing, (1) the Administrator may waive the requirement described in paragraph (iv) above that a Person must acquire more than 50% of the outstanding voting securities of the Corporation for a Change in Control to have occurred if the Administrator determines that the percentage acquired by a person is significant (as determined by the Administrator in its discretion) and that waiving such condition is appropriate in light of all facts and circumstances, and (2) no compensation that has been deferred for purposes of Section 409A of the Code shall be payable as a result of a Change in Control unless the Change in Control qualifies as a change in ownership or effective control of the Corporation within the meaning of Section 409A of the Code.

7.3 Early Termination of Awards. Any award that has been accelerated as required or permitted by Section 7.2 upon a Change in Control (or would have been so accelerated but for Section 7.4 or 7.5) shall terminate upon such event, subject to any provision that has been expressly made by the Administrator, through a plan of reorganization or otherwise, for the survival, substitution, assumption, exchange or other continuation of such award and provided that, in the case of options and SARs that will not survive, be substituted for, assumed, exchanged, or otherwise continued in the transaction, the holder of such award shall be given reasonable advance notice of the impending termination and a reasonable opportunity to exercise his or her outstanding options and SARs in accordance with their terms before the termination of such awards (except that in no case shall more than ten days’ notice of accelerated vesting and the impending termination be required and any acceleration may be made contingent upon the actual occurrence of the event).

The Administrator may make provision for payment in cash or property (or both) in respect of awards terminated pursuant to this section as a result of the Change in Control and may adopt such valuation methodologies for outstanding awards as it deems reasonable and, in the case of options, SARs or similar rights, and without limiting other methodologies, may base such settlement solely upon the excess if any of the per share amount payable upon or in respect of such event over the exercise or base price of the award.

7.4 Other Acceleration Rules. Any acceleration of awards pursuant to this Section 7 shall comply with applicable legal and stock exchange requirements and, if necessary to accomplish the purposes of the acceleration or if the circumstances require, may be deemed by the Administrator to occur a limited period of time not greater than 30 days before the event. Without limiting the generality of the foregoing, the Administrator may deem an acceleration to occur immediately prior to the applicable event and/or reinstate the original terms of an award if an event giving rise to the acceleration does not occur. Notwithstanding any other provision of the Plan to the contrary, the Administrator may override the provisions of Section 7.2, 7.3, and/or 7.5 by express provision in the award agreement or otherwise. The portion of any ISO accelerated pursuant to Section 7.2 or any other action permitted hereunder shall remain exercisable as an ISO only to the extent the applicable $100,000 limitation on ISOs is not exceeded. To the extent exceeded, the accelerated portion of the option shall be exercisable as a nonqualified stock option under the Code.

7.5 Possible Rescission of Acceleration. If the vesting of an award has been accelerated expressly in anticipation of an event and the Administrator later determines that the event will not occur, the Administrator may rescind the effect of the acceleration as to any then outstanding and unexercised or otherwise unvested awards; provided, that, in the case of any compensation that has been deferred for purposes of Section 409A of the Code, the Administrator determines that such rescission will not likely result in the imposition of additional tax or interest under Code Section 409A.

8.	OTHER PROVISIONS

8.1 Compliance with Laws. This Plan, the granting and vesting of awards under this Plan, the offer, issuance and delivery of shares of Common Stock, the acceptance of promissory notes and/or the payment of money under this Plan or under awards are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law, federal margin requirements) and to such approvals by any applicable stock exchange listing, regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith. The person acquiring any securities under this Plan will, if requested by the Corporation or one of its Subsidiaries, provide such assurances and representations to the Corporation or one of its Subsidiaries as the Administrator may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements.

8.2 Future Awards/Other Rights. No person shall have any claim or rights to be granted an award (or additional awards, as the case may be) under this Plan, subject to any express contractual rights (set forth in a document other than this Plan) to the contrary.

8.3 No Employment/Service Contract. Nothing contained in this Plan (or in any other documents under this Plan or in any award) shall confer upon any Eligible Person or other participant any right to continue in the employ or other service of the Corporation or one of its Subsidiaries, constitute any contract or agreement of employment or other service or affect an employee’s status as an employee at will, nor shall interfere in any way with the right of the Corporation or one of its Subsidiaries to change a person’s compensation or other benefits, or to terminate his or her employment or other service, with or without cause. Nothing in this Section 8.3, however, is intended to adversely affect any express independent right of such person under a separate employment or service contract other than an award agreement.

8.4 Plan Not Funded. Awards payable under this Plan shall be payable in shares or from the general assets of the Corporation, and no special or separate reserve, fund or deposit shall be made to assure payment of such awards. No participant, beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including shares of Common Stock, except as expressly otherwise provided) of the Corporation or one of its Subsidiaries by reason of any award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Corporation or one of its Subsidiaries and any participant, beneficiary or other person. To the extent that a participant, beneficiary or other person acquires a right to receive payment pursuant to any award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

8.5 Tax Withholding. Upon any exercise, vesting, or payment of any award, the Corporation or one of its Subsidiaries shall have the right at its option to:

(a) require the participant (or the participant’s personal representative or beneficiary, as the case may be) to pay or provide for payment of at least the minimum amount of any taxes which the Corporation or one of its Subsidiaries may be required to withhold with respect to such award event or payment; or

(b) deduct from any amount otherwise payable in cash to the participant (or the participant’s personal representative or beneficiary, as the case may be) the minimum amount of any taxes which the Corporation or one of its Subsidiaries may be required to withhold with respect to such cash payment.

In any case where a tax is required to be withheld in connection with the delivery of shares of Common Stock under this Plan, the Administrator may in its sole discretion (subject to Section 8.1) grant (either at the time of the award or thereafter) to the participant the right to elect, pursuant to such rules and subject to such conditions as the Administrator may establish, to have the Corporation reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares, valued in a consistent manner at their Fair Market Value or at the sales price in accordance with authorized procedures for cashless exercises, necessary to satisfy the minimum applicable withholding obligation on exercise, vesting or payment. In no event shall the shares withheld exceed the minimum whole number of shares required for tax withholding under applicable law.

8.6 Effective Date, Termination and Suspension, Amendments.

8.6.1 Effective Date and Termination. This Plan was approved by the Board and became effective on January 15, 2014. Unless earlier terminated by the Board, this Plan shall terminate at the close of business on January 15, 2024. After the termination of this Plan either upon such stated expiration date or its earlier termination by the Board, no additional awards may be granted under this Plan, but previously granted awards (and the authority of the Administrator with respect thereto, including the authority to amend such awards) shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of this Plan.

8.6.2 Board Authorization. The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. No awards may be granted during any period that the Board suspends this Plan.

8.6.3 Stockholder Approval. To the extent then required by applicable law or any applicable stock exchange or required under Sections 162, 422 or 424 of the Code to preserve the intended tax consequences of this Plan, or deemed necessary or advisable by the Board, this Plan and any amendment to this Plan shall be subject to stockholder approval.

8.6.4 Amendments to Awards. Without limiting any other express authority of the Administrator under (but subject to) the express limits of this Plan, the Administrator by agreement or resolution may waive conditions of or limitations on awards to participants that the Administrator in the prior exercise of its discretion has imposed, without the consent of a participant, and (subject to the requirements of Sections 3.2 and 8.6.5) may make other changes to the terms and conditions of awards. Any amendment or other action that would constitute a repricing of an award is subject to the limitations set forth in Section 3.2(g).

8.6.5 Limitations on Amendments to Plan and Awards. No amendment, suspension or termination of this Plan or change of or affecting any outstanding award shall, without written consent of the participant, affect in any manner materially adverse to the participant any rights or benefits of the participant or obligations of the Corporation under any award granted under this Plan prior to the effective date of such change. Changes, settlements and other actions contemplated by Section 7 shall not be deemed to constitute changes or amendments for purposes of this Section 8.6.

8.7 Privileges of Stock Ownership. Except as otherwise expressly authorized by the Administrator or this Plan, a participant shall not be entitled to any privilege of stock ownership as to any shares of Common Stock not actually delivered to and held of record by the participant. No adjustment will be made for dividends or other rights as a stockholder for which a record date is prior to such date of delivery.

8.8 Governing Law; Construction; Severability.

8.8.1 Choice of Law. This Plan, the awards, all documents evidencing awards and all other related documents shall be governed by, and construed in accordance with the laws of the State of Delaware.

8.8.2 Severability. If a court of competent jurisdiction holds any provision invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

8.8.3 Plan Construction.

(a) Rule 16b-3. It is the intent of the Corporation that the awards and transactions permitted by awards be interpreted in a manner that, in the case of participants who are or may be subject to Section 16 of the Exchange Act, qualify, to the maximum extent compatible with the express terms of the award, for exemption from matching liability under Rule 16b-3 promulgated under the Exchange Act. Notwithstanding the foregoing, the Corporation shall have no liability to any participant for Section 16 consequences of awards or events under awards if an award or event does not so qualify.

(b) Section 162(m). Awards under Sections 5.1.4 through 5.1.7 to persons described in Section 5.2 that are either granted or become vested, exercisable or payable based on attainment of one or more performance goals related to the Business Criteria, as well as Qualifying Options and Qualifying SARs granted to persons described in Section 5.2, that are approved by a committee composed solely of two or more outside directors (as this requirement is applied under Section 162(m) of the Code) shall be deemed to be intended as performance-based compensation within the meaning of Section 162(m) of the Code unless such committee provides otherwise at the time of grant of the award. It is the further intent of the Corporation that (to the extent the Corporation or one of its Subsidiaries or awards under this Plan may be or become subject to limitations on deductibility under Section 162(m) of the Code) any such awards and any other Performance-Based Awards under Section 5.2 that are granted to or held by a person subject to Section 162(m) will qualify as performance-based compensation or otherwise be exempt from deductibility limitations under Section 162(m).

(c) Code Section 409A Compliance. The Board intends that, except as may be otherwise determined by the Administrator, any awards under the Plan are either exempt from or satisfy the requirements of Section 409A of the Code and related regulations and Treasury pronouncements (“Section 409A”) to avoid the imposition of any taxes, including additional income or penalty taxes, thereunder. If the Administrator determines that an award, award agreement, acceleration, adjustment to the terms of an award, payment, distribution, deferral election, transaction or any other action or arrangement contemplated by the provisions of the Plan would, if undertaken, cause a participant’s award to become subject to Section 409A, unless the Administrator expressly determines otherwise, such award, award agreement, payment, acceleration, adjustment, distribution, deferral election, transaction or other action or arrangement shall not be undertaken and the related provisions of the Plan and/or award agreement will be deemed modified or, if necessary, rescinded in order to comply with the requirements of Section 409A to the extent determined by the Administrator without the content or notice to the participant. Notwithstanding the foregoing, neither the Company nor the Administrator shall have any obligation to take any action to prevent the assessment of any excise tax or penalty on any participant under Section 409A and neither the Company nor the Administrator will have any liability to any participant for such tax or penalty.

(d) No Guarantee of Favorable Tax Treatment. Although the Company intends that awards under the Plan will be exempt from, or will comply with, the requirements of Section 409A of the Code, the Company does not warrant that any award under the Plan will qualify for favorable tax treatment under Section 409A of the Code or any other provision of federal, state, local or foreign law. The Company shall not be liable to any participant for any tax, interest or penalties the participant might owe as a result of the grant, holding, vesting, exercise or payment of any award under the Plan

8.9 Captions. Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

8.10 Stock-Based Awards in Substitution for Stock Options or Awards Granted by Other Corporation. Awards may be granted to Eligible Persons in substitution for or in connection with an assumption of employee stock options, SARs, restricted stock or other stock-based awards granted by other entities to persons who are or who will become Eligible Persons in respect of the Corporation or one of its Subsidiaries, in connection with a distribution, arrangement, business combination, merger or other reorganization by or with the granting entity or an affiliated entity, or the acquisition by the Corporation or one of its Subsidiaries, directly or indirectly, of all or a substantial part of the stock or assets of the employing entity. The awards so granted need not comply with other specific terms of this Plan, provided the awards reflect only adjustments giving effect to the assumption or substitution consistent with the conversion applicable to the Common Stock in the transaction and any change in the issuer of the security. Any shares that are delivered and any awards that are granted by, or become obligations of, the Corporation, as a result of the assumption by the Corporation of, or in substitution for, outstanding awards previously granted by an acquired company (or previously granted by a predecessor employer (or direct or indirect parent thereof) in the case of persons that become employed by the Corporation or one of its Subsidiaries in connection with a business or asset acquisition or similar transaction) shall not be counted against the Share Limit or other limits on the number of shares available for issuance under this Plan, except as may otherwise be provided by the Administrator at the time of such assumption or substitution or as may be required to comply with the requirements of any applicable stock exchange.

8.11 Non-Exclusivity of Plan. Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Administrator to grant awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.

8.12 No Corporate Action Restriction. The existence of this Plan, the award agreements and the awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the stockholders of the Corporation to make or authorize: (a) any adjustment, recapitalization, reorganization or other change in the capital structure or business of the Corporation or any Subsidiary, (b) any merger, arrangement, business combination, amalgamation, consolidation or change in the ownership of the Corporation or any Subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stock ahead of or affecting the capital stock (or the rights thereof) of the Corporation or any Subsidiary, (d) any dissolution or liquidation of the Corporation or any Subsidiary, (e) any sale or transfer of all or any part of the assets or business of the Corporation or any Subsidiary, or (f) any other corporate act or proceeding by the Corporation or any Subsidiary. No participant, beneficiary or any other person shall have any claim under any award or award agreement against any member of the Board or the Administrator, or the Corporation or any employees, officers or agents of the Corporation or any Subsidiary, as a result of any such action.

8.13 Other Corporation Benefit and Compensation Programs. Payments and other benefits received by a participant under an award made pursuant to this Plan shall not be deemed a part of a participant’s compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Corporation or any Subsidiary, except where the Administrator expressly otherwise provides or authorizes in writing or except as otherwise specifically set forth in the terms and conditions of such other employee welfare or benefit plan or arrangement. Awards under this Plan may be made in addition to, in combination with, as alternatives to or in payment of grants, awards or commitments under any other plans or arrangements of the Corporation or its Subsidiaries.

8.14 Prohibition on Repricing. Subject to Section 4, the Administrator shall not, without the approval of the stockholders of the Corporation (i) reduce the exercise price, or cancel and reissue options so as to in effect reduce the exercise price or (ii) change the manner of determining the exercise price so that the exercise price is less than the fair market value per share of Common Stock.

As adopted by the Board of Directors of WPCS International Incorporated on January 15, 2014.